Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.
Such omitted portions, which are marked with brackets and asterisks [****], have been separately filed with the Securities and Exchange Commission.

Exhibit 10.35
Execution Version

PURCHASE AGREEMENT
(Landmark at Eastview, Mount Pleasant and Greenburgh, New York)
THIS PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of December 30, 2016 (the “Effective Date”), by and among BMR‑LANDMARK AT EASTVIEW LLC, a Delaware limited liability company, and BMR‑LANDMARK AT EASTVIEW IV LLC, a Delaware limited liability company (each, individually, a “Seller” and, collectively, “Sellers”), and REGENERON PHARMACEUTICALS, INC., a New York corporation (“Buyer”).
RECITALS
Sellers desire to sell, and Buyer desires to buy, the “Properties” (as hereinafter defined) on the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the mutual undertakings of the parties hereto, it is hereby agreed as follows:
1. Certain Defined Terms. As used herein:
1.1 “Appurtenances” shall mean, as to the “Land” (as hereinafter defined), all easements and licenses benefitting the Land; all streets, alleys, and rights of way, open or proposed, in front of or adjoining or servicing all or any part of the Land; all strips and gores in front of or adjoining all or any part of the Land; all development rights, air rights, wind rights, water, water rights, riparian rights, and water stock relating to the Land; and all other rights, benefits, licenses, interests, privileges, easements, tenements, and hereditaments appurtenant to the Land or used in connection with the beneficial use and enjoyment of the Land or the Improvements in anywise appertaining to the Land or the Improvements.
1.2 “Closing Date” as defined in Section 5.
1.3 “Closing Document” shall mean any certificate, instrument, or other document to be executed by a party or an affiliate of a party and delivered at or in connection with the Closing pursuant to this Agreement.
1.4 “Constituent Property” shall mean the various tracts, sublots, and portions of the Properties, including, without limitation, the portions located at each of the following addresses: 1 Saw Mill River Road, 735 Old Saw Mill River Road, 745 Old Saw Mill River Road, 755 Old Saw Mill River Road, 765 Old Saw Mill River Road, 767 Old Saw Mill River Road, 769 Old Saw Mill River Road, 771 Old Saw Mill

River Road, 777 Old Saw Mill River Road, 785 Old Saw Mill River Road, and 795 Old Saw Mill River Road, each in Tarrytown, New York.
1.5 “Contracts” shall mean the Existing Contracts and the New Contracts.
1.6 “Deposit” shall mean FIFTY SEVEN MILLION DOLLARS AND NO/100ths ($57,000,000.00). All interest earned on the Deposit shall be deemed part of the Deposit for all purposes under this Agreement.
1.7 “Due Diligence Materials” shall mean all documents, materials, data, analyses, reports, studies, and other information pertaining to or concerning Sellers, any Constituent Property, or the purchase of the Properties, to the extent the same have been delivered to or made available for review by Buyer or any of its agents, employees, or representatives, including (a) all documents, materials, data, analyses, reports, studies, and other information made available to Buyer or any of its agents, employees, or representatives for review prior to the Closing Date through an online data website, and (b) all information disclosed in the real estate records of the applicable jurisdiction in which the Properties are located, but in all cases excluding the “Excluded Materials” (as defined below) except to the extent any Excluded Materials are actually delivered or made available to Buyer or any of its agents, employees, or representatives.
1.8 Reserved.
1.9 “Employees” shall mean, as of immediately prior to the Closing Date, all persons employed by the Management Company (or an affiliate thereof) for the purpose of primarily operating or providing services to any Constituent Property.
1.10 “Excluded Contracts” shall mean contracts to which either Seller or either Seller’s affiliate is a party and relating to any Constituent Property (a) for insurance; (b) for existing property management; (c) for the engagement of attorneys, accountants, surveyors, title companies, environmental consultants, engineers, architects, or appraisers; (d) that are National Service Contracts; (e) that are entered into after the Effective Date that either Seller causes to be terminated at or prior to the Closing; or (f) that are identified (or deemed identified) by Buyer within thirty (30) days of the Effective Date as Contracts to be terminated by Closing pursuant to Section 7.6.3, other than the Must-Assume Contracts. The Excluded Contracts are not being assigned to or assumed by Buyer hereunder.
1.11 “Existing Contracts” shall mean, collectively, all service contracts, utility agreement, maintenance agreements and other contracts or agreements in effect as of the Effective Date with respect to the Properties (other than the Excluded Contracts).
1.12 “Existing Mortgage” shall mean that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by BMR-Landmark at

Eastview LLC to Citigroup Global Markets Realty Corp. and Goldman Sachs Mortgage Company, dated January 27, 2016.
1.13 “Escrow Period” shall mean the period from (and including) the Effective Date until the earlier of the Closing or termination of this Agreement.
1.14 “Existing Lease” means a Lease (as defined below) in existence as of the Effective Date.
1.15 “Governmental Entity” shall mean any federal, state, provincial, municipal, or local government or other political subdivision, governmental, quasi-governmental, regulatory or administrative authority, agency, instrumentality, or commission or any court, tribunal, or judicial body.
1.16 “Hazardous Material” shall mean (a) those substances included within the definitions of any one or more of the terms “hazardous substances,” “toxic pollutants,” “hazardous materials,” “toxic substances,” and “hazardous waste” in the Comprehensive Environmental Response, Compensation And Liability Act, 42 U.S.C. § 9601 et seq. (as amended), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. sections 1801 et seq., the Resource Conservation And Recovery Act of 1976 as amended, 42 U.S.C. section 6901 et seq., Section 311 of the Clean Water Act, 15 U.S.C. § 2601 et seq., 33 U.S.C. § 1251 et seq., 42 U.S.C. 7401 et seq., and the regulations and publications issued under any such laws, (b) petroleum, radon gas, lead-based paint, asbestos or asbestos-containing material, and polychlorinated biphenyls, (c) mold or water conditions which may exist at the Properties, (d) radioactive isotopes as defined by the Nuclear Regulatory Commission or the New York State Department of Health or Infectious materials as defined by the National Institute of Health and Center for Disease Control, or (e) other substances, wastes, or materials listed or defined by any state or local statutes, regulations, and ordinances pertaining to the protection of human health and the environment.
1.17 “Improvements” shall mean the improvements, structures, and fixtures located upon the Land.
1.18 “Independent Consideration” shall mean One Hundred and No/100ths Dollars ($100.00).
1.19 “Intangible Property” shall mean, as to the Land, the Improvements and the Personal Property, all Leases of any portion of the Land or Improvements, and to the extent the following items are assignable and relate solely to the Land, the Improvements and the Personal Property, all Contracts assumed by Buyer pursuant to the terms hereof, all Permits and Licenses, the name “Landmark at Eastview”, tenant lists, and advertising material (but excluding any Reserved Company Assets (as defined below)).

1.20 “Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any corresponding provisions of succeeding law and any regulations, rulings, and guidance issued by the Internal Revenue Service.
1.21 “Land” shall mean the land described in Exhibit “A” attached hereto and incorporated herein by this reference.
1.22 “Laws” shall mean any binding domestic or foreign laws, statutes, ordinances, rules, resolutions, regulations, codes, or executive orders enacted, issued, adopted, promulgated, applied, or hereinafter imposed by any Governmental Entity, including building, zoning, and environmental protection, as to the use, occupancy, rental, management, ownership, subdivision, development, conversion, or redevelopment of the Properties.
1.23 “Leases” shall mean, collectively, (x) the leases, amendments, and modifications between Sellers and Buyer or its affiliates, (y) the leases, amendments, and modifications listed on Schedule 1.22 (the “Lease Schedule”), including amendments thereto hereafter entered into in accordance with this Agreement, and (z) the leases of space in the Properties, including amendments thereto, hereafter entered into in accordance with this Agreement.
1.24 “Leasing Costs” shall mean, with respect to a particular Lease, all capital costs, expenses incurred for capital improvements, equipment, painting, decorating, partitioning, and other items to satisfy the construction obligations of the landlord under such Lease (including any expenses incurred for legal, architectural, or engineering services in respect of the foregoing), “tenant allowances” in lieu of or as reimbursements for the foregoing items, payments made for purposes of satisfying or terminating the obligations of the tenant under such Lease to the landlord under another lease (i.e., lease buyout costs), costs of base building work, free rent and other similar inducements, relocation costs, temporary leasing costs, leasing commissions, brokerage commissions, legal, design, and other professional fees and costs, in each case, to the extent the landlord under such Lease is responsible for the payment of such cost or expense.
1.25 “Liens” shall mean any liens, mortgages, deeds of trust, pledges, security interests, or other encumbrances securing any debt or obligation.
1.26 “Management Company” shall mean BioMed Realty LLC.
1.27 “Must-Assume Contracts” shall mean (a) those Existing Contracts that are (i) set forth on Schedule 7.1.4-II, (ii) those Brokerage Agreements listed on Schedule 7.1.1(d) under the sub-head “Assumed Brokerage Agreements”, (iii) Uncompleted Capex Contracts and (iv) Telecommunications Contracts and (b) each New Contract, each of which shall be assumed by Buyer at the Closing as provided in this Agreement.

1.28 “National Service Contract” shall mean any contract to which either Seller or either Seller’s affiliate is a party that provides for services to a Constituent Property and to other assets and properties of either Seller or either Seller’s affiliates.
1.29 “New Contracts” shall mean all service contracts, utility agreements, maintenance agreements and other contracts or agreements hereafter entered into in accordance with this Agreement, but only to the extent the same are to be assumed by Buyer at the Closing as provided in this Agreement.
1.30 “New Leases” shall mean, collectively, any Leases entered into with respect to any portion of any Constituent Property on or after the Effective Date in accordance with the terms of this Agreement.
1.31 “Non-Buyer Leases” shall mean all Leases, except those Leases where Buyer or any affiliates of Buyer are the tenants thereunder.
1.32 “Participation Agreement” shall mean that certain Participation Agreement dated immediately prior to the Closing Date among Buyer, Buyer Assignee (in its capacity as lessor (“Lessor”), Bank of America, N.A., not in its individual capacity but solely as administrative agent, and the Financial Institutions named on Schedule II therein.
1.33 "Permits and Licenses" shall mean all governmental permits, entitlements, licenses and approvals, warranties, and guarantees, relating to the Properties or the Improvements, received in connection with any work or services contemplated or performed with respect thereto, or equipment installed therein, including, without limitation, any entitlements, permits or approvals relating to any proposed expansion of or new construction of Improvements on the Properties held by Seller with respect to the Constituent Properties and in effect.
1.34 “Person” shall mean a natural person, partnership, limited partnership, limited liability company, corporation, trust, estate, association, unincorporated association, or other entity.
1.35 “Personal Property” shall mean, as to the Land and Improvements, tangible personal property owned by either Seller and located on, and used exclusively in connection with, the Land and Improvements including all building materials, supplies, hardware, carpeting, and other inventory located on or in the Land or Improvements and maintained in connection with the ownership and operation thereof, but excluding computer software; all furniture, furnishings, fixtures, equipment, vehicles, tools, and tangible personal property of every kind and description owned or leased (other than from either Seller or either Seller’s managing agent) by any of the Tenants; any other personal property listed on Schedule 1.32; and the Reserved Company Assets.

1.36 “Properties” shall mean the Land, as well as all of Sellers’ right, title, and interest in the (a) Appurtenances, (b) the Improvements, (c) the Personal Property, and (d) the Intangible Property.
1.37 “Reserved Company Assets” shall mean the following assets of each Seller as of the Closing Date: all cash, cash equivalents (including certificates of deposit), reserves, deposits held by third parties (e.g., utility companies), accounts receivable, and any right to a refund or other payment relating to a period prior to the Closing, including any real estate tax refund (subject to the prorations hereinafter set forth), bank accounts, claims or other rights against any present or prior partner, member, employee, agent, manager, officer, or director of such Seller or such Seller’s direct or indirect partners, members, shareholders, or affiliates, any refund in connection with termination of such Seller’s existing insurance policies, all contracts between such Seller and any law firm, accounting firm, property manager, leasing agent, broker, environmental consultants and other consultants and appraisers entered into prior to the Closing, any proprietary, privileged, or confidential materials (including any materials relating to the background or financial condition of a present or prior direct or indirect partner or member of such Seller), the internal books and records of such Seller relating, for example, to contributions and distributions prior to the Closing, any software, the names “Blackstone”, “BMR”, and “BioMed”, and any derivations thereof, and any trademarks, trade names, brand marks, brand names, domain names, social media sites (such as Facebook or Twitter), trade dress, or logos relating thereto, any development bonds, letters of credit or other collateral held by or posted with any Governmental Entity or other third party with respect to any improvement, subdivision, or development obligations concerning any Constituent Property or any other real property, and any other intangible property that is not used exclusively in connection with any Constituent Property.
1.38 "Title Company" shall mean (a) Old Republic Title Company through its agent Lexington National Land Services LLC, as lead title company and co-insurer for 25% of the Owner’s Policy and (b) Chicago Title Insurance Company and such other national title insurance companies selected by Buyer, as co-insurer for an aggregate 75% of the Owner’s Policy.
2. Purchase and Sale. Upon the terms and conditions hereinafter set forth, at the Closing, Sellers shall sell to Buyer, and Buyer shall purchase from Sellers, the Properties free and clear of all Liens and encumbrances, other than the Permitted Exceptions. The transaction described in this Agreement is a “package deal” involving the sale of all, but not under any circumstances less than all, of the Constituent Properties to Buyer.
3. Purchase Price. The purchase price (the “Purchase Price”) for the Properties shall be Seven Hundred Twenty Million and No/100ths Dollars ($720,000,000.00). A portion of the Purchase Price equal to One Hundred Thousand and No/100ths Dollars ($100,000) shall be allocated to the Personal Property. The Purchase Price shall be allocated between the Sellers as they deem appropriate in their sole discretion. The Purchase Price shall be paid to Sellers by Buyer as follows:
3.1 Deposit. On the Effective Date, Buyer shall deliver the Deposit to Old Republic Title Company (the “Escrow Agent”) pursuant to wire instructions provided by the Escrow Agent. The entire Deposit shall become nonrefundable to Buyer except as otherwise expressly provided in this Agreement. Buyer shall deliver the Deposit to the Escrow Agent by wire transfer of immediately available federal funds or by bank or cashier’s check drawn on a national bank reasonably satisfactory to Escrow Agent. At all times during which the amounts so deposited hereunder shall be held by the Escrow Agent, the same shall be held by Escrow Agent as a deposit against the Purchase Price in accordance with the terms and provisions of this Agreement.
3.2 Application of Deposit.
3.2.1 If the Closing occurs as contemplated hereunder, then the Deposit shall be paid to Seller.
3.2.2 In the event that the Closing does not occur as contemplated hereunder because of a default by Buyer under this Agreement and following termination of the Agreement in accordance with the terms hereof, the Deposit shall be paid to and retained by Seller.
3.2.3 In the event that the Closing does not occur as contemplated hereunder because of a default by Seller under this Agreement, or in the event that any of the conditions set forth in Section 4.1 hereof are not satisfied and Buyer elects to terminate this Agreement as a result thereof, the Deposit (less the Independent Consideration) shall be paid to and retained by Buyer.
3.2.4 The party receiving the interest earned on the Deposit shall pay any income taxes thereon, and such interest shall be reflected as an adjustment on the Closing Statement if the Closing occurs.
3.2.5 If either party makes a demand upon the Escrow Agent for delivery of the Deposit, the Escrow Agent shall give notice to the other party of such demand. If a notice of objection to the proposed payment is not received from the other party within ten (10) business days after the giving of notice by the Escrow Agent, the Escrow Agent is hereby authorized to deliver the Deposit to the party who made the demand. If the Escrow Agent receives a notice of objection within said ten (10) business day period, or if for any other reason the Escrow Agent in good faith elects not to deliver the Deposit, then the Escrow Agent shall have the right, at its option, to either continue to hold the Deposit and thereafter pay it to the party entitled thereto when the Escrow Agent receives (i) a notice from the objecting party withdrawing the objection, (ii) a notice signed by both parties directing disposition of the Deposit or (iii) a final judgment or order of a court of competent jurisdiction or deposit the same with a court of competent jurisdiction in the State of New York, City of New York in connection with institution by Escrow Agent of an action in interpleader and Escrow Agent shall rely upon the decision of such court or a written statement executed by both Seller and Buyer setting forth how the Deposit should be released.
3.3 Escrow Agent. The parties further agree that:
3.3.1 The Escrow Agent is executing this Agreement to acknowledge the Escrow Agent's responsibilities hereunder, which may be modified only by a written amendment signed by all of the parties. Any amendment to this Agreement that is not signed by the Escrow Agent shall be effective as to the parties thereto, but shall not be binding on the Escrow Agent. Escrow Agent shall accept the Deposit with the understanding of the parties that Escrow Agent is not a party to this Agreement except to the extent of its specific responsibilities hereunder, and does not assume or have any liability for the performance or non-performance of Buyer or Seller hereunder to either of them.
3.3.2 The Escrow Agent shall be protected in relying upon the accuracy, acting in reliance upon the contents, and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document which is given to the Escrow Agent without verifying the truth or accuracy of any such notice, demand, certificate, signature, instrument or other document;
3.3.3 The Escrow Agent shall not be bound in any way by any other agreement or understanding between the parties hereto, whether or not the Escrow Agent has knowledge thereof or consents thereto unless such consent is given in writing.
3.3.4 The Escrow Agent's sole duties and responsibilities shall be to hold and disburse the Deposit accrued thereon in accordance with this Agreement.
3.3.5 The Escrow Agent shall not be liable for any action taken or omitted by the Escrow Agent in good faith and believed by the Escrow Agent to be authorized or within its rights or powers conferred upon it by this Agreement, except for damage caused by the gross negligence or willful misconduct of the Escrow Agent.
3.3.6 Upon the disbursement of the Deposit accrued thereon in accordance with this Agreement, the Escrow Agent shall be relieved and released from any liability under this Agreement.
3.3.7 The Escrow Agent may resign at any time upon at least ten (10) business days prior written notice to the parties hereto. If, prior to the effective date of such resignation, the parties hereto shall all have approved, in writing, a successor escrow agent, then upon the resignation of the Escrow Agent, the Escrow Agent shall deliver the Deposit accrued thereon to such successor escrow agent. From and after such resignation and the delivery of the Deposit accrued thereon to such successor escrow agent, the Escrow Agent shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement, all of which duties, responsibilities and obligations shall be performed by the appointed successor escrow agent. If for any reason the parties hereto shall not approve a successor escrow agent within such period, the Escrow Agent may bring any appropriate action or proceeding for leave to deposit the Deposit accrued thereon with a court of competent jurisdiction, pending the approval of a successor escrow agent, and upon such deposit the Escrow Agent shall be fully relieved of all of its duties, responsibilities and obligations under this Agreement.
3.3.8 Seller and Buyer hereby agree to, jointly and severally, indemnify, defend and hold the Escrow Agent harmless from and against any liabilities, damages, losses, costs or expenses incurred by, or claims or charges made against, the Escrow Agent (including attorneys' fees, expenses and court costs) (“Losses”) by reason of the Escrow Agent's acting or failing to act in connection with any of the matters contemplated by this Agreement or in carrying out the terms of this Agreement, except as a result of the Escrow Agent's gross negligence, bad faith or willful misconduct.
3.3.9 Subject to the provisions of Section 3.3.9, in the event that a dispute shall arise in connection with this Agreement, or as to the rights of any of the parties in and to, or the disposition of, the Deposit, the Escrow Agent shall have the right to (w) hold and retain all or any part of the Deposit until such dispute is settled or finally determined by litigation, arbitration or otherwise, or (x) deposit the Deposit in an appropriate court of law, following which the Escrow Agent shall thereby and thereafter be relieved and released from any liability or obligation under this Agreement, or (y) institute an action in interpleader or other similar action permitted by stakeholders in the State of New York, or (z) interplead any of the parties in any action or proceeding which may be brought to determine the rights of the parties to all or any part of the Deposit.
3.3.10 The Escrow Agent shall not have any liability or obligation for loss of all or any portion of the Deposit by reason of the insolvency or failure of the institution of depository with whom the escrow account is maintained.
3.4 While the Deposit or any portion thereof is being held by the Escrow Agent, the Deposit shall be held by Escrow Agent at U.S. Bank and invested in the following investments (“Approved Investments”): (i) money market funds, or (ii) such other short-term investment option offered by the Escrow Agent as may be reasonably agreed to by Sellers and Buyer. For purposes of investing the Deposit, the Seller represents and warrant that each Seller’s tax identification number is 20-1320636. At the Closing, the entire Deposit shall be applied to the Purchase Price.
3.5 Closing Payment. The Purchase Price, as adjusted by the application of the Deposit and by the prorations and credits specified herein, shall be paid by wire transfer of immediately available federal funds (through the escrow described in Section 5) as and when provided in Section 5.2.2. The amount to be paid under this Section 3.5 is referred to herein as the “Closing Payment”.
4. Conditions Precedent. The obligation of Buyer to acquire the Properties as contemplated by this Agreement is subject to satisfaction of all of the conditions precedent for the benefit of Buyer set forth in Sections 4.1 and 4.3.4 herein or expressly provided elsewhere in this Agreement, any of which may be waived prior to the Closing only in writing by Buyer. The obligation of either Seller to transfer each of its Constituent Properties as contemplated by this Agreement is subject to satisfaction of all of the conditions precedent for the benefit of Sellers set forth in Sections 4.2 herein or expressly provided elsewhere in this Agreement, any of which may be waived prior to the Closing only in writing by Sellers. If any of such conditions is not fulfilled (or waived in writing) pursuant to the terms of this Agreement, then the party in whose favor such condition exists may terminate this Agreement and, in connection with any such termination made in accordance with this Section 4, Sellers and Buyer shall be released from further obligation or liability hereunder (except for those obligations and liabilities that expressly survive such termination), and the Deposit (less the Independent Consideration, which shall be paid to Sellers) shall be disposed of in accordance with Section 9. However, the Closing shall constitute a waiver of all conditions precedent. For the avoidance of doubt, each party acknowledges and agrees that in no event shall a party be entitled to terminate this Agreement with respect to less than all of the Properties and in no event shall Sellers be obligated to sell or Buyer be obligated to acquire less than all of the Constituent Properties.
4.1 Performance by Sellers for Benefit of Buyer. The following shall be conditions precedent to Buyer’s obligation to purchase the Properties:
4.1.1 Each Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed or observed by such Seller prior to or on the Closing Date including, without limitation, delivering to Buyer all of the documents required to be delivered by Seller under Section 5.2.1 hereof;
4.1.2 There shall be no order or injunction of any court or administrative agency of competent jurisdiction obtained by any Governmental Entity nor any statute, rule, regulation, or executive order promulgated by any Governmental Entity in effect as of the Closing which restrains or prohibits the transfer of the Properties or the consummation of any other transaction contemplated hereby; provided that if any of the foregoing shall be in effect as a direct or indirect result of any Seller’s acts or omissions taken or omitted by Seller with the intention of preventing the Closing, the failure of Buyer to close by reason of the foregoing shall constitute a default by Seller hereunder, entitling Buyer to all rights and remedies of Buyer provided under Section 9.2; and
4.1.3 Each of the representations and warranties of each Seller (i) set forth in Section 7.1.5 (Due Authority), Section 7.1.6 (No Conflict) and Section 7.17 (Insolvency) (collectively, the "Fundamental Representations") shall be true, correct and complete (without giving effect to any limitation as to materiality or material adverse effect set forth therein) as of the Closing Date, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date) and (ii) contained in this Agreement, other than the Fundamental Representations, shall be true, correct and complete in all material respects as of the Closing Date, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), excluding, however, any matter or change (except arising from a breach by Seller of a covenant set forth in this Agreement) that does not materially and adversely affect the Properties in the aggregate or either Seller’s ability to consummate the transactions contemplated herein or is (1) expressly permitted or contemplated by the terms of this Agreement or (2) actually known to Buyer prior to Closing. Without limitation of the foregoing, in the event that either Seller’s closing certificate (each a “Seller Closing Certificate”) in the form attached hereto as Exhibit “G” to be delivered by each Seller at Closing discloses any changes in the representations and warranties of such Seller under this Agreement that materially and adversely affect the Properties in the aggregate or either Seller’s ability to consummate the transactions contemplated herein and are not otherwise permitted or contemplated by the terms of this Agreement or actually known to Buyer prior to the Closing, then Buyer shall have the right to terminate this Agreement by written notice delivered to Sellers prior to the Closing and, in connection with any such termination, Buyer shall be entitled to a return of the Deposit (less the Independent Consideration, which shall be paid to Sellers), and Sellers and Buyer shall be released from further obligations or liability hereunder (except for those obligations and liabilities that expressly survive such termination). Notwithstanding anything in this Agreement to the contrary, if the representations and warranties relating to the Leases and the Contracts set forth in Section 7.1 and the status of the tenants, and contract parties thereunder (other than Sellers or its affiliates) were true and correct in all material respects as of the Effective Date, no change in circumstances or status of such tenants or any contract parties (e.g., defaults, bankruptcies, below market status or other adverse matters relating to such tenants or contract parties or a party’s exercise following the Effective Date of any contractual termination rights not caused by the actions of Sellers in violation of the terms of this Agreement) occurring after the Effective Date shall in and of itself permit Buyer to terminate this Agreement or constitute grounds for Buyer’s failure to Close or otherwise constitute a breach of any representation or warranty by Seller.
4.2 Performance by Buyer for Benefit of Sellers. The following shall be conditions precedent to Sellers' obligation to sell the Properties:
4.2.1 Buyer shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed or observed by Buyer prior to or on the Closing Date including, without limitation, delivering to Seller all of the documents required to be delivered by Buyer under Section 5.2.2 hereof;
4.2.2 Sellers shall have received the Purchase Price in accordance with Section 2.2 and all other amounts due to Sellers hereunder;
4.2.3 There shall be no order or injunction of any court or administrative agency of competent jurisdiction obtained by any Governmental Entity nor any statute, rule, regulation, or executive order promulgated by any Governmental Entity in effect as of the Closing which restrains or prohibits the transfer of the Properties or the consummation of any other transaction contemplated hereby; provided that if any of the foregoing shall be in effect as a direct or indirect result of any Buyer acts or omissions taken or omitted by Buyer with the intention of preventing the Closing, the failure of Seller to close by reason of the foregoing shall constitute a default by Buyer hereunder, entitling Seller to all rights and remedies of Seller provided under Section 9.1; and
4.2.4 Each of the representations and warranties of Buyer set forth in this Agreement shall be true, correct and complete (without giving effect to any limitation as to materiality or material adverse effect set forth therein) as of the Closing Date, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date). Without limitation of the foregoing, in the event that Buyer's closing certificate (a “Buyer Closing Certificate”) in the form attached hereto as Exhibit “H” to be delivered by Buyer at Closing discloses any material adverse changes in the representations and warranties of Buyer under this Agreement then Sellers shall have the right to terminate this Agreement by written notice to Buyer and, in connection with any such termination, Sellers shall be entitled to retain the Deposit, and Sellers and Buyer shall be released from further obligations or liability hereunder (except for those obligations and liabilities that expressly survive such termination).

4.3 Title Matters.
4.3.1 Title Report; Survey.
(a) Buyer hereby acknowledges that Sellers have delivered or made available to Buyer: (i) a copy of Commitment Number 831565 (O-NY-CP-LX) effective date November 18, 2016, last revised December 27, 2016, issued by Title Company covering the Properties (the “Preliminary Title Report”); and (ii) a copy of the following survey, which represents the most recent existing survey in Sellers’ possession relating to the Properties: ALTA/ACSM Land Title Survey for Landmark at Eastview, last revised December 29, 2016, performed by First Order, LLC, Project No. 4969 (the “Survey”). Any matter reflected on the Survey is conclusively deemed to have been approved by Buyer. Buyer is solely responsible for obtaining any updated title commitments, surveys, or any other title-related matters Buyer desires with respect to the Properties.
4.3.2 Title Objections.
(a) If any written update of either the Survey or the Preliminary Title Report received by Buyer (“Updated Reports”) shall reveal or disclose any material title exceptions, defects, encumbrances or other exceptions in the title to the Properties which are not Permitted Exceptions and are not as a result of the acts of Buyer or Buyer’s Representatives and to which Buyer objects ("Title Objections"), then Buyer (or Buyer's counsel) shall notify Sellers (or Sellers' counsel) of such Title Objections in writing (a "Title Disapproval Notice”) within the sooner to occur of the Closing or five (5) business days of Buyer's receipt thereof. If Buyer does not notify Sellers in writing of any such Title Objections within the time period set forth in this Section 4.3.2, then Buyer shall be deemed to have accepted the state of title to the Properties reflected in the Updated Reports and to have waived any claims or defects which it might otherwise have raised with respect to the matters reflected therein and the same shall be deemed to be Permitted Exceptions for all purposes of this Agreement.
(b) For the avoidance of doubt, Permitted Exceptions (as defined below) shall not constitute Title Objections.
(c) If Buyer timely delivers a Title Disapproval Notice indicating a Title Objection, then, subject to Sellers' obligations under Section 4.3.3 hereof, the applicable Seller shall have until the earlier to occur of (1) five (5) business days after receipt of such Title Disapproval Notice or (2) the Closing, to elect to notify Buyer in writing (a “Title Response Notice”) that such Seller either (i) will remove such Title Objection from title to the applicable Constituent Property on or before the Closing, subject to a reasonable adjournment of the Closing (not to exceed thirty (30) days) for the purpose of such removal (which adjournment can be extended for an additional fifteen (15) days so long as Sellers are diligently pursuing such cure), or (ii) elects not to cause such Title Objection to be removed from title to the applicable Constituent Property. If the applicable Seller fails to deliver a Title Response Notice as to a particular Title Objection within such five (5) business day period, then such Seller shall be deemed to have made the election described in clause (ii) above as to such Title Objection.
4.3.3 Sellers’ Liens.
(a) Notwithstanding the foregoing provisions of Section 4.5, each Seller shall be obligated to take (and hereby covenants to take), with respect to its Constituent Properties such actions as may be reasonably required by the Title Company so that the Title Company is willing to issue the Owner’s Policy to Buyer without exception for (i) the Existing Mortgage if the same is not assigned to Buyer’s lender pursuant to Section 4.3.7, (ii) any Liens securing any other mortgage or deed of trust financing voluntarily obtained by such Seller after the Effective Date and prior to the Closing, (iii) any mechanics’ liens or materialmen’s liens arising from any work or improvements at such Constituent Property ordered or authorized by such Seller that encumber the Constituent Property on the Closing Date (other than Permitted Mechanics’ Liens), (iv) any tax or judgment liens (the items described in the preceding subclauses (i), (ii), (iii) and (iv), collectively, "Monetary Encumbrances"), (v) any other lien or encumbrance (other than Permitted Mechanics’ Liens) which can be satisfied by the payment of a liquidated sum not in excess of $10,000,000, in the aggregate of all such other encumbrances (the items described in this clause (v) being "Other Liens") and (vi) any encumbrances voluntarily recorded by any Seller against any of the Properties on or following the date of Preliminary Title Report and not approved by Buyer ("Voluntary Encumbrances").
(b) To the extent any Title Objections appear in any Updated Reports which are not Permitted Exceptions and to which Buyer has timely objected pursuant to Section 4.5, then Sellers shall be obligated to cause to be released, satisfied and otherwise discharged of record all such Title Objections which are Monetary Encumbrances (subject to the limitations described above), Other Liens (subject to the limitations described above) and Voluntary Encumbrances. Nothing herein shall require any Seller to cure any Title Objection other than as expressly set forth in the immediately preceding sentence. Sellers, in their discretion, may adjourn the Closing Date for up to thirty (30) days in the aggregate in order to eliminate any Title Objections (which in either case are not Permitted Exceptions), which adjournment can be extended for an additional fifteen (15) days so long as Sellers are diligently pursuing such cure. In lieu of eliminating any Monetary Encumbrances or Other Liens, upon Buyer’s consent (not to be unreasonably withheld, conditioned or delayed) Sellers shall have the right to effectuate a cure by having the Title Company insure or bond over such Monetary Encumbrances and/or Other Liens. If, as of the Closing Date, there are any Title Objections (which are not Permitted Exceptions or are not otherwise omitted from the Owner’s Policy in accordance herewith), then, subject to Sellers' adjournment rights set forth in this Section 4.3.2, Buyer shall have the right (as its sole and exclusive remedy with respect to such matters) either (I) to terminate this Agreement by delivering notice thereof to Sellers, in which event Buyer shall be entitled to the return of the Deposit (less the Independent Consideration), and neither party shall have any obligations hereunder except those expressly stated to survive the termination of this Agreement, or (II) to waive, in writing, its objection thereto and consummate the Closing, in which event (i) such Title Objections shall thereupon constitute Permitted Exceptions for all purposes of this Agreement and (ii) Buyer shall be entitled to a credit against the Closing Payment in an amount equal to the sum of (x) the amount necessary to discharge of record all of the unsatisfied Monetary Encumbrances and (y) the lesser of (A) the amount necessary to discharge of record all of the unsatisfied Other Liens or (B) $10,000,000. Sellers agrees that Sellers shall not voluntarily enter into any agreement to create a lien or encumbrance on the Properties after the Effective Date without Buyer's prior written consent.
4.3.4 Permitted Exceptions to Title. Buyer’s obligation to purchase the Properties is subject to the condition precedent that, at the Closing, Title Company shall have irrevocably committed to issue the Owner’s Policy upon the Closing subject only to Permitted Exceptions and satisfaction by Buyer of the conditions to be satisfied by the proposed insured under the Owner’s Policy, including the payment of all premiums. At the Closing, Seller shall convey and Buyer shall be obligated to accept fee simple title to the Properties, subject only to the following exceptions to title (the “Permitted Exceptions”):
(a) Real estate taxes and assessments not yet due and payable, if any, provided that such items are apportioned as provided in this Agreement;
(b) The rights of tenants, as tenants only, under the Leases;
(c) Any service, installation, connection, maintenance charge and current charges for sewer, water, electricity, telephone, cable television, or gas,

if any, provided that such items are not due and payable and are apportioned as provided in this Agreement;
(d) The matters set forth on Schedule 4.3.4 annexed hereto;
(e) All laws, regulations, resolutions, or ordinances, including, without limitation, building, zoning, and environmental protection, as to the use, occupancy, subdivision, development, conversion, or redevelopment of any Constituent Property currently or hereafter imposed by any Governmental Entity;
(f) Mechanics’ or materialmens’ liens or claims or notices of commencement arising from (i) Buyer’s due diligence reviews or inspections hereunder, (ii) any other work ordered or performed by or on behalf of (x) Buyer or its affiliates in or for its leased space or otherwise or (y) any other tenant pursuant to the terms of its Lease, or (iii) Pending Capital Projects (“Permitted Mechanics’ Liens”);
(g) Such other exceptions to title or survey exceptions as may be approved or deemed approved by Buyer pursuant to the above provisions of this Section 4.3, or as otherwise expressly permitted under this Agreement, or any exceptions resulting from the acts of Buyer or its consultants, employees, agents, or representatives;
(h) The Existing Mortgage if the same is assigned to Buyer’s Lender pursuant to Section 5.3.7; and
(i) (i) The matters set forth on the Survey and (ii) any matter that would be disclosed by a current, accurate ALTA/NSPS survey of the Land and Improvements provided that any such matter does not have a material adverse effect on the use or operation of the Land or Improvements.
Conclusive evidence of the availability of such Owner’s Policy shall be the irrevocable commitment of Title Company to issue to Buyer on the Closing Date a standard form Owner’s Policy of Title Insurance issued by Title Company in the State of New York (the “Owner’s Policy”), in the face amount of the Purchase Price, which policy shall show (i) title to the Land and Improvements to be vested of record in Buyer, and (ii) the Permitted Exceptions to be the only exceptions to title, subject to the satisfaction by Buyer of the conditions to be satisfied by the proposed insured under the Owner’s Policy, including the payment of all premiums. In connection with obtaining any desired coverage over survey matters under the Owner’s Policy, Buyer shall deliver to Title Company prior to the Closing Date a current ALTA survey certified by a licensed surveyor in the State of New York sufficient to permit or cause Title Company to insure against survey matters at the Closing. Notwithstanding any provision to the contrary contained in this Agreement or any of the Closing Documents, at either Seller’s sole election any or all of the Permitted Exceptions may be omitted by such Seller in its respective Deed (as defined below) without giving rise to any liability of Sellers, irrespective of any covenant or warranty of Sellers that otherwise may be contained or implied in the applicable Deed. (The preceding sentence shall survive the Closing and not be merged therein or with any Deed.) Notwithstanding the foregoing, Buyer agrees to purchase the Properties subject to any and all violations of applicable law, including any open building permits and any fines or penalties associated with the foregoing (“Violations”), or any condition or state of repair or disrepair or other matter or thing, whether or not noted, which, if noted, would result in a Violation being placed on the Property. Sellers shall have no duty to remove or comply with or repair any condition, matter or thing whether or not noted, which, if noted, would result in a Violation being placed on the Property; provided, however, Seller shall be responsible for all fines, penalties and costs arising out of any Violations to the extent such Violations were issued prior to the Closing.
4.3.5 Endorsements to Owner’s Policy. It is understood that Buyer may request a number of endorsements to the Owner’s Policy. The issuance of such endorsements shall not be a condition to Closing. Sellers shall not be obligated to incur any expense or undertake any potential liability in connection with the issuance of any such endorsements.
4.3.6 Payment from Balance of the Purchase Price. Any unpaid taxes, water charges, sewer rents and assessments, together with the interest and penalties thereon to a date not more than five (5) business days following the Closing Date (in each case subject to any applicable apportionment), and any Monetary Encumbrances or Other Liens, together with the cost of recording or filing any instruments necessary to discharge such Monetary Encumbrances or Other Liens, may be paid out of the proceeds of the balance of the Purchase Price payable at the Closing. Subject to the provisions of Section 4.3.3, Sellers hereby agree to deliver to Buyer, on the Closing Date, instruments in recordable form sufficient (in the reasonable opinion of Title Company) to discharge any such Monetary Encumbrances or Other Liens.
4.3.7    Existing Mortgage Assignment. Sellers shall use commercially reasonable efforts to assign the Existing Mortgage to Buyer’s lender upon the Closing (the “Existing Mortgage Assignment”). In connection with the Existing Mortgage Assignment, (a) each of Seller and Buyer shall be responsible for payment of its own legal fees, (b) Sellers shall not incur any liability or be required to make any representations or warranties regarding the Existing Mortgage or other loan documents and (c) other than as provided for in Section 7.6.2, the Purchase Price to be paid by Buyer at Closing shall be unaffected. Each of Buyer and Sellers shall be entitled to fifty-percent (50%) of the mortgage recording tax savings realized by Buyer as a result of the Existing Mortgage Assignment (the “Mortgage Recording Savings”) and Sellers shall receive a credit at closing in the amount equal to Sellers’ portion of the Mortgage Recording Savings. Notwithstanding the foregoing, in no event shall the assignment of the Existing Mortgage be a condition precedent to Buyer’s obligation to proceed with the Closing under this Agreement and the failure to obtain the Existing Mortgage Assignment shall not entitle Buyer to terminate this Agreement or delay the Closing.
4.4 Due Diligence Reviews. Except for title and survey matters (which shall be governed by the provisions of Section 4.5 above), and subject to the provisions hereinafter set forth, during the period commencing on the Effective Date and continuing until the Closing Date or the earlier termination of this Agreement, Buyer shall have the right, at Buyer’s sole cost, risk, and expense, to conduct its review and due diligence of, and physically inspect, as applicable, the Properties, in accordance with this Section 4.4, and in connection therewith, Buyer and Buyer's Representatives (as defined below) shall have the right, through the Closing Date (provided that this Agreement shall not have terminated), from time to time, upon the advance notice required and subject to the limitations described in this Section 4.4, to (i) enter upon and pass through the Properties during normal business hours on a business day to examine and inspect all matters pertaining to the purchase of the Properties, including the performance of all toxic, soils, engineering, and environmental tests (provided that Buyer and Buyer’s Representatives shall be prohibited from performing any intrusive or destructive testing (including, without limitation, Phase II environmental testing) without the applicable Seller’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed if such intrusive or destructive testing is recommended by a Phase I Environmental Site Assessment for the Properties) and (ii) review, copy and inspect all leases, license agreements, and service contracts, sewer/water conditions, utilities service information, zoning information, access information, assessments and city fees, developmental conditions and approvals, operating expenses and legal, physical, and compliance matters and conditions respecting the Properties (the foregoing being collectively called the “Property Information”). Subject to Section 4.6.1, each Seller shall provide Buyer and its actual and potential investors, lenders, and assignees, and their respective representatives, attorneys, accountants, consultants, surveyors, title companies, agents, employees, contractors, appraisers, architects, and engineers (collectively “Buyer's Representatives”), with reasonable access during normal business hours on a business day to its Constituent Properties (subject to the rights of tenants under the Leases) upon reasonable advance written notice (which shall in any event be at least 24 hours in advance) and shall also make available for review and copying (at Buyer’s expense) copies of all material documents, materials, and other information relating to the Property Information that Buyer or Buyer's Representatives may reasonably request and that, to such Seller’s knowledge, is in the possession of such Seller or such Seller’s agents. In no event, however, shall such Seller be obligated to make available (or cause to be made available) any proprietary or confidential documents including reports or studies that have been superseded by subsequent reports or studies, and any of the following confidential and proprietary materials (collectively, the “Excluded Materials”): (1) information contained in financial analyses or projections (including either Seller’s budgets, valuations, cost-basis information, and capital account information); (2) any proposals, letters of intent, draft contracts, or similar materials prepared by or for other prospective purchasers of the Properties or any part thereof; (3) material that is subject to attorney-client privilege or that is attorney work product; (4) appraisal reports or letters; (5) organizational, financial, and other documents relating to or prepared for either Seller or its affiliates, or its or their boards, committees, partners, or investors (other than any evidence of due authorization and organization required under this Agreement); (6) material that either Seller is legally required not to disclose other than by reason of legal requirements voluntarily assumed by either Seller after the Effective Date; and (7) the Excluded Contracts.
4.4.1 Review Standards.
(a) Buyer shall at all times conduct its due diligence reviews, inspections, and examinations in a manner so as to not cause liability, damage, lien, loss, cost, or expense (other than normal and customary costs or expenses incurred by either Seller in facilitating Buyer’s due diligence investigations in accordance with the terms of this Agreement) to either Seller or any Constituent Property, so as to not unreasonably interfere with or disturb any tenant or either Seller’s operation of its Constituent Properties, and so as to comply with each Seller’s or any such tenant’s reasonable security requirements.
(b) Buyer will indemnify, defend, and hold Sellers harmless from and against any reasonable out-of-pocket losses, costs, damages, liens, claims, liabilities or expenses (including, but not limited to, reasonable out-of-pocket attorneys’ fees) actually incurred by Sellers arising from or by reason of Buyer's and/or Buyer’s Representatives’ access to, or inspection of, the Properties or the Property Information, or any tests, inspections or other due diligence conducted by or on behalf of Buyer in connection with the transactions contemplated in this Agreement, except to the extent such losses, costs, damages, liens, claims, liabilities or expenses arise from (i) the mere discovery of existing conditions or are otherwise caused by any existing conditions at any of the Properties that are not exacerbated by Buyer or Buyer's Representatives or (ii) the gross negligence or willful misconduct of either Seller, or Seller's affiliates or agents.

(c) Prior to entry upon any Constituent Property, Buyer shall provide Sellers with copies of certificates of insurance evidencing the following insurance coverages (naming Sellers as additional insureds) that shall be maintained by Buyer and by any consultants and other third parties engaged by Buyer in connection with Buyer’s and such third parties’ investigations upon the Property: (a) general liability insurance, from an insurer with an A.M Best rating of no less that A- VII, in the amount of not less than Two Million Dollars ($2,000,000) aggregate liability, which insurance shall provide coverage against claim for personal liability or physical property damage caused by Buyer and Buyer's Representatives in connection with such inspections and tests and/or the entry or activities of Buyer and Buyer's Representatives upon the Property, (b) worker’s compensation insurance having limits no less than those required by state statute and federal statute, if applicable, and (c) excess (umbrella) liability insurance, meeting the requirements above, with limits of not less than Five Million Dollars ($5,000,000) per occurrence.
(d)    Without limitation on the foregoing, in no event shall Buyer: (i) conduct any intrusive or destructive physical testing (environmental (including, without limitation, any Phase II environmental testing), structural, or otherwise) at the Properties (such as soil borings, water samplings, or the like) or take physical samples from the Properties without the applicable Seller’s prior written consent, which consent, as to such intrusive or destructive physical testing or sampling, shall not be unreasonably withheld, conditioned or delayed if such intrusive or destructive testing is recommended by a Phase I Environmental Site Assessment for the Properties (and Buyer shall in all events promptly return the Properties to their prior condition and repair thereafter); (ii) contact any of the Employees or any consultant or other professional engaged by either Seller to discuss the Property or the transaction contemplated hereunder, or contact any tenant of the Properties (or its representatives) (other than an affiliate of Buyer) to discuss the Property or the transaction contemplated hereunder, in each case without Sellers’ prior written consent (which shall not be unreasonably withheld) unless Buyer has a pre-existing contractual or advisory relationship with such consultant or professional; (iii) contact any Governmental Entity having jurisdiction over the Properties to discuss the Property or the transaction contemplated hereunder without the applicable Seller’s prior written consent (which shall not be unreasonably withheld) other than ordinary contact normally associated with customary due diligence examinations that does not involve any discussions with governmental officials (except to the extent necessary to request records and to contact the Town of Mount Pleasant Industrial Development Agency and the Westchester County Industrial Development Agency to ensure the continued effectiveness of existing tax incentive programs that benefit Buyer so long as Sellers are provided sufficient notice of such discussions or meetings and are permitted to be including in such discussions or meetings); or (iv) contact any member or partner of either Seller (other than representatives of Blackstone and BioMed Realty) or any lender or servicer with respect to the Existing Mortgage, in each case, without the prior written consent of either Seller (which shall not be unreasonably withheld). Consents under clause (ii), (iii), or (iv) above may be given by e-mail by Denis Sullivan (E‑mail: denis.sullivan@biomedrealty.com; Telephone: 858‑207‑5975), or Marie Lewis (E‑mail: marie.lewis@biomedrealty.com; Telephone: 858‑207‑5967), or by such other individuals designated in a written notice or e-mail notice given by Sellers to Buyer. Each Seller shall have the right, at its option, to cause a representative of such Seller to be present at all inspections, reviews, and examinations conducted hereunder.
(e)    Buyer shall schedule any entry (by it or its designees) onto any Constituent Property not leased by Buyer in writing and in advance with Sellers, which shall be at least 24 hours in advance and all such entries shall be during normal business hours on a business day. If this Agreement is terminated for any reason, (i) Buyer shall promptly destroy or return all Due Diligence Materials provided by Sellers to Buyer, and all copies and other reproductions of the Due Diligence Materials made by Buyer and/or any of its agents, and shall certify to Sellers in writing that Buyer has destroyed or returned all such materials, and (ii) upon either Seller’s request, Buyer shall promptly deliver to Sellers copies of all third-party reports prepared by or for Buyer in connection with Buyer’s inspection of the Properties. In connection with any permitted testing, sampling, or other work performed hereunder, Buyer shall promptly dispose of (or cause to be disposed of), at its sole cost in accordance with all applicable Laws, any waste, samples, or other materials generated or removed by Buyer or by its agents or contractors arising from or in connection with the investigations, samplings, or testing hereunder. This Section 4.4.1 shall survive any termination of this Agreement.
4.4.2 Reserved.
5. Closing Procedure. The closing (the “Closing”) of the sale and purchase herein provided shall be held through the offices of the Escrow Agent, or at such other location as may be mutually agreed to by the parties at 1:00 p.m. EST on March 3, 2017; provided, however, Buyer shall have the right by written notice to Sellers at least five (5) business days prior to the scheduled Closing to adjourn Closing until 1:00 p.m. EST on March 10, 2017 (such date, or such later date to which Seller adjourns the Closing in accordance with the provisions hereof is herein referred to as the "Outside Closing Date"), it being understood that TIME SHALL BE OF THE ESSENCE with respect to each of the parties' obligation to close on the Outside Closing Date. The date on which the Closing occurs shall be hereinafter referred to as the "Closing Date".
5.1 Reserved.
5.2 Closing Deliveries. The parties shall deliver to the Escrow Agent the following:
5.2.1 Sellers’ Deliveries. On or prior to the Closing Date, each Seller shall execute, acknowledge (where applicable) and deliver (or cause to be delivered) to the Escrow Agent the following:
(a) An original bargain and sale deed with covenant (the “Deed”) in the form of Exhibit “C” attached hereto conveying to Buyer its Constituent Properties in fee simple, subject only to the Permitted Exceptions;
(b) Two (2) counterparts of an original bill of sale, assignment and assumption agreement (the “Bill Of Sale, Assignment, and Assumption”) in the form of Exhibit “D” attached hereto conveying to Buyer (with no value separate from the Land) all right, title and interest of such Seller in and to its Constituent Properties;
(c)    A list of all cash and non-cash tenant security deposits (including letters of credit) delivered to such Seller as of the Closing Date pursuant to the terms of the Leases (together with a list of the amounts of any tenant security deposits applied or letters of credit drawn upon and applied towards tenant's liabilities under the Leases), together with, subject to the terms of the applicable prorations provisions herein, other instruments of assignment, transfer, signature guaranty or consent as may be necessary to permit Buyer to realize upon the same, each duly executed and delivered by such Seller;
(d)    An original certificate in the form Exhibit “I” attached hereto certifying that such Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code;
(e)    Unless Buyer and Sellers mutually elect to deliver the same outside of escrow, written notices executed by such Seller and addressed to each of the tenants under the Leases with respect to each Constituent Property (“Tenant Notices”), in the form of Exhibit “E”, which notices Buyer shall, at Buyer’s sole cost and expense, mail to each such tenant by registered or certified mail, return receipt requested within ten (10) business days after the Closing Date (and Buyer shall provide proof of delivery thereof to Sellers promptly following delivery of Tenant Notices to tenants);

(f)    Unless Buyer and Sellers mutually elect to deliver the same outside of escrow, written notices executed by such Seller and addressed to each of the vendors under any Contract to be assumed by Buyer at Closing as provided in this Agreement (“Vendor Notices”), such Vendor Notices to be in such form(s) as are reasonably required by Sellers, which notices shall indicate that the applicable Constituent Properties have been sold to Buyer and that all rights of such Seller thereunder have been assigned to Buyer. Buyer shall, at Buyer’s sole cost and expense, mail to each such Vendor Notices to such vendors by registered or certified mail, return receipt requested within ten (10) business days after the Closing Date (and Buyer shall provide proof of delivery thereof to Sellers promptly following delivery of Vendor Notices to vendors);
(g) A Seller Closing Certificate duly executed by such Seller;
(h) Evidence reasonably satisfactory to Buyer and the Escrow Agent respecting the due organization of such Seller and the due authorization and execution by the person executing this Agreement and the documents required to be delivered hereunder on behalf of such Seller;
(i) Such applicable sales tax or real property transfer tax forms or declarations or similar forms (the "Transfer Tax Returns") prepared and executed by such Seller, together with the payment of the amount of the transfer taxes, if any, due in connection with the transactions contemplated hereunder;
(j) If required by the Title Company, a title certificate in the form of Exhibit “F” (“Seller Title Certificate”) to facilitate the issuance of any title insurance sought by Buyer in connection with the transactions contemplated hereby;
(k) An updated Schedule 7.1.1(e) dated no earlier than five (5) business days prior to the Closing Date;
(l)    Any operating statements with respect to the Constituent Properties for the calendar years 2014 and 2015 and any draft operating statements with respect to the Constituent Properties for the calendar year 2016 (other than Excluded Materials);
(m)    An updated schedule of Seller Leasing Costs as of the Closing Date; and
(n)    Such additional documents as may be reasonably required by the Escrow Agent in order to consummate the transactions contemplated hereunder; provided the same do not increase in any material respect the costs to, or liability or obligations of, such Seller in a manner not otherwise provided for herein.
In addition to the foregoing, to the extent they do not constitute Reserved Company Assets and to the applicable Seller’s knowledge are then in the possession of such Seller (or its agents) and have not theretofore been delivered to Buyer, such Seller shall deliver to Buyer at or promptly before the Closing: (i) any plans and specifications for the Improvements and as-built drawings for each Constituent Property; (ii) all unexpired warranties and guarantees that such Seller has received in connection with any work or services performed with respect to, or equipment installed in, each Constituent Property; (iii) all keys and other access control devices for each Constituent Property; (iv) originals (to the extent in such Seller's possession, otherwise photostatic copies hereof) of all Leases in effect on such date for each Constituent Property; (v) originals (to the extent in such Seller's possession, otherwise photostatic copies hereof) of all Contracts assumed by Buyer at Closing, Permits and Licenses for the Constituent Property that will remain in effect after the Closing and all tenant leasing information, leasing files, operating reports, and other material documents relating to the operation or maintenance of each Constituent Property (other than Excluded Materials) in the applicable Seller’s possession; and (vi) a summary of any employee benefit plans or other employee health plans applicable to the Transferred Employees immediately prior to Closing. All items described in this paragraph may be either delivered at or before Closing or left at the Properties.
5.2.2    Buyer Deliveries. On or prior to the Closing Date (it being understood that the Closing Payment shall be delivered no later than 1:00 p.m. EST on the Closing Date), Buyer shall deliver to the Escrow Agent the following:
(a)    The Closing Payment by wire transfer of immediately available federal funds;
(b)    Two (2) counterparts of the duly executed original Bill Of Sale, Assignment, and Assumption;
(c)    Unless Buyer and Sellers mutually elect to deliver the same outside of escrow, duly executed Tenant Notices;
(d)    Unless Buyer and Sellers mutually elect to deliver the same outside of escrow, duly executed Vendor Notices;
(e)    The Buyer Closing Certificate duly executed by Buyer;

(f)    Evidence reasonably satisfactory to the Escrow Agent respecting the due organization of Buyer and the due authorization and execution by Buyer of this Agreement and the documents required to be delivered hereunder;
(g)    Such additional documents as may be reasonably required by the Escrow Agent in order to consummate the transactions hereunder (provided the same do not increase in any material respect the costs to, or liability or obligations of, Buyer in a manner not otherwise provided for herein); and
(h)    The Transfer Tax Returns duly executed by Buyer, to the extent required.
5.2.3 Mutual Deliveries. At least one (1) business day prior to the Closing Date, Buyer and Sellers shall mutually execute and deliver (or cause to be executed and delivered) to the Escrow Agent, the following:
(a) A closing statement (the “Closing Statement”) reflecting the Purchase Price, the adjustments and prorations required hereunder, and the allocation of income and expenses required hereby.
5.3 Closing Costs.
5.3.1    Each Seller shall pay or cause to be paid with respect to its Constituent Properties (1) one‑half (1/2) of all escrow charges; and (2) 100% of the real estate transfer taxes payable in connection with the sale contemplated herein. Buyer shall pay (a) all premiums required for the Owner’s Policy to be issued, including any and all endorsements thereto; (b) one‑half (1/2) of all escrow charges; (c) Buyer’s cost to obtain a new survey or to update the Survey; (d) the costs to record the Deeds; and (e) all fees, costs, and expenses in connection with Buyer’s due diligence reviews and analyses hereunder. Any other closing costs shall be allocated in accordance with local custom. Sellers and Buyer shall pay their respective shares of prorations as hereinafter provided. Except as otherwise expressly provided in this Agreement, each party shall pay the fees of its own attorneys, accountants, and other professionals.
5.3.2 Although it is not anticipated that any sales tax shall be due and payable, Sellers agree that Sellers shall pay any and all applicable sales and/or compensating use taxes imposed upon or due in connection with the transactions contemplated hereunder under Sections 1105, 1107, 1109 and 1110 of the New York State Tax Law and any successor provisions thereto or replacement provisions thereof. Sellers shall file all necessary tax returns with respect to all such taxes and, to the extent required by applicable law,

Buyer will join in the execution of any such tax returns to the extent required by applicable law.
5.4 Prorations. All matters involving prorations, credits or adjustments to be made in connection with the Closing and not specifically provided for in another section of this Agreement shall be adjusted in accordance with this Section 5.4.
5.4.1    Items to be Prorated. Except as otherwise set forth herein, all items to be prorated pursuant to this Section 5.4 shall be prorated as of 11:59 P.M. on the day immediately preceding the Closing Date on the basis of the Proration Statement. Not later than five (5) business days prior to the Closing Date, Sellers shall deliver to Buyer a proposed "Proration Statement". Not later than three (3) business days prior to the Closing Date, Buyer shall deliver to Sellers a written statement of objection or agreement to such Proration Statement. In the event of any disagreement, Buyer and Sellers shall meet prior to the Closing Date for the purpose of agreeing to and finalizing the Proration Statement. Buyer and Sellers hereby agree to act reasonably and in good faith in such discussions and determinations. Except as otherwise set forth herein, all prorations shall be done in accordance with the customs with respect to title closings recommended by The Real Estate Board of New York, Inc.
The following items shall be prorated among the applicable Seller and Buyer as of the Closing Date (on the basis of the actual number of days elapsed over the applicable period), with Buyer being deemed to be the owner of the Properties during the entire day on the Closing Date and being entitled to receive all operating income of the Properties, and being obligated to pay all operating expenses of the Properties, with respect to the Closing Date:
(a) Real Estate and Property Taxes. All non-delinquent real estate and personal property taxes and assessments on the Properties for the current tax year that are due and payable following the Closing Date. The applicable Seller shall be responsible for the payment of any real estate and personal property taxes and assessments that are delinquent before Closing with respect to each Constituent Property. Taxes relating to the period prior to the Closing Date that are not due and payable until after the Closing Date shall be prorated as of the Closing Date based on the latest available tax bill. In no event shall either Seller be charged with or be responsible for any increase in the taxes on any Constituent Property resulting from the sale of such Constituent Property contemplated by this Agreement, any change in use of the Properties on or after the Closing Date, or from any improvements made or leases entered into on or after the Closing Date. If any assessments on any Constituent Property are payable in installments, then the installment allocable to the current period shall be prorated (with Buyer being allocated the obligation to pay any installments due on or after the Closing Date).
(b) Rent and Security Deposits. Subject to the provisions of Section 5.4.2(h), all fixed and additional rentals under the Leases, security deposits (except as hereinafter provided), and other tenant charges. Each Seller shall deliver or provide a credit in an amount equal to all prepaid rentals for periods after the Closing Date and all refundable cash security deposits (to the extent the foregoing were made by tenants under the Leases and are not applied or forfeited prior to the Closing) to Buyer on the Closing Date. A list of the unapplied tenant security deposits under the Leases as of the Effective Date is set forth on Schedule 5.4.1(b). Rents with respect to Non-Buyer Leases that are delinquent (or payable but unpaid) as of the Closing Date shall not be prorated on the Closing Date. Rather, Buyer shall cause any such delinquent rent (or payable but unpaid rent) for Non-Buyer Leases for the period prior to Closing to be remitted to the applicable Seller if, as, and when collected. The applicable Seller shall receive a credit in the amount of any delinquent rent (or payable but unpaid rent) due as of the Closing Date under any Leases with the Buyer or its affiliates. At Closing, each Seller shall deliver to Buyer a schedule of all such delinquent or payable but unpaid rent. Additionally, there shall be no proration of any rent that a tenant under a Non-Buyer Lease delivers to either Buyer or a Seller and that such tenant has identified, at the time of such delivery, as constituting payment or rent due for a month or other period prior to the month in which the Closing occurs (“Identified Pre-Closing Rent”). If Buyer receives any such Identified Pre-Closing Rent, Buyer shall cause such Identified Pre-Closing Rent to be remitted to the applicable Seller if, as, and when collected. Until the date that is twelve (12) months after the Closing, Buyer shall include such delinquencies (or unpaid amounts) in its normal billing and shall pursue the collection thereof in good faith after the Closing Date (but Buyer shall not be required to litigate or declare a default under any Lease or pursue any other action or remedy in connection with the recovery from tenants of such delinquencies or other unpaid amounts). To the extent Buyer receives payment of rents (or income in connection with other tenant charges) on or after the Closing Date other than Identified Pre-Closing Rent, such payments shall be applied first toward any rent (or other tenant charge) for the month in which the Closing occurs then to any other rent (or other tenant charge) currently owed to Buyer in connection with the applicable Lease or other document for which such payments are received, and then to any delinquent rents (or other tenant charges) owed to either Seller, with such Seller’s share thereof being promptly delivered to such Seller; provided, however, that any year-end or similar reconciliation payment shall be allocated as hereinafter provided. Buyer may not waive any delinquent

(or unpaid) rents or modify a Lease so as to reduce or otherwise affect amounts owed thereunder for any period in which either Seller is entitled to receive a share of charges or amounts without first obtaining such Seller’s written consent. Each Seller hereby reserves the right to pursue any remedy for damages against any tenant owing delinquent rents and any other amounts to such Seller (but shall not be entitled to terminate any Lease or any tenant’s right to possession), provided that such Seller shall not exercise any such remedy for a period of two (2) months after the Closing except in connection with the recovery from tenants of taxes or assessments relating to any period prior to the Closing Date (the “Pre-Closing Tax Collection Remedies”). Buyer shall reasonably cooperate with each Seller, at no out-of-pocket cost to Buyer, in any collection efforts hereunder, including such Seller’s Pre-Closing Tax Collection Remedies, but shall not be required to litigate or declare a default under any Lease. With respect to delinquent or other uncollected rents and any other amounts or other rights of any kind respecting tenants who are no longer tenants of a Constituent Property as of the Closing Date, the applicable Seller shall retain all of the rights relating thereto.
(c) Payments required to be paid by tenants under Leases for such tenants’ shares of property taxes and assessments, insurance, common area maintenance, and other expenses of the Properties are collectively referred to herein as “Reimbursable Tenant Expenses”. Reimbursable Tenant Expenses shall be determined in accordance with the Leases, including without limitation any Lease provisions that provide for the adjustment of Reimbursable Tenant Expenses based on occupancy changes (i.e., “gross-up” provisions). In addition, to the extent that a Lease provides for base year amounts for operating expenses or taxes, such base year amounts shall be prorated in determining Reimbursable Tenant Expenses with respect to such Lease. Each Seller’s “share” of Reimbursable Tenant Expenses for the calendar year in which Closing occurs (the “Closing Year”) shall be determined in accordance with Section 5.4.2(a) hereof. Notwithstanding the foregoing, there shall be no proration of any such Reimbursable Tenant Expenses that are delinquent as of Closing. Rather, until the date that is twelve (12) months after the Closing, Buyer shall include such delinquencies (or unpaid amounts) in its normal billing and shall pursue the collection thereof in good faith after the Closing Date (but Buyer shall not be required to litigate or declare a default under any Lease or pursue any other action or remedy in connection with the recovery from tenants of Reimbursable Tenant Expenses relating to any period prior to the Closing Date).
(d) Utilities and Services. Buyer and Sellers hereby acknowledge and agree that the amounts of all telephone, electric, sewer, water, gas, steam and other utility bills, trash removal bills, janitorial and maintenance service bills and all other operating and administrative expenses relating to the Properties and allocable to the period prior to the Closing Date (other than such items which are the obligation of and directly paid by a tenant under its Lease) shall be determined and paid by Sellers before Closing, if possible, or shall be paid thereafter by Sellers or adjusted between Buyer and Sellers immediately after the same have been determined. Buyer (with cooperation of Sellers) shall cause all utilities at the Properties to be placed in Buyer's name as of the Closing Date, and where necessary, post deposits with the utility companies. Each Seller shall use commercially reasonable efforts to cause all utility meters to be read as of the Closing Date. Each Seller shall be entitled to recover any and all deposits held by any utility company as of the Closing Date. All charges for utilities shall be prorated by the parties outside of the Closing escrow contemplated herein within sixty (60) days after the Closing Date.
(e) Leasing Costs. Seller shall be responsible for the payment of all Leasing Costs incurred or payable at any time with respect to or in connection with any Non-Buyer Leases entered into prior to the Effective Date to the extent such Leasing Costs remain unpaid as of the Closing Date (“Seller Leasing Costs”). If the Closing occurs, Buyer shall be responsible for the payment (or, in the case of any amount payable prior to Closing, the reimbursement to such Seller) of all Leasing Costs incurred in connection with (i) all Leases with Buyer or any of its affiliates (whether or not such Leasing Costs are incurred prior to or after the Effective Date), (ii) any New Leases entered into in accordance with the terms hereof after the Effective Date, (iii) agreements entered into during the Escrow Period in accordance with this Agreement to renew, extend, expand, or otherwise amend Leases or New Leases and (iv) any renewals, extensions, or expansions of, or the exercise of any other option under any Leases or New Leases exercised by tenants from and after the Effective Date. In addition, Buyer shall take the Leases subject to any contractual “free rent” periods, subject to the first sentence of this clause (e) (other than such Leasing Costs that constitute “free rent” applicable to renewals, extensions or otherwise Buyer’s responsibility under the remaining provisions of this clause (e)). If, as of the Closing Date, a Seller shall have paid any Leasing Costs for which Buyer is responsible pursuant to the foregoing provisions, Buyer shall reimburse such Seller therefor at Closing. For the avoidance of doubt, payment by Seller of Seller Leasing Costs shall not be subject to the Basket Limitation and Cap Limitation set forth in Section 10.2.2
(f) Capital Projects. Schedule 5.4.1(f) attached hereto lists each of the pending capital expenditures, construction work or repair projects in progress at the Properties that (i) Buyer agrees to assume as of the Closing Date or (ii) is required to correct a Violation, ensure compliance with a

Law, address an emergency, or correct an unsafe condition (each a “Pending Capital Project”), it being understood that the completion of the Pending Capital Projects by Sellers shall not be a condition precedent to Buyer’s obligations to proceed with the Closing under this Agreement on the Closing. For each Pending Capital Project at a Constituent Property that is not completed prior to the Closing Date (each such Contract being referred to herein as an “Uncompleted Capex Contract”), (i) Seller shall provide Buyer at the Closing with reasonable evidence of the remaining work to be completed, amounts that remain to be paid under any Uncompleted Capex Contract and amounts that have been actually paid by or on behalf of Seller under any such Uncompleted Capex Contract(s) or otherwise prior to the Closing with a breakdown of any retainage under such Uncompleted Capex Contract as of December 31, 2016, (ii) the applicable Seller shall assign to Buyer at Closing that Uncompleted Capex Contract pertaining to its respective Constituent Properties, (iii) Buyer shall assume at Closing that Uncompleted Capex Contract and full responsibility solely for the obligations under that Uncompleted Capex Contract accruing, arising or attributable to the period after December 31, 2016, including, without limitation, responsibility for performing and completing the work set forth therein, (iv) in such event, Seller shall receive a credit to the Purchase Price equal to the costs incurred or paid by or on behalf of Seller after December 31, 2016 with respect to such Capital Expenditures Work in excess of the amounts set forth in Schedule 5.4.1(f) to be spent by such date and (v) Sellers shall be responsible for all amounts that accrue prior to December 31, 2016 (including any retainage attributable to work performed and otherwise paid for prior to December 31, 2016) and the Purchase Price shall be adjusted therefor.
(g) Employees. Buyer shall be responsible for all salaries, wages, vacation pay, bonuses, severance and any other fringe benefits (including, without limitation, social security, unemployment compensation, employee disability insurance, sick pay, welfare and pension fund contributions, payments and deposits, if any) (“Employee Costs”) of all Transferred Employees incurred or first arising after the Closing. Seller shall be responsible for Employee Costs (i) of all Transferred Employees incurred or first arising on or prior to the Closing and (ii) of all Employees that are not Transferred Employees incurred or first arising on or prior to the Closing and (iii) resulting from the termination of employment of any Employee that is not a Transferred Employee as of the Closing.
5.4.2    Proration of Reimbursable Tenant Expenses and Percentage Rent.
(a) For the Closing Year. In order to enable Buyer to make any year-end reconciliations of tenant reimbursements of Reimbursable Tenant

Expenses for the Closing Year after the end thereof, each Seller shall determine in accordance with Section 5.4.1(c) hereof the Reimbursable Tenant Expenses actually paid or incurred by such Seller for the portion of the Closing Year during which such Seller owned its respective Constituent Properties (“Seller’s Actual Reimbursable Tenant Expenses”) and the tenant reimbursements for such Reimbursable Tenant Expenses actually paid to such Seller by tenants for the portion of the Closing Year during which such Seller owned each Constituent Property (“Seller’s Actual Tenant Reimbursements”). On or before the date that is one hundred twenty (120) days after the end of the Closing Year, each Seller shall deliver to Buyer a reconciliation statement (each a “Seller’s Reconciliation Statement”) setting forth (i) such Seller’s Actual Reimbursable Tenant Expenses, (ii) such Seller’s Actual Tenant Reimbursements, and (iii) a calculation of the difference, if any, between the two (i.e., establishing that such Seller’s Actual Reimbursable Tenant Expenses were either more or less than or equal to such Seller’s Actual Tenant Reimbursements). Any amount due to a Seller pursuant to the foregoing calculation (in the event such Seller’s Actual Tenant Reimbursements are less than such Seller’s Actual Reimbursable Tenant Expenses) or due to Buyer (in the event such Seller’s Actual Tenant Reimbursements are more than such Seller’s Actual Reimbursable Tenant Expenses), as the case may be, shall be paid by Buyer to such Seller or by such Seller to Buyer, as the case may be, within thirty (30) days after delivery of the applicable Seller’s Reconciliation Statement to Buyer. If Buyer is paid any such amount by a Seller, Buyer thereafter shall be obligated to promptly remit the applicable portion to the particular tenants entitled thereto. Buyer shall indemnify, defend, and hold Sellers and the other “Seller-Related Parties” (as defined below) harmless from and against any losses, costs, claims, damages, and liabilities, including, without limitation, reasonable attorneys’ fees and expenses incurred in connection therewith, arising out of or resulting from Buyer’s failure to remit any amounts actually received from either Seller to tenants in accordance with the provisions hereof. If Buyer has transferred its interest in any Constituent Property to a successor-in-interest or assignee prior to such date, then, on or before the transfer of its interest in such Constituent Property, Buyer shall (i) in writing expressly obligate such successor-in-interest or assignee to be bound directly to the applicable Seller by the provisions of this Section, and (ii) deliver written notice of such transfer to Sellers, and thereafter Sellers shall make the deliveries specified above to Buyer’s successor-in-interest or assignee. Each Seller’s Reconciliation Statement shall be final and binding for purposes of this Agreement.
(b) For Prior Calendar Years. Each Seller shall be responsible for the reconciliation with its tenants of Reimbursable Tenant Expenses and tenant reimbursements thereof for any calendar year prior to the Closing Year. If the amount of tenant reimbursements collected by a Seller for such prior years is less than the amount of Reimbursable Tenant Expenses paid by such Seller for such period (or less than the amount that such Seller is entitled to recover under the terms of the Leases), then such Seller shall be entitled to bill such tenants directly therefor and to retain any amounts remitted by such tenants in connection therewith. If the amount of tenant reimbursements collected by such Seller for such prior calendar year exceeds the amount of Reimbursable Tenant Expenses paid by such Seller with respect to such period (or the amount that such Seller is entitled to recover under the terms of the Leases), then, to the extent required under the terms of the Leases, such Seller shall remit such excess amounts to the applicable tenants. Seller shall indemnify, defend, and hold Buyer harmless from and against any losses, costs, claims, damages, and liabilities, including, without limitation, reasonable attorneys’ fees and expenses incurred in connection therewith, arising out of or resulting from either Sellers failure to remit any amounts actually received from Buyer to tenants in accordance with the provisions hereof. In connection with the foregoing, Sellers shall be permitted to make and retain copies of all Leases and all billings concerning tenant reimbursements for the Closing Year and for such prior years, and Buyer covenants and agrees to provide each Seller with reasonable access to the books and records pertaining to such tenant reimbursements, and to otherwise cooperate with each Seller (at no material out-of-pocket cost to Buyer) for the purpose of enabling each Seller to adequately respond to any claim by tenants for reimbursement of tenant reimbursements previously paid by such tenants. The provisions of this Section 5.4.2(b) shall survive the Closing.
(c) Percentage Rent. If any tenant of any Constituent Property is obligated to pay percentage rent based upon the calendar year or lease year in which the date of Closing occurs (the “Percentage Rent Year”), Buyer shall, within thirty (30) days after receipt of such payment with respect to the Percentage Rent Year, remit to the applicable Seller the pro-rata portion that is based on the number of days that elapsed between the commencement date of the Percentage Rent Year for each such tenant and the Closing Date, in relation to the total number of days in such Percentage Rent Year. If either Seller has received payments of percentage rent based on any Percentage Rent Year in which the date of Closing occurs, in excess of such Seller’s share as calculated as set forth above in this Section 5.4.2(c), it shall promptly pay such excess to Buyer.
(d) Fuel. The value of fuel stored on the Property by Sellers, if any, at the applicable Seller's most recent cost, including any taxes, on the basis of a reading made within ten (10) business days prior to the Closing by the applicable Seller's supplier, shall be paid for by Buyer.
(e) Contracts. Charges and payments under Contracts assumed by the Buyer at Closing, or permitted renewals or replacements thereof.
(f) Permit Fees. Fees and other amounts payable under the Permits and Licenses assigned to Buyer.
(g)    Inventory. The value of all inventory and supplies in unopened containers usable in connection with the management, maintenance or operation of the Improvements and located on the Properties on the date of Closing, if any, at the applicable Seller's most recent cost, including any taxes, shall be paid for by the Buyer.
(h) Home Depot Ground Lease. Notwithstanding anything to the contrary contained herein, there shall be no prorations or adjustments with respect to any fixed rent or additional rent (including prepaid rent) received by Sellers under that certain Ground Lease dated September 7, 2006 by and between Eastview Holdings LLC and Home Depot U.S.A., Inc.
(i) Any other items of operating income or operating expense that are customarily apportioned between the parties in real estate closings of comparable commercial properties in the metropolitan area where the Properties are located, as may be applicable; however, there will be no prorations for debt service or insurance premiums (because Buyer is not acquiring or assuming such Seller’s financing or insurance).
5.4.3    General Provisions.
(a) For purposes of calculating prorations, Buyer shall be deemed to be the owner of the Properties, and therefore entitled to the income therefrom and responsible for the expenses thereof for the entire day upon which the Closing occurs, and thereafter all such prorations shall be made on the basis of the actual number of days of the month which shall have elapsed as of the day of the Closing and based upon the actual number of days in the month and a three hundred sixty five (365) day year.
(b) Sellers and Buyer agree to use reasonable efforts to calculate all adjustments required under this Section 5.4 (and to make the adjustment payments resulting from such calculations) with respect to those items of income and expense which are ascertainable on the Closing Date by no later than twenty (20) days after the Closing Date. Each other item of income and expense which is subject to adjustment under this Section 5.4 but which is not ascertainable on the Closing Date will be adjusted retroactive to the Closing Date, and the payment made on such adjustment within sixty (60) days after the date that such adjustment becomes ascertainable, i.e., the date by which each party, in its good faith business judgment, has sufficient information to make such adjustment.
(c) If any prorations or apportionments made under this Section 5.4 shall prove to be incorrect for any reason, then any party shall be entitled to an adjustment to correct the same. Any item that cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and re-prorated when the information is available. The parties agree that each party shall have the right following Closing, on reasonable written notice to the other, from time to time to review the books and records of such other party pertaining solely to the operations of the Properties and limited to such portions of the books and records necessary to confirm the amounts of adjustments payable to Sellers and/or Buyer following the Closing. Buyer and Sellers shall cooperate as necessary following the Closing in order to promptly and in good faith discharge their respective obligations under this Section 5.4.
(d) Notwithstanding anything to the contrary set forth herein, all re-prorations contemplated by this Agreement shall be completed within six (6) months after Closing (subject to extension for any re-prorations with respect to Leasing Costs or as necessary due to the unavailability of final information, but in no event to exceed one (1) year after Closing). Notwithstanding the foregoing, any claim for an adjustment under Section 5.4 will be valid if made in writing with reasonable specificity within one (1) year after the Closing Date, except in the case of items of adjustment which at the expiration of such period are subject to pending litigation or administrative proceedings. Claims with respect to items of adjustment which are subject to litigation or administrative proceedings will be valid if made on or before the later to occur of (i) the date that is one (1) year after the Closing Date and (ii) the date that is one hundred eighty (180) days after a final order shall have issued in such litigation or administrative hearing. The parties hereto shall use good faith efforts to resolve any disputed claims promptly.
(e) The obligations of Sellers and Buyer under this Section 5.4 shall survive the Closing.
6. Condemnation or Destruction of Property. If, after the Effective Date but prior to the Closing Date, either any portion of the Properties is taken pursuant to eminent domain proceedings or any of the Improvements are damaged or destroyed by any casualty not arising from or relating to an action or inaction of Buyer or any of Buyer’s subsidiaries or their respective agents, the applicable Seller shall be required to give Buyer prompt written notice of the same after the applicable Seller’s actual discovery of the same, but shall have no obligation to cause any direct or indirect member, partner, or owner of a Seller to contribute capital to the applicable Seller or any other entity, or to repair or replace (or cause to be repaired or replaced) any such damage, destruction, or taken property. The applicable Seller shall, upon consummation of the transaction herein provided, assign to Buyer (except to the extent any condemnation proceeds or insurance proceeds are attributable to lost rents or other items applicable to any period prior to the Closing) all claims of the applicable Seller respecting any condemnation or casualty insurance coverage, as applicable, and all condemnation proceeds or proceeds from any such casualty insurance received by the applicable Seller on account of any casualty at the applicable Constituent Property (except to the extent required for collection costs or repairs by the applicable Seller prior to the Closing Date), as applicable. In connection with any assignment of insurance proceeds hereunder, Sellers shall credit Buyer with an amount equal to the applicable deductible amount under the applicable Seller’s insurance (but not more than the amount by which (x) the cost as of the Closing Date to repair the damage is greater than (y) the insurance proceeds (less the deductible) and coverage to be assigned to Buyer). In the event (A) the condemnation award or the estimated cost of repair of damage to the Properties on account of a casualty, as applicable, shall exceed ten percent (10%) of the Purchase Price, or (B) an uninsured casualty in excess of three percent (3%) of the Purchase Price, provided Sellers shall have the right, but not the obligation, to elect to credit Buyer at Closing with an amount equal to the cost to repair such uninsured casualty, and if Sellers elect to credit Buyer at Closing, then Buyer shall not have the right to terminate this Agreement pursuant to this clause (B), or (C) with respect to a condemnation to the Properties only, such condemnation would result in the Properties (following restoration) violating any Laws or failing to comply with zoning or any recorded covenants, conditions, or restrictions affecting the Properties, then, except as otherwise provided in clause (B) of this sentence, Buyer may, at its option, terminate this Agreement by notice to Sellers, given on or before the Closing Date, whereupon Buyer shall receive a return of the Deposit less the Independent Consideration, which shall be paid to Sellers (and no party hereto shall have any further obligation in connection herewith except under those provisions that expressly survive a termination of this Agreement).
7. Representations, Warranties, and Covenants.
7.1 Representations and Warranties of Sellers. Each Seller, individually and severally (and not jointly and not jointly and severally) with respect to only itself and its Constituent Properties, hereby represents and warrants to Buyer that, except as disclosed in the Due Diligence Materials:
7.1.1    Leases; Brokerage Agreements.
(a) Sellers have delivered or made available to Buyer true, correct and complete copies of the Non-Buyer Leases (including all amendments, modifications, and supplements thereto) in existence as of the Effective Date. A true, correct and complete list of the Non-Buyer Leases (including all amendments and supplements thereto and all subleases consented to by either Seller) in existence as of the Effective Date is set forth in Lease Schedule.
(b) As of the Effective Date, (i) there are no leases, licenses, franchises, concessions, tenancies or other occupancy rights granted or consented to by such Seller to any party other than the Leases; (ii) to such Seller’s knowledge, all of the Non-Buyer Leases are in full force and effect; (iii) none of the Non-Buyer Leases has been materially amended except as set forth in the Lease Schedule; (iv) neither such Seller nor any tenant under a Non-Buyer Lease is in monetary default or, to Seller’s knowledge, is in material non-monetary default under any of the Leases, except as set forth on Schedule 7.1.1(b); and (v) neither such Seller nor any tenant under a Non-Buyer Lease has given written notice of a default or termination under any of the Non-Buyer Leases, which continues to be outstanding, except as set forth on Schedule 7.1.1(b).
(c) As of the Effective Date, no base rent, fixed rent or additional rent has been paid more than one (1) month in advance by any tenant under any Existing Lease that is a Non-Buyer Lease, and except as set forth in Schedule 7.1.1(b), such Seller has not received any written notices by any tenant under any Existing Lease that is a Non-Buyer Lease asserting a default by such Seller under such Existing Lease that is a Non-Buyer Lease, or a defense or off-set to rent or additional rent by any such tenant based on an allegation that such Seller is in default of any of its obligations as landlord under any Existing Lease that is a Non-Buyer Lease, in both cases which default remains uncured;
(d) The only written agreements to which such Seller is a party for the payment of leasing commissions in connection with the Leases as of the Effective Date are those listed on Schedule 7.1.1(d) (the "Brokerage Agreements") and no amounts are owing or outstanding thereunder as of the Effective Date, and no claims for leasing commissions have been made by any party under any such Brokerage Agreements. Such Seller has delivered or made available to Buyer true, correct and complete copies of any Brokerage Agreements (together with any amendments or supplements thereto) that would be binding on Buyer following the Closing.
(e)    Attached hereto as Schedule 7.1.1(e), is a true, correct and complete list of rent arrearages with respect to Leases, as of December 20, 2016.
(f)    There are no unpaid Leasing Costs for any Non-Buyer Leases which are either currently due and payable or earned (but not yet due or payable) except as set forth on Schedule 7.1.1(f).

7.1.2 Litigation. Schedule 7.1.2 hereto contains a correct and complete list of litigation commenced by or against such Seller or Management Company currently pending in connection with any of the Constituent Properties of which such Seller or Management Company has received actual written notice (exclusive of tort and other liability proceeding for which insurance coverage is available). Other than litigation disclosed in Schedule 7.1.2 hereto, to such Seller’s knowledge, there is no pending and served (nor has such Seller received any written notice of any threatened) action, litigation, condemnation, or other legal proceeding against a Constituent Property or against such Seller with respect to such Constituent Property that, if determined adversely to such Seller or against such Constituent Property (as applicable), would materially and adversely affect such Constituent Property or the ability of such Seller to perform its obligations hereunder.
7.1.3 Compliance. Except as disclosed in Schedule 7.1.2 hereto or, following the Effective Date, to the extent arising from the actions or inactions of Buyer or an affiliate of Buyer, such Seller has not received any written notice from any Governmental Entity having jurisdiction over any Constituent Property of any material Violations with respect to such Constituent Property that have not been cured or dismissed.
7.1.4 Contracts.
(a) Seller has delivered or made available to Buyer true, correct and complete copies of the material Existing Contracts in effect as of the Effective Date (and excluding any one-time purchase orders or similar agreements). Schedule 7.1.4-I attached hereto is a true, correct and complete list of the material Existing Contracts in effect as of the Effective Date (and excluding any one-time purchase orders or similar agreements). Schedule 7.1.4-II attached hereto is a true, correct and complete list of the Must-Assume Contract to which the Property is subject and which would remain in effect after the Closing Date.
(b) Such Seller has not entered into any service or equipment leasing contracts relating to a Constituent Property that will be binding on Buyer or such Constituent Property after the Closing, except for the Must-Assume Contracts disclosed in Schedule 7.1.4 hereto (subject to any restrictions on assignment contained therein).
(c) All material amounts payable by such Seller under the Must-Assume Contracts have been paid through the last date due, and neither Seller has given or received written notice of a default or termination under any of the Must-Assume Contracts, which continues to be outstanding.
7.1.5 Due Authority. This Agreement has been duly authorized, executed and delivered by such Seller, is the legal, valid and binding obligation of such

Seller, and does not violate any provision of any agreement or judicial order to which such Seller is a party or to which such Seller is subject. All agreements, instruments and documents herein provided to be executed or to be caused to be executed by such Seller which are to be delivered at Closing will, at the time of Closing, be duly authorized, executed, and delivered by and are binding upon such Seller, and will not violate any provision of any agreement or judicial order to which such Seller is a party or to which Seller is subject. Such Seller is a Delaware limited liability company, duly organized and validly existing and in good standing under the Laws of such state, and is duly authorized and qualified to do all things required of it under this Agreement. Such Seller has the capacity and authority to enter into this Agreement and consummate the transactions herein provided without the consent or joinder of any other party (except as otherwise may be set forth in this Agreement).
7.1.6 No Conflict. Neither the execution and delivery of this Agreement by such Seller nor any agreement, document, or instrument executed or to be executed or to be caused to be executed in connection with this Agreement by such Seller, nor anything provided in or contemplated by this Agreement or any such other agreement, document, or instrument, nor the performance of the obligations of such Seller hereunder or thereunder (i) will result in the violation of any law or any provision of the organizational documents of such Seller or will conflict with any agreement or any order or decree of any court or governmental instrumentality of any nature by which such Seller is bound or (ii) except as otherwise set forth in this Agreement, will result in the acceleration or maturity of any agreement, document, or instrument affecting or relating to such Seller or the Properties.
7.1.7 Insolvency. Such Seller is not a debtor under any bankruptcy proceedings, voluntary or involuntary, and has not made an assignment for the benefit of its creditors, filed any voluntary petition in bankruptcy or, to such Seller's knowledge, suffered the filing of an involuntary petition by such Seller's creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of such Seller's assets, suffered the attachment or other judicial seizure of all, or substantially all, of Seller's assets, admitted in writing its inability to pay its debts as they generally come due or made an offer of settlement, extension or composition to its creditors generally.
7.1.8 Employees.
(a) Sellers do not employ any employees, and Sellers have provided Buyer a complete list of Employees at any Constituent Property, including, as applicable, for each: name, position, date of hire, job classification, and current compensation paid or payable.

(b) Neither Sellers, the Management Company or any of its affiliates are party to any collective bargaining agreements or any other labor-related agreements or arrangements with any labor union or labor organizations with respect to the Employees.
(c) Except as set forth on Schedule 7.1.8(c), with respect to any Constituent Property:
(i) There are no employment agreements or non-compete agreements applicable to any Transferred Employee on the one hand and Seller, its affiliate, or Management Company on the other hand.
(ii) Each Seller, its affiliates, and Management Company are in compliance in all material respects with any applicable labor and employment Laws governing the Constituent Properties, and none of Seller, its affiliates, nor Management Company has received written notice of any actual or alleged material violations of any applicable labor and employment Laws, including without limitation any laws respecting labor relations, employment discrimination, disability rights or benefits, occupational health and safety, worker’s compensation, affirmative action, unemployment compensation, leaves of absence, plant closures, mass layoffs, immigration and wages and hours that remains uncured.
(iii) There are no litigations or lawsuits pending or, to such Seller’s knowledge, threatened in writing against such Seller, its affiliate, or Management Company, regarding labor and employment matters at the Constituent Properties. To Seller’s Knowledge, there are no Governmental Entity audits, examinations or investigations pending or threatened in writing against such Seller, its affiliates, or Management Company regarding labor and employment matters at the Constituent Properties, including any notice of any unfair labor practice charge or complaint pending or threatened before the National Labor Relations Board or Equal Employment Opportunity Commission, or any similar Governmental Entity, that remains uncured.
7.1.9 Foreign Person. Such Seller is not a foreign person within the meaning of Section 1445(f) of the Code.
7.1.10    Telecommunications Contracts. Except as listed on Schedule 7.1.10 there are no telecommunications agreements in effect as of the Effective Date (the “Telecommunications Contracts”). All material amounts payable by such Seller, if any, under the Telecommunication Contracts have been paid through the last date due and neither Seller has given written notice of a default or termination under any of the telecommunications agreements, which continues to be outstanding.
7.1.11    Condemnation. Such Seller has not received any written notice of any and to, such Seller's knowledge, there are no existing, pending or contemplated condemnation, eminent domain or similar proceeding with respect to the Constituent Properties, except as disclosed on Schedule 7.1.11 attached hereto.
7.1.12    Tax Appeal Proceedings. Except as set forth on Schedule 7.1.12, Seller has not filed, and has not retained anyone to file, notices of protest against, or to commence actions to review real property tax assessments against the Real Property which are currently pending. Seller has delivered or otherwise made available to Buyer copies of all material filings related to the items listed on Schedule 7.1.12.
7.1.13    Purchase Rights. Except as set forth on Schedule 7.1.13 or reflected in the Preliminary Title Report, there are no rights of first offer to purchase, rights of first refusal to purchase or purchase options pertaining to the purchase of any Constituent Property.
7.1.14    Fixtures. The Personal Property shall be transferred to Buyer free and clear of all liens and encumbrances at Closing.
7.1.15    Insurance Policies. Schedule 7.1.15 contains a correct and complete list of the property and casualty insurance policies and liability insurance policies maintained by such Seller with respect to the Constituent Properties as of the Effective Date (the “Insurance Policies”).
7.1.16    Environmental Claims. Except to the extent arising from the actions or inactions of Buyer or an affiliate of Buyer, neither Seller has not received any written notices from any Governmental Entity of any Violation of any federal or state environmental laws that are applicable to any of the Constituent Properties that remain uncured, or informing such Seller of any governmental investigation, audit, cleanup, abatement or containment with respect to any environmental matters affecting any of the Constituent Properties that remain uncured.
7.1.17    Required Capital Improvements. To such Seller's knowledge, such Seller has received no written notice from any governmental body requiring such Seller to make any material repairs or changes to the Constituent Properties or the Improvements to comply with legal requirements, except for written notices with which such Seller has complied in all material respects.

7.2 Representations and Warranties of Buyer. Buyer hereby represents and warrants to Sellers that:
7.2.1 Due Authority. This Agreement has been duly authorized, executed and delivered by Buyer and all agreements, instruments and documents herein provided to be executed by Buyer on the Closing Date will, at the time of Closing, be duly authorized, executed, and delivered by Buyer and will be binding obligations of Buyer; Buyer is duly organized and validly existing and in good standing under the laws of the jurisdiction of organization.
7.2.2 No Conflict. To Buyer’s knowledge, (i) this Agreement does not violate any provision of any agreement or judicial order to which Buyer is a party or to which Buyer is subject and (ii) all documents to be executed by Buyer which are to be delivered at Closing will not, at the time of Closing, violate any provision of any agreement or judicial order to which Buyer is a party or to which Buyer is subject.
7.2.3 Insolvency. Buyer is not a debtor under any bankruptcy proceedings, voluntary or involuntary, and has not made an assignment for the benefit of its creditors.
7.3 Survival. The representations, warranties, and covenants and all other obligations, provisions and liabilities under this Agreement or any of the Closing Documents (including any cause of action by reason of a breach thereof) shall survive the Closing for a period of 180 days after the Closing Date unless otherwise expressly provided in this Agreement; provided, however, that, all of Section 8 and Section 10 shall survive indefinitely, and any other Section of this Agreement that is expressly stated to survive the Closing for a different period of time or indefinitely (and only such Sections), shall survive the Closing for such different period of time or indefinitely (as applicable). Notwithstanding anything to the contrary in this Agreement, Sellers shall have no liability, and Buyer shall make no claim against either Seller, for (and Buyer shall be deemed to have waived any failure of a condition hereunder by reason of) a failure of any condition or a breach of any representation or warranty, covenant, or other obligation of either Seller under this Agreement or any Closing Document executed by either Seller (including for this purpose any matter that would have constituted a breach of either Seller’s representations and warranties had they been made on the Closing Date) in the event Buyer (x) has knowledge prior to Closing of a condition, statement of facts or other matter that constitutes or results in such breach, (y) has the right to terminate this Agreement pursuant to Section 4.1.3 and (z) nonetheless proceeds with the Closing.
7.4    Knowledge.
7.4.1 Definition. When a statement is made under this Agreement to the “knowledge” or “actual knowledge” of a party (or other similar phrase), it shall mean that none of the Designated Representatives of such party has any actual knowledge (without further investigation) of any facts indicating that such statement is not true. Each Designated Representative shall be deemed to have actual knowledge of any matter received by such Designated Representative in writing. None of the Designated Representatives shall have any personal liability under this Agreement.
7.4.2 Designated Representatives. The “Designated Representatives” are limited to the following individuals:
(a) for Sellers: Denis Sullivan, Kevin Slein, Mark Anema and Peter Zimmar; and
(b) for Buyer: George Fraley, Salvatore Colletti and Joanne Deyo.
7.5 Interim Covenants of Sellers. From the Effective Date until the Closing Date or the sooner termination of this Agreement, each Seller, individually and severally (and not jointly and not jointly and severally) with respect to only itself and its Constituent Properties, hereby agrees as follows:
7.5.1 Maintenance/Operation. Such Seller shall, at its cost and expense, manage, maintain and operate each Constituent Property in materially the same manner as it has managed, maintained and operated each such Constituent Property through the Effective Date, subject to ordinary wear and tear and further subject to the casualty and condemnation provisions in this Agreement. Subject to force majeure, Seller shall continue to perform all Pending Capital Projects and shall make all repairs and replacements reasonably required to prevent material damage to the Constituent Properties and to protect the health and safety of tenants, visitors and the public (both inside and out of the Constituent Properties) and to comply with law and avoid Violations, in each case in materially the same manner as it has managed, maintained and operated each Constituent Property through the Effective Date. Such Seller will perform all material obligations of landlord under the Leases in and enforce the Leases against the tenants thereunder in accordance with their respective terms, in all material respects. Subject to the provisions of Section 4.3.4, if any new Violation is issued in writing by a Governmental Entity and received by Seller during the Escrow Period with respect to the Constituent Properties and does not arise from the actions or inactions of Buyer or an affiliate of Buyer (an “Escrow Period Violation”), Seller shall use commercially reasonable efforts to cure such Escrow Period Violations prior to the Closing Date; provided, that a failure by Seller to cure or otherwise remove such Escrow Period Violation shall not be a breach of this Agreement or a condition to Buyer’s obligation to proceed with the Closing under this Agreement, and shall not give Buyer any rights to terminate this Agreement.

7.5.2 Maintain Insurance. Such Seller shall, at its cost and expense, until the earlier of the Closing or the termination of this Agreement, maintain the Insurance Policies; provided, however, that such Seller may make commercially reasonable modifications to, or replacements of, such Insurance Policies provided that such modifications or replacements do not materially reduce the insurance coverage or increase deductibles existing as of the Effective Date.
7.5.3    Contracts.
(a)    No Seller shall, without the prior written consent of Buyer, enter into, materially modify, or terminate any additional service or equipment leasing contracts or other similar agreements relating to any Constituent Property or materially modify or terminate any of the Contracts; provided, however, that either Seller may modify or terminate any Excluded Contract at any time. If Buyer fails to notify Sellers in writing of Buyer’s objections within ten (10) business days of Buyer’s receipt of the proposed modification, termination, or new contract terms (and a request for Buyer’s approval), then Buyer shall be deemed to have approved the same. With respect to any Excluded Contract, Seller shall promptly following the Closing provide a notice of termination (or partial termination with respect to National Service Contracts) to the vendor thereunder with respect to each such Excluded Contract.
(b) Notwithstanding anything in Section 7.5.3(a) to the contrary, a Seller may enter into or materially modify any additional service or equipment leasing contract or other similar agreement relating to any Constituent Property or materially modify any of the Contracts without Buyer’s consent if (A) such contract or agreement or amendment thereto is necessary as a result of an emergency at any Constituent Property, or (B) in the case of an new contract or agreement, (i) does not require the payment of more than $150,000 in any calendar year, (ii) is terminable on thirty (30) days’ or less notice, without penalties, and (iii) is entered into in the course of customary maintenance and repairs at the Constituent Property.
7.5.4    Leases.
(a) Such Seller shall not, from and after the Effective Date and until the termination of this Agreement, (i) modify, renew (except pursuant to the exercise by a tenant of a renewal or extension option contained in such tenant's Lease which shall not require the prior written approval of the Buyer), grant any consent to any assignment or sublet , or waive any material rights in writing under the Leases, (ii) terminate any Lease except by reason of a default by the tenant thereunder and then only in accordance with such Seller’s past practice or as required by law, (iii) enter into a

New Lease, or (iv) accept a surrender or consent to the termination or cancellation of any Lease by the tenant thereunder, except to the extent landlord is obligated to do so in accordance with the terms of such Lease or as required by law or arising by reason of a default by the tenant thereunder, in each case described in clauses (i) through (iv), without the prior written approval of Buyer, which approval shall not be unreasonably withheld or delayed, and which shall be deemed approved if Buyer fails to respond to a written request for approval made at any time during the term of this Agreement within ten (10) business days after receipt of the request therefor together with a summary of lease terms in reasonable detail, a statement as to the brokerage commission, if any, payable in connection therewith and credit information on the proposed tenant, if the intended action is the execution of a new tenant lease. If Buyer approves (or is deemed to have approved) of Seller's entering into a New Lease and such lease is thereafter fully executed, then (i) the amount of the brokerage commission specified in Seller's notice, (ii) the cost of any tenant improvements to be performed by the landlord under the terms of the proposed lease, (iii) the amount of any cash work allowances required to be given by the landlord to the tenant under the terms of the proposed lease incurred in connection with such New Lease and (iv) the economic impact of any free rent shall be the responsibility of Buyer and shall be apportioned at the Closing in accordance with the proration provisions herein. Upon Seller's execution and delivery of any such lease approved by Buyer, the same shall be deemed to be a New Lease for all purposes under this Agreement.
(b)    Notwithstanding the foregoing or anything to the contrary contained in this Agreement, each Seller shall terminate or cause to be terminated at or prior to the Closing, at such Seller’s sole cost, those certain leases or license agreements set forth on Schedule 7.5.1(b) hereto and vacate the space occupied thereunder as of the Closing.
(c)    Seller shall provide, at Closing, an update to Schedule 7.1.1(e) dated not later than five (5) business days prior to Closing, to reflect an updated list of rent arrearages with respect to the Leases.
7.5.5 Encumbrances. Such Seller shall not encumber any Constituent Property with any new mortgages, deeds of trust, or other encumbrances except as expressly permitted above without Buyer’s consent (which shall not be unreasonably withheld, conditioned, or delayed as to easements, licenses, and similar documents required in the ordinary course of business).

7.5.6 Estoppels; SNDAs.

(a) Promptly following the Effective Date, Seller shall (i) prepare and deliver to all tenants under Non-Buyer Leases an estoppel certificate in favor of Buyer in the form of Exhibit “J-1” attached hereto (the “Tenant Estoppel”), and request each such tenant execute and deliver the Tenant Estoppel to Sellers and Buyer and (ii) prepare and deliver to the contractor, Skanksa, an estoppel certificate in favor of Buyer in the form of Exhibit “J-2” attached hereto (the “Contractor Estoppel”), and request Skanska execute and deliver the Contractor Estoppel to Sellers and Buyer. However, it is expressly understood and agreed that the receipt of one or more Tenant Estoppel and/or Contractor Estoppel shall not be a condition to Buyer’s obligation to proceed with the Closing under this Agreement, and the failure to obtain any Tenant Estoppel or Contractor Estoppel shall not entitle Buyer to terminate this Agreement. Seller shall deliver any executed Tenant Estoppels and Contractor Estoppels it receives to Buyer.
(b) Upon the written request of Buyer, such Seller agrees to forward, at no cost to such Seller and solely as an accommodation to Buyer, Buyer’s lender’s form of Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) (if any) to each tenant (other than Buyer). However, it is expressly understood and agreed that the receipt of one or more Subordination, Non-Disturbance and Attornment Agreements in any form executed by tenants shall not be a condition to Buyer’s obligation to proceed with the Closing under this Agreement, and the failure to obtain any SNDA shall not entitle Buyer to terminate this Agreement.
7.5.7 Personal Property. Such Seller agrees not to transfer to any third party or remove any material Personal Property from the Constituent Properties after the Effective Date, except for repair or replacement thereof and except in the case of any termination of this Agreement.
7.5.8 Notices from Governmental Entities. Such Seller shall notify Buyer of, and shall deliver to Buyer a copy of any material written notice such Seller actually receives, on or before the Closing, from any Governmental Entity, concerning the Constituent Properties that has not been previously disclosed to Buyer.
7.5.9 Employees. Seller shall, or cause Management Company or its affiliates to, make available to Buyer, or any management company retained by Buyer, the Employees for purposes of making offers of employment, subject to the terms and conditions that Buyer, or its management company, in Buyer or its management company’s sole discretion, as applicable, offers such employee (such Employees, the “Transferred Employees”). Employee

Costs with respect to Employees and Transferred Employees shall be apportioned pursuant to Section 5.4.1(g) hereof.
7.6 Mutual Covenants.
7.6.1 Sellers and Buyer shall comply in all material respects with all notice and other requirements under the Displaced Service Employees Protection Law of Westchester County (“DSEPL”) to the extent applicable, including, without limitation, the requirement by Buyer to offer temporary protection from the loss of employment to any Employees who are protected under the DSEPL.
7.6.2 With respect to any Transferred Employees, Buyer shall assume, or cause its management company to assume, all employee liabilities and claims accruing or first arising from and after the Closing. Sellers or their affiliates shall retain, or cause Management Company (or its affiliates) to retain, all employee liabilities and claims, including any obligations of severance pay, notice, pay, termination benefits, or any other termination pay with respect to: (i) the employment of any Employees that are not Transferred Employees incurred or first arising on or prior to the Closing, (ii) any Transferred Employees incurred or first arising on or prior to Closing; and (iii) the termination of employment of any Employee in connection with the Closing.
7.6.3 Buyer shall not be required to assume any Contract (other than the Must-Assume Contracts) at Closing. Effective as of the Closing Date, Seller, at Seller’s sole cost and expense, shall terminate any Contracts that Buyer does not elect to assume by written notification to Seller prior to the date that is thirty (30) days from the Effective Date. If Buyer does not notify Seller prior to the expiration of such thirty (30) day period, Buyer shall be deemed to have elected that Seller terminate all such Contract(s). Any such Contracts terminated pursuant to this Section 7.6.3 shall be treated as Excluded Contracts under this Agreement.
8. DISCLAIMER; RELEASE; WAIVER. AS AN ESSENTIAL INDUCEMENT TO SELLERS TO ENTER INTO THIS AGREEMENT, AND AS PART OF THE DETERMINATION OF THE PURCHASE PRICE, BUYER ACKNOWLEDGES AND AGREES, THAT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT AND THE DOCUMENTS EXECUTED BY SELLERS IN CONNECTION HEREWITH:
8.1 DISCLAIMER.
8.1.1 AS-IS; WHERE-IS. THE SALE OF THE PROPERTIES HEREUNDER IS AND WILL BE MADE ON AN “AS IS, WHERE IS” BASIS. SELLERS HAVE NOT MADE, DO NOT MAKE, AND SPECIFICALLY NEGATE AND DISCLAIM ANY

REPRESENTATIONS, WARRANTIES, OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT, OR FUTURE OF, AS TO, CONCERNING, OR WITH RESPECT TO THE PROPERTIES OR ANY OTHER MATTER WHATSOEVER.
8.1.2 SOPHISTICATION OF BUYER. BUYER IS A SOPHISTICATED BUYER WHO IS FAMILIAR WITH THE OWNERSHIP AND OPERATION OF REAL ESTATE PROJECTS SIMILAR TO THE PROPERTIES. BUYER ALSO ACKNOWLEDGES THAT IT IS ACQUIRING THE PROPERTIES SOLELY ON THE BASIS OF AND IN RELIANCE UPON SUCH EXAMINATIONS AND THE TITLE INSURANCE PROTECTION AFFORDED BY BUYER’S TITLE INSURANCE POLICY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLERS.
8.1.3    DUE DILIGENCE MATERIALS. ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTIES IS SOLELY FOR BUYER’S CONVENIENCE AND WAS OR WILL BE OBTAINED FROM A VARIETY OF SOURCES. SELLERS HAVE NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO (AND EXPRESSLY DISCLAIMS ALL) REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. SELLERS SHALL NOT BE LIABLE FOR ANY MISTAKES, OMISSIONS, OR MISREPRESENTATIONS, OR FOR ANY FAILURE OF BUYER TO INVESTIGATE THE PROPERTIES, NOR SHALL SELLERS BE BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS, APPRAISALS, ENVIRONMENTAL ASSESSMENT REPORTS, OR OTHER INFORMATION PERTAINING TO THE PROPERTIES OR THE OPERATION THEREOF, FURNISHED BY SELLERS OR BY ANY MANAGER, MEMBER, OR PARTNER OF SELLERS, OR BY ANY REAL ESTATE BROKERS, MEMBERS, PARTNERS, AGENTS, REPRESENTATIVES, TRUSTEES, AFFILIATES, DIRECTORS, OFFICERS, SHAREHOLDERS, EMPLOYEES, SERVANTS, OR AGENTS OF ANY OF THE FOREGOING, OR OTHER PERSONS OR ENTITIES ACTING ON BEHALF OF SELLERS OR AT EITHER SELLER’S REQUEST OR OTHERWISE AFFILIATED WITH EITHER SELLER (COLLECTIVELY, “SELLER-RELATED PARTIES”).

8.2 RELEASE; WAIVER.
8.2.1    RELEASES. EFFECTIVE AS OF THE CLOSING, BUYER HEREBY RELEASES SELLERS AND ALL SELLER-RELATED PARTIES FROM ALL CLAIMS THAT BUYER OR ANY PARTY CLAIMING BY, THROUGH, OR UNDER BUYER (A “BUYER-RELATED PARTY”) HAS OR MAY HAVE AS OF CLOSING ARISING FROM OR RELATED TO ANY MATTER OR THING RELATED TO OR IN CONNECTION WITH THE PROPERTIES, INCLUDING THE PROPERTY INFORMATION, THE LEASES AND THE TENANTS THEREUNDER, ANY CONSTRUCTION DEFECTS, ERRORS, OR OMISSIONS IN THE DESIGN OR CONSTRUCTION, AND ANY ENVIRONMENTAL CONDITIONS, AND BUYER SHALL NOT LOOK TO ANY SELLER-RELATED PARTIES IN CONNECTION WITH THE FOREGOING FOR ANY REDRESS OR RELIEF. THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESS TERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES, AND CAUSES OF ACTION. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BY PROCEEDING TO CLOSING, BUYER SHALL BE DEEMED TO HAVE RELEASED SELLERS AND ALL SELLER-RELATED PARTIES FROM ALL RESPONSIBILITY AND LIABILITY TO BUYER REGARDING THE CONDITION (INCLUDING ITS PHYSICAL CONDITION AND ITS COMPLIANCE WITH LAWS, AND THE PRESENCE IN THE SOIL, AIR, STRUCTURES AND SURFACE AND SUBSURFACE WATERS, OF HAZARDOUS MATERIALS (OR SUBSTANCES THAT HAVE BEEN, OR MAY IN THE FUTURE BE DETERMINED TO BE, HAZARDOUS MATERIALS OR SUBJECT TO REGULATION BY LAWS AND/OR THAT MAY NEED TO BE SPECIALLY TREATED, HANDLED AND/OR REMOVED FROM THE PROPERTY UNDER CURRENT OR FUTURE LAWS)), VALUATION, SALABILITY OR UTILITY OF THE PROPERTIES, OR ITS SUITABILITY FOR ANY PURPOSE WHATSOEVER.

8.2.2    WAIVER. BY PROCEEDING TO CLOSING, BUYER SHALL BE DEEMED TO HAVE ACKNOWLEDGED THAT IT HAS INSPECTED THE PROPERTIES, OBSERVED THEIR PHYSICAL CHARACTERISTICS AND EXISTING CONDITIONS AND HAS HAD THE OPPORTUNITY TO CONDUCT SUCH INVESTIGATIONS AND STUDIES ON AND OF THE PROPERTIES AND ADJACENT AREAS AS IT DEEMED NECESSARY, AND BUYER SHALL BE DEEMED TO HAVE WAIVED ANY AND ALL OBJECTIONS TO OR COMPLAINTS (INCLUDING BUT NOT LIMITED TO ACTIONS BASED ON FEDERAL OR STATE STATUTORY OR COMMON LAW AND ANY PRIVATE RIGHT OF ACTION UNDER ANY LAWS ((INCLUDING THOSE PERTAINING TO ENVIRONMENTAL PROTECTION) TO WHICH THE PROPERTIES ARE OR MAY BE SUBJECT) REGARDING PHYSICAL CHARACTERISTICS AND EXISTING CONDITIONS, INCLUDING WITHOUT LIMITATION STRUCTURAL AND GEOLOGIC CONDITIONS, SUBSURFACE SOIL AND WATER CONDITIONS AND SOLID AND HAZARDOUS MATERIALS ON, UNDER, ADJACENT TO OR OTHERWISE AFFECTING THE PROPERTIES. BUYER FURTHER HEREBY ASSUMES THE RISK OR CHANGES IN APPLICABLE LAWS RELATING TO PAST, PRESENT AND FUTURE ENVIRONMENTAL CONDITIONS ON THE PROPERTIES, AND THE RISK THAT ADVERSE PHYSICAL CHARACTERISTICS AND CONDITIONS, INCLUDING WITHOUT LIMITATION THE PRESENCE OF HAZARDOUS MATERIALS, MAY NOT BE REVEALED BY ITS INVESTIGATION.
_/s/REL_________
INITIALS OF BUYER

9. Disposition of Deposit.
9.1 Default by Sellers.
9.1.1 If the Closing shall not occur by reason of the failure of satisfaction of the conditions benefiting Buyer under Section 4 or the termination of this Agreement in accordance with Section 4 or Section 6 and such failure is not waived by Buyer, then the Deposit (less the Independent Consideration, which shall be paid to Sellers) shall be returned to Buyer, and neither party shall have any further obligation or liability to the other (other than those obligations that expressly survive a termination of this Agreement).
9.1.2 If the Closing shall not occur by reason of a Seller’s material default hereunder that has not been cured within fifteen (15) days following receipt of written notice thereof (a “Seller Default”), then, provided Buyer is not in default of any of its obligations under this Agreement and Buyer has demonstrated that it is ready, willing and able to perform its obligations under this Agreement (including having obtained funds at least equal to the Closing Payment), Buyer shall be entitled as its sole and exclusive remedy to either (1) specifically enforce this Agreement, but an action for specific performance must be commenced within sixty (60) days after the scheduled Closing Date (and thereafter must be diligently pursued) or be forever barred, or (2) terminate this Agreement and obtain a return of the Deposit (less the Independent Consideration, which shall be paid to Sellers), but no other action, for damages or otherwise, shall be permitted.

9.2 Default by Buyer. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IF BUYER HAS NOT TERMINATED THIS AGREEMENT IN ACCORDANCE WITH THE TERMS SET FORTH IN THIS AGREEMENT AND IF THE SALE OF THE PROPERTIES TO BUYER IS NOT CONSUMMATED OTHER THAN SOLELY AND DIRECTLY DUE TO A SELLER DEFAULT, THEN SELLERS, AS SELLERS’ SOLE AND EXCLUSIVE REMEDY, BUT SUBJECT TO THE PROVISIONS OF THIS AGREEMENT THAT EXPRESSLY SURVIVE A TERMINATION OF THIS AGREEMENT, MAY TERMINATE THIS AGREEMENT AND THE DEPOSIT SHALL BE DELIVERED TO AND RETAINED BY SELLERS AS FULL COMPENSATION AND LIQUIDATED DAMAGES UNDER THIS AGREEMENT FOR SUCH FAILURE TO CLOSE. IN CONNECTION WITH THE FOREGOING, THE PARTIES RECOGNIZE THAT SELLERS WILL INCUR EXPENSES IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THAT THE PROPERTIES MAY BE REMOVED FROM THE MARKET; FURTHER, THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO SELLERS CAUSED BY THE BREACH BY BUYER UNDER THIS AGREEMENT AND THE FAILURE OF THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR THE AMOUNT OF COMPENSATION SELLERS SHOULD RECEIVE AS A RESULT OF BUYER’S DEFAULT, AND THAT THE DEPOSIT REPRESENTS THE PARTIES’ BEST CURRENT ESTIMATE OF SUCH DETRIMENT. THIS SECTION 9.2 SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT. NOTHING CONTAINED IN THIS SECTION 9.2 SHALL LIMIT OR IMPAIR ANY OF SELLERS’ RIGHTS AND REMEDIES AGAINST BUYER FOR ANY OTHER PRE-CLOSING DEFAULT BY BUYER UNDER THIS AGREEMENT (INCLUDING BUYER’S DUE DILIGENCE INDEMNITY UNDER SECTION 4.6 OR BREACH OF CONFIDENTIALITY UNDER SECTION 10.17 BELOW).

______/s/REL_____________ BUYER’S INITIALS	_______/s/KC____________ SELLER BMR-LANDMARK AT EASTVIEW LLC’S INITIALS	_________/s/KC__________ SELLER BMR-LANDMARK AT EASTVIEW IV LLC’S INITIALS

9.3 Closing. If the Closing shall occur, the Deposit shall be applied as a partial payment of the Purchase Price.
10. Miscellaneous.
10.1 Brokers.
10.1.1 Each Seller represents and warrants to Buyer, and Buyer represents and warrants to Sellers, that no broker or finder has been engaged by it, respectively, in connection with the sale contemplated by this Agreement. In the event of a claim for broker’s or finder’s fee or commissions in connection with the sale contemplated by this Agreement, then the applicable Seller shall indemnify, defend, and hold harmless Buyer from the same if it shall be based upon any statement or agreement alleged to have been made by such Seller, and Buyer shall indemnify, defend and hold harmless Sellers from the same if it shall be based upon any statement or agreement alleged to have been made by Buyer.
10.1.2 The provisions of this Section 10.1 are not intended to apply to leasing commissions incurred in accordance with this Agreement.
10.2 Limitation of Liability.
10.2.1 Notwithstanding anything to the contrary contained herein, the direct and indirect shareholders, partners, members, trustees, officers, directors, employees, agents, and security holders of the parties are not assuming any, and shall have no, personal liability for any obligations of the parties hereto under this Agreement, except as provided in the Joinder attached hereto. In no event shall any party be liable under this Agreement for any consequential, exemplary, special, or punitive damages.
10.2.2 Notwithstanding anything to the contrary contained herein (but subject to the provisions of Section 10.2.1), neither Seller shall have any liability to Buyer (and Buyer shall make no claim against either Seller) for a breach of any representation or warranty or any other covenant, agreement, or obligation of either Seller that survives Closing, or for indemnification, under this Agreement or any Closing Document executed by either Seller in connection with this Agreement, unless the valid claims for all such breaches and indemnifications collectively aggregate to more than $1,000,000 (the “Basket Limitation”), in which case Buyer shall be entitled to recover the amounts that exceed the Basket Limitation. Notwithstanding the preceding sentence, the liability of Sellers under this Agreement and such documents shall not exceed, in the aggregate, an amount equal to two percent (2%) of the Purchase Price (the “Cap Limitation”). Notwithstanding the foregoing, in the event an Escrow Period Violation is not cured by Sellers on or prior to the Closing pursuant to Section 7.5 hereof, Sellers shall indemnify Buyer for all Losses actually incurred by Buyer relating solely to such Escrow Period Violations in excess of $100,000 (“Violation Basket”), in which case Buyer shall be entitled to recover the amounts that exceed the Violation Basket. Further, and notwithstanding the previous sentence, the liability of Sellers under this Agreement for any Escrow Period Violations shall in no event exceed $1,000,000 (the “Violation Cap”).
(a) Notwithstanding anything to the contrary contained herein (but subject to the provisions of Section 10.2.1), Buyer shall have no liability to Sellers (and Sellers shall make no claim against Buyer) for a breach of any representation or warranty or any other covenant, agreement, or obligation of Buyer that survives Closing, or for indemnification, under this Agreement or any Closing Document executed by Buyer in connection with this Agreement, unless the valid claims for all such breaches and indemnifications collectively aggregate to more than the Basket Limitation (or the Violation Basket with respect to Escrow Period Violations only), in which case Sellers shall be entitled to recover the amounts that exceed the Basket Limitation (or Violation Basket, as applicable). Notwithstanding the preceding sentence, the liability of Buyer under this Agreement and such documents shall not exceed the Cap Limitation (or the Violation Cap with respect to Escrow Period Violations only).
(b)    The terms and provisions of this Section 10.2.4 shall survive Closing and/or termination of this Agreement.
10.2.3    The limitations of liability contained in this Section 10.2 are in addition to, and not in limitation of, any limitation on liability provided elsewhere in this Agreement or by Law or by any other contract, agreement, or instrument.
10.3 Schedules and Exhibits; Entire Agreement; Modification. All schedules and exhibits attached and referred to in this Agreement are hereby incorporated herein as if fully set forth in (and shall be deemed to be a part of) this Agreement. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters. This Agreement may not be modified or amended except by written agreement signed by both parties.
10.4 Time of the Essence. Time is of the essence of this Agreement. However, whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time (or by a particular date) that ends (or occurs) on a non-business day, then such period (or date) shall be extended until the immediately following business day. As used herein, “business day” shall mean any day other than a Saturday, Sunday, or federal or New York state holiday. Unless expressly indicated otherwise, (a) all references to time in this Agreement shall be deemed to refer to Eastern time, and (b) all time periods provided for under this Agreement shall expire at 5:00 p.m. Eastern time.
10.5 Interpretation. Section headings shall not be used in construing this Agreement. Each party acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed, and the usual rule of construction, to the effect that any ambiguities herein should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications, or exhibits hereto or thereto. The words “herein”, “hereof”, “hereunder”, “hereby”, “this Agreement”, and other similar references shall be construed to mean and include this Agreement and all amendments and supplements hereto unless the context shall clearly indicate or require otherwise. Whenever the words “including”, “include”, or “includes” are used in this Agreement, they shall be interpreted in a non-exclusive manner. Except as otherwise indicated, all Schedule, Exhibit, and Section references in this Agreement shall be deemed to refer to the Schedules, Exhibits, and Sections in this Agreement. Except as otherwise expressly provided herein, any approval or consent provided to be given by a party hereunder must be in writing to be effective and may be given or withheld in the sole and absolute discretion of such party.
10.6 Governing Law. This Agreement shall be construed and enforced in accordance with the Laws of the State of New York, without giving effect to any principles regarding conflict of laws.
10.7 Successors and Assigns. Buyer may not assign or transfer any of its rights or obligations under this Agreement either directly or indirectly (whether by outright transfer, transfer of ownership interests, or otherwise) without the prior written consent of Sellers in their sole and absolute discretion; provided, however, Buyer may assign all of its interest in this Agreement one time on or before the Closing Date to (i) a wholly-owned subsidiary of Buyer or (ii) a lending institution selected by Buyer (a “Buyer Assignee”) so long as (A) Buyer gives Sellers notice thereof at least two (2) business days prior to Closing (including the name, vesting, and signature block of the transferee), (B) the assignment to a Buyer Assignee shall occur immediately prior to the Closing, (C) in connection with the Closing, Buyer and Buyer Assignee execute and deliver to Sellers an assignment of the right to receive the Deed hereunder upon receipt by Sellers of the Purchase Price (as adjusted herein) in form and substance reasonably satisfactory to Sellers and Buyer Assignee and (D) on or prior to the Closing, Buyer and Buyer Assignee shall enter into the Participation Agreement. Notwithstanding the limited assignment by Buyer to a Buyer Assignee permitted hereunder, in no event shall Buyer be relieved of its obligations and liabilities hereunder as a result of any such assignment and Buyer shall perform all obligations hereunder (including without limitation, the assumption of all Contracts required to be assumed hereunder) and Buyer Assignee shall have no liability whatsoever to Seller or any other person under this Agreement. No consent given by Sellers to any transfer or assignment of Buyer’s rights or obligations hereunder shall be construed as a consent to any other transfer or assignment of Buyer’s rights or obligations hereunder. No transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties. The terms of this Section 10.7 shall survive the Closing of this Agreement.
10.8 Notices. All notices, demands, and communications permitted or required to be given hereunder shall be in writing, and shall be delivered (a) personally; (b) by United States registered or certified mail, postage prepaid; (c) by FedEx or other reputable courier service regularly providing evidence of delivery (with charges paid by the party sending the notice); or (d) by a PDF or similar attachment to an e‑mail, provided that such e‑mail attachment shall be followed within one (1) business day by delivery of such notice pursuant to clause (a), (b), or (c) above. (Notwithstanding clause (d), e‑mail notice is sufficient in and of itself, and need not be followed by delivery of notice pursuant to clause (a), (b), or (c) above, as long as both (i) the notice is not a notice of default or a notice of termination of the Agreement, and (ii) receipt of such e‑mail is affirmatively acknowledged by all parties to whom such e‑mail is required to be addressed (including those to be copied).) Any such notice to a party shall be addressed at the address set forth below (subject to the right of a party to designate a different address for itself by notice similarly given):

To either Seller:	BMR-Landmark at Eastview LLC
17190 Bernardo Center Drive
San Diego, California 92131
Attention: Denis Sullivan
Telephone: (858) 207-5975
E-mail: denis.sullivan@biomedrealty.com

and:	BMR-Landmark at Eastview IV LLC
17190 Bernardo Center Drive
San Diego, California 92131
Attention: Denis Sullivan
Telephone: (858) 207-5975
E-mail: denis.sullivan@biomedrealty.com

with copy to:	BMR-Landmark at Eastview LLC
17190 Bernardo Center Drive
San Diego, California 92131
Attention: Legal Department

Telephone: (858) 485-9840
E-mail: legalreview@biomedrealty.com

with copy to:	c/o The Blackstone Group
345 Park Avenue, 42nd Floor
New York, NY 10154
Attention: Judy Turchin and Giovanni Cutaia
Telephone: (212) 583-5000
E-mail: giovanni.cutaia@blackstone.com and
judy.turchin@blackstone.com

with copy to:	Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Sasan Mehrara, Esq.
Telephone: (212) 455-2783
E-mail: smehrara@stblaw.com

To Buyer:	Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York 10591
Attention: Joseph J. LaRosa
Senior Vice President, General Counsel and Secretary
Telephone: 914-847-7498
E-mail: Joseph.LaRosa@regeneron.com

with a copy to:	Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York 10591
Attention: Joanne Deyo
Vice President, Facilities
Telephone: (914) 847-7407
E-mail: Joanne.Deyo@regeneron.com

with copy to:	Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attention: Marco Caffuzzi
Telephone: (212) 735-2661
E-mail: marco.caffuzzi@skadden.com
Service of any such notice or other communications so made shall be deemed effective on the day of actual delivery (whether accepted or refused), provided that if any notice or other communication to be delivered by email attachment as provided above cannot be transmitted because of a problem affecting the receiving party’s computer, the deadline for receiving such notice or other communication shall be extended through the next business day, as shown by the addressee’s return receipt if by certified mail, and as confirmed by the courier service if by courier; provided, however, that if such actual delivery occurs after 5:00 p.m. local time where received or on a non-business day, then such notice or communication so made shall be deemed effective on the first business day after the day of actual delivery. Except as expressly provided above with respect to certain email attachments and in Section 10.21 below, no communications via electronic mail shall be effective to give any notice, request, direction, demand, consent, waiver, approval, or other communications hereunder. The attorneys for any party hereto shall be entitled to provide any notice that a party desires to provide or is required to provide hereunder.
10.9 Third Parties. Except as provided in Section 8.2, nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the parties hereto and their respective successors and assigns, and nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, and no provision shall give any third parties any right of subrogation or action over or against any party to this Agreement.
10.10 Legal Costs. Each party hereto agrees that it shall pay directly any and all legal costs which it has incurred or shall incur on its own behalf in the preparation of this Agreement, all Deeds, and other agreements pertaining to this transaction and that such legal costs shall not be part of the closing costs. In addition, if either Buyer or either Seller brings any suit or other proceeding, including an arbitration proceeding, with respect to the subject matter or the enforcement of this Agreement, the prevailing party (as determined by the court, agency, arbitrator, or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys’ fees, expenses and costs of investigation actually incurred. The foregoing includes attorneys’ fees, expenses and costs of investigation (including those incurred in appellate proceedings), costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11, or 13 of the Bankruptcy Code (11 United States Code Sections 101 et seq.), or any successor statutes. The provisions of this Section 10.10 shall survive the Closing or any termination of this Agreement.
10.11 Bulk Sales Laws. Buyer and Seller hereby agree to comply with the provisions of any bulk sales, bulk transfer or similar laws of any jurisdiction that may be applicable with respect to the sale of all or any portion of the Properties to Buyer, and both parties hereby agree to reasonably cooperate with the other in such compliance.

10.12 Further Assurances. Each party shall, whenever and as often as it shall be requested so to do by the other, cause to be executed, acknowledged, or delivered any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Agreement (provided the same do not increase in any respect the costs to, or liabilities or obligations of, such party in a manner not otherwise provided for herein).
10.13 Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by Law.
10.14 Press Releases. Except as otherwise expressly permitted under Section 10.17 below, no press release or other public disclosure regarding the terms of this Agreement or the transaction contemplated hereby shall be made without the prior written consent of Buyer and Sellers. Except as otherwise expressly permitted under Section 10.17 below, without limitation on the foregoing, Buyer and Sellers shall use diligent efforts not to make any public disclosure of the Purchase Price. However, either party shall have the right to make public disclosures required by (1) Law (but only if such party gives the other party reasonable notice and an opportunity to obtain a restraining order or take other similar protective actions) or (2) the rules and regulations of a securities exchange. This Section 10.14 shall survive the Closing.
10.15 Anti-Terrorism Law. Each party is in material compliance with the terms of the USA Patriot Act of 2001, as amended, any regulations promulgated under the foregoing law, Executive Order No. 13224 on Terrorist Financing, any sanctions program administrated by the U.S. Department of Treasury’s Office of Foreign Asset Control or Financial Crimes Enforcement Network (collectively, the “Anti‑Money Laundering and Anti-Terrorism Laws”), and any other Laws, regulations or executive orders designed to combat terrorism or money laundering, if applicable, to this Agreement. Each party represents and warrants to the other party that it is not an entity named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Department of Treasury, as last updated prior to the date of this Agreement. The monies used to fund Buyer’s investment in the Property are not (i) derived from, invested for the benefit of or related in any way to the governments of, or persons within, any country under a United States embargo enforced by the Office of Foreign Assets Control of the United States Department of the Treasury (currently, Cuba, Iran, North Korea, Sudan, Syria, or the Crimea region of Ukraine), or (ii) derived from any illegal or illicit activity.
10.16    Tax Appeal Proceedings.
10.16.1 Prosecution and Settlement of Proceedings.

(a) If any tax reduction proceedings in respect of any Constituent Property, relating to any tax years ending prior to the year in which the Closing occurs, are pending at the time of the Closing, the applicable Seller reserves and shall have the right to continue to prosecute and/or settle the same at no cost or expense to Buyer and without Buyer's consent; provided, that, neither Seller shall be permitted to settle or compromise any such proceedings if such settlement or compromise would have an adverse impact on the taxes for the fiscal year in which the Closing occurs or any subsequent tax period.
(b) If any tax reduction proceedings in respect of a Constituent Property, relating to the tax year in which the Closing occurs, are pending at the time of Closing, then such Seller reserves and shall have the right to continue to prosecute and settle the same; provided, however, that such Seller shall not settle any such proceeding without Buyer’s prior written consent, which consent shall not be unreasonably withheld or delayed. Buyer shall reasonably cooperate with Sellers in connection with the prosecution of any such tax reduction proceedings.
10.16.2 Application of Refunds or Savings. Any refunds or savings in the payment of taxes resulting from such tax reduction proceedings that are applicable to taxes allocable to the period prior to the date of the Closing shall belong to and be the property of the applicable Seller, and any refunds or savings in the payment of taxes that are applicable to taxes allocable to the period from and after the date of the Closing shall belong to and be the property of Buyer; provided, however, that if any such refund creates an obligation to reimburse any tenants under any Lease for any rents or additional rents paid or to be paid, that portion of such refund equal to the amount of such required reimbursement (after deduction of allocable expenses as may be provided in such Lease to such tenant) shall, at such Seller’s election, either (a) be paid to Buyer and Buyer shall disburse the same to such tenants or (b) be paid by such Seller directly to the tenants entitled thereto. All reasonable attorneys’ fees and other expenses incurred in obtaining such refunds or savings shall be apportioned between the applicable Seller and Buyer in proportion to the gross amount of such refunds or savings payable to such Seller and Buyer, respectively (without regard to any amounts reimbursable to tenants); provided, however, that neither the applicable Seller nor Buyer shall have any liability for any such fees or expenses in excess of the refund or savings paid to such party unless such party initiated such proceeding.
10.16.3 Survival. The provisions of this Section 10.15 shall survive the Closing.

10.17 Acceptance of Deeds. Consummation of the Closing shall be deemed full compliance by Sellers of all of Sellers’ obligations under this Agreement except for those obligations of Sellers that are specifically stated to survive the Closing hereunder.
10.18 Adjoining Property.
(a) Buyer and Sellers acknowledge and agree that Buyer (or one of its affiliates) is the owner of an adjoining property to the Constituent Properties (the “Adjoining Property”) and is currently pursuing certain development opportunities at the Adjoining Property, which may require the cooperation of the owner of the Constituent Properties with respect to certain traffic studies, entitlements, and other development matters. During the Escrow Period, Buyer and Sellers shall use commercially reasonable efforts to consult with such other party with respect to the potential development of the Adjoining Property, provided that nothing in this Agreement shall prohibit either party in its sole and absolute discretion from contacting any Governmental Entity having jurisdiction over the Adjoining Property or making a public filing or responding to a public filing with respect to the Adjoining Property. Notwithstanding the foregoing, if Buyer elects during the Escrow Period to suspend its development activities with respect to the Adjoining Property and notifies Sellers in writing of the same, Sellers shall not make any public filings or responses to a public filing with respect to the Adjoining Property that Buyer has fully revoked (unless such filing or response is necessary due to previous filings or responses made by Buyer or an affiliate thereof).
(b) Buyer and Sellers acknowledge and agree that (i) Buyer (or one of its affiliates) (such Person(s), the "Loop Road Property Owner") is the owner of an adjoining property to the Constituent Properties (the “Loop Road Property”), (ii) Sellers hold an easement granting Sellers certain use of and/or access to a certain area of the Loop Road Property (such area, the "Easement Area") and (iii) Sellers are currently pursuing certain development opportunities on and/or around the Easement Area, which may require the cooperation of the Loop Road Property Owner with respect to certain traffic studies, entitlements, and other development matters. During the Escrow Period, Sellers shall use commercially reasonable efforts to consult with Buyer with respect to the potential development of the Easement Area, provided that nothing in this Agreement shall prohibit either party in its sole and absolute discretion from contacting any Governmental Entity having jurisdiction over the Loop Road Property or making a public filing or responding to a public filing with respect to the Loop Road Property.
10.19 Relationship of the Parties. Nothing in this Agreement shall be construed so as to make Buyer a partner of the Sellers and nothing in this Agreement shall be construed so as to make Buyer an owner of the Properties for any purpose until the Closing Date.
10.20 Confidentiality. The terms of the transaction contemplated in this Agreement, including, without limitation, the Purchase Price, all other financial terms, and all Due Diligence Materials, shall remain confidential and shall not be disclosed by any party hereto without the written consent of the other except (a) to such party’s directors, officers, partners, members, employees, legal counsel, accountants, lenders, engineers, architects, brokers, financial advisors, and similar professionals and consultants, to the extent such party deems it necessary or appropriate in connection with the transaction contemplated hereunder (and such party shall inform each of the foregoing parties of such party’s obligations under this Section and shall secure the agreement of such parties to be bound by the terms hereof), or (b) as otherwise required by Law or regulation (including the rules and regulations of a securities exchange). Unless and until the transaction contemplated by this Agreement shall close, Buyer shall also keep confidential all documents, reports, and information concerning the Properties obtained from Sellers or through the due diligence investigation of the Properties by Buyer or its agents, except to the extent permitted by clauses (a) or (b) above. The provisions of this Section 10.20 shall survive any termination of this Agreement or the Closing (as applicable).
10.21 Counterparts; Delivery. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. The delivery of an executed counterpart of this Agreement by facsimile or as a PDF or similar attachment to an e-mail shall constitute effective delivery of such counterpart for all purposes with the same force and effect as the delivery of an original, executed counterpart. Notwithstanding the foregoing, upon written request by either party the other party promptly shall deliver an original, executed counterpart of this Agreement to the requesting party.
10.22 Effectiveness. In no event shall any draft of this Agreement create any obligation or liability, it being understood that this Agreement shall be effective and binding only when a counterpart hereof has been executed and delivered by each party hereto.
10.23 Jurisdiction. Buyer and Sellers each irrevocably submits to the jurisdiction of (a) the Supreme Court of the State of New York and (b) the United States District Court for the Southern District of New York for the purposes of any suit, action, or other proceeding arising out of this Agreement or any transaction contemplated hereby. Buyer and Sellers each further agree that service of any process, summons, notice, or document by U.S. certified mail to such party’s respective address set forth above shall be effective service of process for any action, suit, or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. BUYER AND SELLERS EACH IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY

AND IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN (X) THE SUPREME COURT OF THE STATE OF NEW YORK AND (Y) THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT, OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
[Signatures appear on following page.]

IN WITNESS WHEREOF, Sellers and Buyer have executed this Agreement as of the date first above written.

SELLERS:

BMR-LANDMARK AT EASTVIEW LLC,
a Delaware limited liability company

By: /s/Kenneth A. Caplan
Name: Kenneth A. Caplan
Title: Senior Managing Director and Vice President

BMR-LANDMARK AT EASTVIEW IV LLC,
a Delaware limited liability company

By: /s/Kenneth A. Caplan
Name: Kenneth A. Caplan
Title: Senior Managing Director and Vice President
IN WITNESS WHEREOF, Sellers and Buyer have executed this Agreement as of the date first above written.

BUYER:

REGENERON PHARMACEUTICALS, INC.,
a New York corporation

By: /s/Robert E. Landry
Name: Robert E. Landry
Title: SVP - CFO & Finance

JOINDER BY ESCROW AGENT
Old Republic Title Company, referred to in this Agreement as the “Escrow Agent,” hereby acknowledges that it received this Agreement executed by Sellers and Buyer as of the 30th day of December, 2016, and accepts the obligations of the Escrow Agent as set forth herein.
OLD REPUBLIC TITLE COMPANY

By: /s/Gregory J. Chaparro
Name: Gregory J. Chaparro
Title: SVP

ACKNOWLEDGEMENT BY ESCROW AGENT OF RECEIPT OF DEPOSIT
Old Republic Title Company, referred to in this Agreement as the “Escrow Agent,” hereby acknowledges that it received the Deposit on the 30th day of December, 2016. The Escrow Agent hereby agrees to hold and distribute the Deposit in accordance with the terms and provisions of the Agreement.
OLD REPUBLIC TITLE COMPANY

By: /s/Gregory J. Chaparro
Name: Gregory J. Chaparro
Title: SVP

JOINDER
1. In consideration of Buyer’s execution of that certain Purchase Agreement dated as of December 30, 2016 by and between BMR-Landmark at Eastview LLC, BMR-Landmark at Eastview IV LLC and Regeneron Pharmaceuticals, Inc. (as the same may be amended, modified or supplemented from time to time, the “Agreement”) to which this “Joinder” is attached (and of which it forms a part), the undersigned (“Seller Parent”), hereby agrees, to fulfill any payment obligations of Sellers under Section 5.2.1(i), Section 5.3, Section 5.4.3(b), Section 5.4.3(d), Section 7.6, Section 10.1.1, Section 10.2.2, Section 10.10 and Section 10.16.2 of the Agreement (collectively, the “Obligations”) in accordance with the terms of the Agreement and to the extent such Obligations are not timely fulfilled by Sellers, but without any obligation of Buyer to proceed first against Sellers for such Obligations, in each case subject to the limitations set forth in the Agreement. Capitalized terms used in this Joinder and not otherwise defined herein shall have the same meanings as set forth in the Agreement.
2. Seller Parent acknowledges that Seller Parent is an affiliate of Seller and that Seller Parent will derive substantial benefits from the execution of the Agreement and the transactions contemplated thereby, and that Seller Parent’s execution of this Joinder is a material inducement and condition to Buyer’s execution of the Agreement.
3. Notwithstanding anything to the contrary contained in this Joinder, the obligations and liabilities of Seller Parent under this Joinder are subject to all limitations applicable to the Seller’s obligations and liabilities under the Agreement, including, without limitation, the limitations set forth in Section 7.3 and Section 10.2 of the Agreement, and all such limitations are incorporated herein by this reference as if set forth in full herein. Without limitation on the foregoing: (a) in no event shall Seller Parent's liability under this Joinder exceed the Cap Limitation (subject to reduction for any claims or amounts actually paid by Sellers and credited against the Cap Limitation pursuant to the terms of the Agreement) in the aggregate for all claims made by Buyer hereunder; and (b) all obligations and liabilities of Seller Parent under this Joinder (including any cause of action by reason of a breach thereof) shall survive the Closing only for so long as such obligations or liabilities shall survive pursuant to the terms of the Agreement.
4. Seller Parent’s guaranty and liability under this Joinder are absolute and unconditional and shall not be affected, released, terminated, discharged or impaired, in whole or in part, by any or all of the following: (i) any lack of genuineness, regularity, validity, legality or enforceability, or the voidability of, the Agreement; (ii) the failure of Buyer to exercise or to exhaust any right or remedy or take any action against any Person or any collateral or other security available to it; (iii) any amendment or modification of the terms of the Agreement; (iv) any failure or delay of Buyer to exercise, or any lack of diligence in exercising, any right or remedy with respect to the Agreement; (v) any dealings or transactions between Buyer and Sellers or any of its affiliates relating to the Agreement, whether or not Seller Parent shall be a party to or cognizant of the same; (vi) any exchange, surrender or release, in whole or in part, of any security which may be held by Buyer at any time in respect of the Agreement; (vii) any guaranty now or hereafter executed by Seller Parent or its affiliates or the release of Seller Parent or its affiliates thereunder or the failure of any other party to assume liability for the payment in connection with the Agreement, whether by operation of law or otherwise; (viii) Buyer's consent to any assignment or successive assignments of the Agreement; (ix) the failure to give Seller Parent notice of any breach; and/or (x) any other circumstance which might constitute a legal or equitable discharge or defense available to Seller Parent, whether similar or dissimilar to the foregoing, other than the defense of (a) payment and performance or (b) the claim against Sellers is not due and owing under the terms of the Agreement or that Seller has performed (it being understood and agreed that Buyer will only be required to litigate the existence of the same or similar defenses raised by both Seller and Seller Parent in one action or proceeding). Seller Parent expressly waives the following: (i) notice of acceptance of this Joinder; (ii) any requirement of promptness, diligence, presentment, protest, notice of dishonor, notice of demand and notice of acceptance; (iii) the right to trial by jury in any action or proceeding of any kind arising on, under, out of, or by reason of or relating, in any way, to its obligations under this Joinder, or the interpretation, breach or enforcement of such obligations; and (iv) all rights of subrogation and any other claims that it may now or hereafter acquire against Seller or any insider that arise from the existence, payment, performance or enforcement of Seller Parent’s obligations under this Joinder until such time as Seller Parent’s obligations under this Joinder are performed and paid in full. Seller Parent’s obligations under this Joinder are a present guaranty of payment and performance and not merely of collection. Notwithstanding anything to the contrary contained herein, Seller Parent’s liability shall extend to all amounts and performance of all of its obligations under this Joinder notwithstanding the fact that the Agreement becomes unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding.
5. The following Sections of the Agreement shall apply to this Joinder as though herein set forth in full, mutatis mutandis: 7.3, 10.2, 10.3, 10.5, 10.6, 10.8, 10.13, 10.14, 10.17, 10.20, 10.21, 10.22 and 10.23 (with any notice to Seller Parent to be sent to the addresses set forth for Sellers in Section 10.8 of the Agreement).
(no further text on this page)

IN WITNESS WHEREOF, the undersigned has executed this Joinder as of the date of the Agreement.

BIOMED REALTY, L.P.,
a Maryland Partnership

By:    BRE Edison L.P., a Delaware limited partnership,
    its general partner

By:    BRE Edison LLC, a Delaware limited liability company,
        its general partner

By: /s/Kenneth A. Caplan
Name: Kenneth A. Caplan
Title: Senior Managing Director and Vice President

LIST OF EXHIBITS AND SCHEDULES

SCHEDULES
1.22	-	Leases
1.32	-	Personal Property
4.3.4	-	Permitted Exceptions
5.4.1(b)	-	List of Tenant Security Deposits
5.4.1(f)	-	Sellers' Capital Projects
7.1.1(b)	-	Lease Defaults
7.1.1(d)	-	Brokerage Agreements
7.1.1(e)	-	Rent Arrearages
7.1.1(f)	-	Leasing Costs
7.1.2	-	Litigation and Non-Compliance Against Sellers
7.1.4-I	-	Material Existing Contracts
7.1.4-II	-	Must-Assume Contracts
7.1.10	-	Telecommunication Contracts
7.1.11	-	Pending Condemnation Proceedings
7.1.12	-	Tax Appeal Proceedings
7.1.13	-	Purchase Options
7.5.1(b)	-	Affiliate Leases and Licenses to be Terminated

EXHIBITS
“A”	-	Legal Description
“B”	-	Reserved
“C”	-	Form of Deed
“D”	-	Form of Bill Of Sale, Assignment, and Assumption
“E”	-	Form of Notice to Tenants
“F”	-	Form of Seller Title Certificate
“G”	-	Form of Seller Closing Certificate
“H”	-	Form of Buyer Closing Certificate
“I”	-	Form of FIRPTA
“J-1”	-	Form of Tenant Estoppel
“J-2”	-	Form of Contractor Estoppel

SCHEDULE 1.22

LEASES

Tenant Name	Document Type	Document Date
ACS STATE & LOCAL SOLUTIONS, INC.	Amended and Restated Lease	12/31/2002
	First Amendment	9/26/2003
	Second Amendment	2/28/2005
	Third Amendment	9/7/2011
	Fourth Amendment	10/31/2011
Name change: XEROX STATE & LOCAL SOLUTIONS, INC. (f/k/a ACS State & Local Solutions, Inc.)	Fifth Amendment	3/15/2016

TECHNOVAX, INC.	Lease Agreement	4/14/2005
	First Amendment	5/29/2008
	Second Amendment	7/19/2010
	Third Amendment	12/24/2010
	Fourth Amendment	4/1/2016

PSYCHOGENICS INC.	Lease Agreement	10/21/2011
	First Amendment	10/25/2012
	Second Amendment	2/1/2013

MOMENTIVE PERFORMANCE MATERIALS USA INC.	Lease Agreement	12/31/2009
	Lease Guaranty	12/31/2009
	First Amendment	9/17/2010
	Letter Exercising Extension Option	12/27/2011
	Second Amendment	12/28/2012

PEARL RIVER ACQUISITION CORPORATION	Space Lease	12/23/2008
	Lease Agreement	12/23/2008
	Lease Guaranty	12/23/2008
	First Amendment to Lease Guaranty	5/15/2009
	First Amendment to Lease	5/15/2009
	Building Lease	5/15/2009
	Amended and Restated Building Lease	6/19/2009
	First Amendment to Space Lease	6/19/2009
	Lease Termination Agreement	6/19/2009
	Amended & Restated Lease Guaranty	6/19/2009
	First Amendment	5/31/2013
	Term Commencement	1/11/2010
	Notice to Terminate Lease	5/1/2016

METROPOLITAN FIBER SYSTEMS OF NEW YORK	Utility Access License Agreement	8/1/2003
Name change: MCIMETRO ACCESS TRANSMISSION SERVICES, LLC	Renewal of License Agreement	1/23/2013

ICL-IP AMERICA INC.	Lease Agreement	5/19/2015
	First Amendment	5/5/2016
	Acknowledgement of Term Commencement	8/10/2016
	Second Amendment	8/16/2016

COMBE INCORPORATED	Lease Agreement	3/31/2000
	First Amendment	1/7/2003
	Second Amendment	4/1/2005
	Third Amendment	3/10/2010
	Fourth Amendment	8/10/2010
	Fifth Amendment	3/4/2011
	Sixth Amendment	4/27/2011
	Seventh Amendment	11/16/2012
	Eighth Amendment	10/31/2014
	Letter Exercising Extension Option	3/2/2015

EMPIRE MAINTENANCE GROUP	Space License Agreement	11/1/2015

SAVVY NETWORKS, INC.	Lease Agreement	3/13/2003
	First Amendment	12/31/2004
	Second Amendment	1/18/2006
	Term Commencement	2/17/2006
	Third Amendment	10/29/2007
Name Change: ANOTHER 9, LLC (successor-in-interest to Savy Networks, Inc.)	Fourth Amendment	5/18/2010
	Fifth Amendment	5/16/2011
	Settlement Agreement	3/30/2012
	Sixth Amendment	12/21/2012

COHERE COMMUNICATIONS (assignee)	Assignment & Assumption of Lease	9/30/2014

ARMGO PHARMA, INC.	Lease Agreement	12/22/2009
	Term Commencement	3/10/2010
	First Amendment	3/16/2010
	Work Letter	3/23/2010

BAYER HEALTHCARE LLC	Lease Agreement	11/16/2006
	Lease Guaranty	11/16/2006
	Term Commencement	7/10/2007
	First Amendment	11/29/2007

ASCENSIA DIABETES CARE US, INC. (assignee)	Assignment & Assumption of Lease	1/4/2015
	Consent to Assignment of Lease	1/4/2016

INNOTECH USA, INC.	Lease Agreement	5/30/2003
	First Amendment	12/4/2006
Name Change: AEROLASE CORPORATION (f/k/a)	Second Amendment	9/13/2011
	Third Amendment	1/11/2013
	Acknowledgement of Substitute 777 Premises Commencement Date	1/17/2013
	Fourth Amendment	3/10/2016

HOME DEPOT U.S.A., Inc.	Ground Lease Agreement	9/7/2006

SCHEDULE 1.32

PERSONAL PROPERTY

•	Firewall, located in the basement of 777

•	Router, located in the basement of 777

•	CISCO phone system, located in the basement of 777 and BMR management office

•	Meraki wireless access points, located in the BMR management office

•	Switches, located in the BMR management office

•	Computers, located in the BMR management office

•	Monitors, located in the BMR management office

•	Xerox copier, located in the BMR management office

•	Cell phones

•	Laptops

•	iPads

SCHEDULE 4.3.4

PERMITTED EXCEPTIONS

1.	Variations between Tax Map and record description.

2.
Until a guaranteed survey is received, the title policy will not insure the exact location, courses, distances and dimensions of the premises or the bed of any street, road or avenue passing through the said premises or any state of facts that a survey would show.

3.	No title is insured to any land now or formerly lying in the bed of SAW MILL RIVER, its arms, branches or tributaries by whatever name called.

4.	Rights of others to the natural and unobstructed flow of any rivers, brooks and streams crossing premises.

5.
Subject to riparian rights and easements of others and over SAW MILL RIVER, but policy does not insure any riparian rights or easements in favor of the owner of the premises as described in the title report.

6.	Truck Sewer Line Easement granted to the COUNTY OF WESTCHESTER for the Saw Mill Sewer Project contained in Liber 3298 cp 166 and located on the Filed Maps No. 3932, 3933 and No. 3934.

7.
Terms Conditions of the unrecorded Easement Agreements for Air Space over Old Saw Mill River Road between the TOWN OF GREENBURGH and UNION CARBIDE CORP. dated August 21, 1968 with reference to the bridge thereon over Old Saw Mill River Road.

8.	Agreement and Easement between UNION CARBIDE CORPORATION and the TOWN OF GREENBURGH contained in Liber 7661 cp 320, located as shown on Map 19469.

9.
Access Easement, 20 feet wide, Reserved in Liber 4045 cp 92 for ingress and egress in favor of the COUNTY OF WESTCHESTER from Old Saw Mill Road to the Potter's Filed, A/K/A County Home Cemetery and referred to in Liber 4087 cp 405.

10.	Covenants and Restrictions as set forth in Deed recorded in Liber 5203 cp 58 and as shown on Filed Map No. 19473.

11.
Easements, public and private over so much of the premises described in Schedule A, which lies in the present or former bed of SAW MILL RIVER ROAD and OLD SAW MILL RIVER ROAD, for all street purposes including but not limited to utilities, water and sewer lines, telegraph, telephone and power lines.

12.	Notes, Easements and Wetlands as shown on Filed Map No. 27669, filed on 11/15/05.

13.	Notes, Easements and Wetlands as shown on Filed Map #27754.

14.	Memorandum of Agreement dated 8/19/05 recorded 6/16/06 in Control # 461580136 made by and between Madison Square Garden, L.P. with Eastview Holdings, LLC (and Helicopter Landing Area Restrictions).

15.	Water Line Easement with the Town of Greenburgh recorded 10/13/06 in Control # 462700118.

16.	Sewer Line Easement with the Town of Greenburgh recorded 10/13/06 in Control # 462700131.

17.	Easement Agreement between Eastview Holdings LLC and BMR-LANDMARK AT EASTVIEW, LLC dated 8/4/07 and recorded 10/10/07 in Control No. 472740314 (Stormwater Drainage).

18.	Reciprocal Easement Agreement between Eastview Holding LLC and BMR-LANDMARK AT EASTVIEW, LLC dated 8/16/07 and recorded 9/5/07 in Control No. 47360279 (Loop Road Easements).

19.
Easement Agreement between Eastview Holdings LLC and BMR-LANDMARK AT EASTVIEW, LLC and MSG Training Center, LLC, dated 8/16/07 and recorded 9/5/07 in Control No. 472360254 (Right of Way and Road Widening).

20.
Reciprocal Easement Agreement between Eastview Holdings LLC and BMR-LANDMARK AT EASTVIEW, LLC, and MSG Training Center, LLC dated 8/16/07 and recorded 9/5/07 in Control No. 472360245 (Detention Basin).

21.	Memorandum of Lease between BMR-LANDMARK AT EASTVIEW, LLC and REGENERON PHARMACEUTICALS, INC. dated 12/12/06 and recorded 2/22/07 in Control No. 470330388.

22.
Memorandum of Cost Allocation Agreement by and between Eastview Holdings LLC and BMR-LANDMARK AT EASTVIEW LLC dated 12/28/07 and to be recorded as amended by agreements recorded as Control Nos. 490280046 and 500050324.

23.	Easement among Consolidated Edison, Eastview Holdings LLC and BMR-Landmark at Eastview LLC dated 11/7/07, recorded 6/5/08 as Control No. 481430158 (drainage near softball field).

24.	Covenants and Restrictions as set forth in Deed recorded in Liber 5203 Cp. 58 and as shown on Filed Map No. 19473.

25.	Notes, Easements and Wetlands as shown on Filed Map No. 28024.

26.	Water Line Easement with the Town of Greenburgh recorded 10/13/06 in Control No. 462700118.

27.
Water Easement Agreement by and between EASTVIEW HOLDINGS LLC and THE TOWN OF MOUNT PLEASANT dated 3/31/06 and recorded 8/2/06 in Control No. 462020467, as amended by Agreement dated 11/12/13 and recorded 11/19/13 as Control No. 533173332 (affects Lot 1 and 2 on Filed Map No. 28024).

28.	Memorandum of Lease made by and between EASTVIEW HOLDINGS LLC and HOME DEPOT U.S.A., INC. dated 9/7/06 and recorded 11/17/06 in Control No. 462710333.

29.	Easements and Restrictions Agreement between EASTVIEW HOLDINGS LLC and HOME DEPOT U.S.A, INC. dated 9/7/06 and recorded 11/17/06 in Control No. 462890371.

30.	Easement Agreement made by and between EASTVIEW HOLDINGS LLC and BMR-LANDMARK AT EASTVIEW, LLC, and HOME DEPOT U.S.A, INC dated 8/31/06 and recorded 11/17/06 in Control No. 462890373.

31.
Memorandum of Cost Allocation Agreement by and between Eastview Holdings LLC and BMR-Landmark at Eastview LLC dated 12/28/07 and recorded 2/6/09 as Control No. 490280041, as amended in Control No. 490280046 and 500050324.

32.	Easement Agreement (Re: Parking and Access Road) by and between Eastview Holdings LLC and BMR-Landmark at Eastview LLC dated 12/28/07 and recorded 2/6/09 as Control No. 490280078.

33.	Trailway Easement among The County of Westchester, Eastview Holdings LLC and BMR-Landmark at Eastview LLC dated 12/5/08, recorded 12/22/08 as Control No. 483460309 and Filed Map No. 28156.

34.	Rights of Tenant Progenics Pharmaceuticals Inc. under lease dated 10/28/09, a Memorandum of which was recorded 3/29/10 as Control No. 500273310, wherein BMR-Landmark at

Eastview, LLC is landlord (affects 769, 771 and 777 Old Saw Mill River Road, Lot 2 on Southerly side of road and Lot 1 on Northerly side of road).

35.
Note for Information Only: A deed dated 12/28/07 made by Eastview Holdings LLC to BMR-Landmark at Eastview LLC was recorded 2/6/09 as Control No. 483310118 (See Exhibit FF). This deed purports to convey a parcel of land and improvements designated as “Lot PAR” on filed map 27754 (See Exhibit GG). Filed Map 27754 does not contain a lot designated as “Lot PAR”, but does show an area labeled “Bldg Over” - “Tax Lot P - AR”, which area is over a public right of way commonly known as Old Saw Mill River Road, Rt. 303, which area may be the subject of an unrecorded agreement dated August 21, 1968 between the Town of Greenburgh and Union Carbide Corp.

SCHEDULE 5.4.1(b)

SECURITY DEPOSITS

Tenant	Security Deposit (As of 12/7/2016)
Aerolase	$[****]
ARMGO Pharma, Inc.	$[****]
Cohere Communications, LLC	$[****]
Combe Incorporated	$[****]
ICL	$[****]
Pearl River Acquisition Corp	$[****]
Total:	$561,442.17

SCHEDULE 5.4.1(f)

SELLERS’ CAPITAL PROJECTS

[See attached.]

Schedule 5.4.1(f)
Seller’s Capital Projects
(Projected through 12/31/2016)
Pending Capital Projects - Projected through 12/31/2016

Project Description - Powerhouse Phase I	Original Budget	Savings	Final Budget	Amounts Paid through 12/31/16	Remaining Buyer Costs as of 12/31/2016	Amount Of Retainage Held as of 12/31/2016	Remaining Costs Outside Of Retainage as of 12/31/2016
Decentralization	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Chillers	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Cooling Tower	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Total Powerhouse Phase I Project Cost	[****]	[****]	[****]	[****]	[****]	[****]	[****]

Project Description & Components - Powerhouse Phase II	Original Budget	Savings	Final Budget	Amounts Paid through 12/31/16	Remaining Buyer Costs as of 12/31/2016	Amount Of Retainage Held as of 12/31/2016	Remaining Costs Outside Of Retainage as of 12/31/2016
BMR Builders Risk	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Skanska GMP Contract	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Contingency (no Contract)	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Project Commissioning	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Mt. Pleasant Permit Fees	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Total	[****]	[****]	[****]	[****]	[****]	[****]	[****]

M/E/Vogel Taylor Engineers, P.C.	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Carlin Simpson & Assoc.	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Eco 3rd	[****]	[****]	[****]	[****]	[****]	[****]	[****]
A&E Reimburseables (no Contract)	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Cosentini/Tetra Tech	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Omega Laboratories, Inc.	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Total	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Total Powerhouse Phase II Project Cost	[****]	[****]	[****]	[****]	[****]	[****]	[****]

Project Description - Roof Repairs	Original Budget	Savings	Final Budget	Amounts Paid through 12/31/16	Remaining Buyer Costs as of 12/31/2016	Amount Of Retainage Held as of 12/31/2016	Remaining Costs Outside Of Retainage as of 12/31/2016
Roof Repairs[1]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
[1][****]

TOTAL REMAINING COSTS	40,954,870	(3,767,456)	37,187,414	(35,479,510)	$1,707,904	647,934	$1,059,970

SCHEDULE 7.1.1(b)
LEASE DEFAULTS

•	[****]

•	[****]

•	[****]

SCHEDULE 7.1.1(d)

BROKERAGE AGREEMENTS
A.____Assumed Brokerage Agreements

1.
Letter Agreement dated November 7, 2006 regarding Proposed Lease between BMR-Landmark at Eastview LLC and Bayer for Office and Laboratory Space at 777 Old Saw Mill River Road, Tarrytown, New York 10591, executed by Equis (Broker) and BioMed Realty, L.P.

2.
Letter Agreement dated December 23, 2009 regarding Lease between BMR-Landmark at Eastview LLC and Armgo Pharma, Inc. at 777 Old Saw Mill River Road, Tarrytown, New York, executed by FirstService Williams New Jersey, LLC (Broker) and Landmark Owner.

3.
Letter Agreement dated April 1, 2009 regarding Proposed Third Amendment to Lease between BMR-Landmark at Eastview LLC and Regeneron, for Premises at 777 Old Saw Mill River Road, Tarrytown, New York, executed by Studley and Landmark Owner.

4.
Letter Agreement dated December 13, 2006 regarding Proposed Lease between BMR-Landmark at Eastview LLC and Regeneron for Premises in Buildings to be Built Near 777 Old Saw Mill River Road, Tarrytown, New York, executed by Studley and Landmark Owner.

5.
Letter Agreement dated November 17, 2009 regarding Proposed Fourth Amendment to Lease between BMR-Landmark at Eastview LLC and Regeneron, for Premises at 755 Old Saw Mill River Road, Tarrytown, New York, executed by Studley and Landmark Owner.

6.
Letter Agreement dated July 16, 2010 regarding Amendment between BMR-Landmark at Eastview LLC and Regeneron, for Premises at 765 Old Saw Mill River Road, Tarrytown, New York, executed by Studley and Landmark Owner.

7.
Letter Agreement dated November 11, 2010 regarding Amendment to Lease between BMR-Landmark at Eastview LLC and Regeneron, at 765 and 777 Old Saw Mill River Road, Tarrytown, New York, executed by Studley and Landmark Owner.

8.
Letter Agreement dated October 19, 2012 regarding Lease Amendment between BMR-Landmark at Eastview LLC and Regeneron, at 765 and 777 Old Saw Mill River Road, Tarrytown, New York, executed by Studley and Landmark Owner.

9.
Letter Agreement dated April 1, 2013 regarding Lease and Lease Amendments between BMR-Landmark at Eastview LLC and Regeneron, for Premises Located at the Landmark at Eastview in Tarrytown, New York, executed by Studley and Landmark Owner.

B.____Other Brokerage Agreements

10.
Letter Agreement dated October 2, 2003 regarding CB Richard Ellis Real Estate Services, Inc. Brokerage Commission Agreement regarding The Landmark at Eastview, 765 Old Saw Mill River Road (Portion) between Eastview Holdings LLC and Progenics

Pharmaceuticals, executed by CB Richard Ellis Real Estate Services, Inc. (Broker) and Landmark Owner.

11.
Letter Agreement regarding Amended & Restated Lease between BMR-Landmark at Eastview and Progenics Pharmaceuticals at 769, 771, and 777 Old Saw Mill River Road, Tarrytown, New York, executed by CB Richard Ellis, Inc. (Broker) and Landmark Owner.

12.
Letter Agreement dated December 17, 2008 regarding Lease between BMR-Landmark at Eastview LLC and Pearl River Acquisition Corporation at 755 Old Saw Mill River Road, Tarrytown, New York, executed by CB Richard Ellis, Inc. (Broker) and BMR-Landmark at Eastview LLC (“Landmark Owner”).

13.
Letter Agreement dated May 18, 2009 regarding Lease between BMR-Landmark at Eastview LLC and Momentive Performance Materials, Inc. at 769 Old Saw Mill River Road, Tarrytown, New York, executed by Cushman & Wakefield of Connecticut, Inc. (Broker) and Landmark Owner.

14.
Letter Agreement dated September 30, 2011 regarding Lease Amendment between BMR-Landmark at Eastview LLC and ACS State and Local Solutions, Inc. at 777 Old Saw Mill River Road, Tarrytown, New York, executed by Jones Lang Lasalle Brokerage, Inc. (Broker) and Landmark Owner.

15.
Letter Agreement regarding Thirteenth Lease Amendment between BMR-Landmark at Eastview LLC and Regeneron Pharmaceuticals, Inc. (“Regeneron”) for Premises Located at the Landmark at Eastview in Tarrytown, New York, dated as of June 10, 2013, executed by Studley, Inc. (“Studley”) as Broker and Landmark Owner.

16.
Letter Agreement dated June 26, 2015 regarding Lease Amendment between BMR-Landmark at Eastview LLC and Regeneron, for Premises located at The Landmark at Eastview in Tarrytown, New York, executed by Savills Studley, Inc. and Landmark Owner.

17.
Letter Agreement dated July 7, 2015 regarding Lease Amendment between BMR-Landmark at Eastview LLC and Regeneron for Premises Located at 767 and 777 Old Saw Mill River Road in Tarrytown, New York executed by Transwestern and Landmark Owner.

18.
Commission Agreement - Lease dated September 27, 2002 regarding Proposed Lease with ACS - State and Local Solutions, Inc. as tenant executed by Cushman & Wakefield of Connecticut, Inc. (Broker) and Eastview Holdings LLC.

SCHEDULE 7.1.1(e)

RENT ARREARAGES

[See attached.]

Database:	BIOMEDREAL	Aged Delinquencies					Page:	1
	BioMed Realty Trust Inc						Date:	12/20/2016
BLDG:	[****]	BMR-Landmark at Eastview LLC					Time:	06:31 PM
Period: 12/16

Invoice Date	Category	Source	Amount	Current	1 Month	2 Months	3 Months	4 Months

[****]	[****]			Master Occupant Id: [****] [****] Current			Day Due: Last Payment	1 Delq Day: [****]	5 [****]
12/31/2016	CAM	CAM Recoveries	CH	[****]	[****]	[****]	[****]	[****]	[****]
12/31/2016	ELE	Electric Recoveries	CH	[****]	[****]	[****]	[****]	[****]	[****]
12/31/2016	MGT	Management Fee	CH	[****]	[****]	[****]	[****]	[****]	[****]
12/31/2016	RNT	Rent	CH	[****]	[****]	[****]	[****]	[****]	[****]
12/31/2016	TAX	Tax Recoveries	CH	[****]	[****]	[****]	[****]	[****]	[****]
12/31/2016	TIR	Tenant Imp Rent	CH	[****]	[****]	[****]	[****]	[****]	[****]

	CAM	CAM Recoveries		[****]	[****]	[****]	[****]	[****]	[****]
	ELE	Electric Recoveries		[****]	[****]	[****]	[****]	[****]	[****]
	MGT	Management Fee		[****]	[****]	[****]	[****]	[****]	[****]
	RNT	Rent		[****]	[****]	[****]	[****]	[****]	[****]
	TAX	Tax Recoveries		[****]	[****]	[****]	[****]	[****]	[****]
	TIR	Tenant Imp Rent		[****]	[****]	[****]	[****]	[****]	[****]

[****] Total:				[****]	[****]	[****]	[****]	[****]	[****]

[****]	[****]			Master Occupant Id: [****] [****] Current			Day Due: Last Payment	1 Delq Day: [****]	2 [****]
11/1/2016	RNT	Rent	CH	[****]	[****]	[****]	[****]	[****]	[****]
12/1/2016	CAM	CAM Recoveries	CH	[****]	[****]	[****]	[****]	[****]	[****]
12/1/2016	ELE	Electric Recoveries	CH	[****]	[****]	[****]	[****]	[****]	[****]
12/1/2016	HVC	HVAC Recoveries	CH	[****]	[****]	[****]	[****]	[****]	[****]
12/1/2016	RNT	Rent	CH	[****]	[****]	[****]	[****]	[****]	[****]
12/1/2016	TAX	Tax Recoveries	CH	[****]	[****]	[****]	[****]	[****]	[****]
[****]
	CAM	CAM Recoveries		[****]	[****]	[****]	[****]	[****]	[****]
	ELE	Electric Recoveries		[****]	[****]	[****]	[****]	[****]	[****]
	HVC	HVAC Recoveries		[****]	[****]	[****]	[****]	[****]	[****]
	RNT	Rent		[****]	[****]	[****]	[****]	[****]	[****]
	TAX	Tax Recoveries		[****]	[****]	[****]	[****]	[****]	[****]

[****] Total:				[****]	[****]	[****]	[****]	[****]	[****]

	CAM	CAM Recoveries		[****]	[****]	[****]	[****]	[****]	[****]
	ELE	Electric Recoveries		[****]	[****]	[****]	[****]	[****]	[****]
	HVC	HVAC Recoveries		[****]	[****]	[****]	[****]	[****]	[****]
	MGT	Management Fee		[****]	[****]	[****]	[****]	[****]	[****]
	RNT	Rent		[****]	[****]	[****]	[****]	[****]	[****]
	TAX	Tax Recoveries		[****]	[****]	[****]	[****]	[****]	[****]
	TIR	Tenant Imp Rent		[****]	[****]	[****]	[****]	[****]	[****]

[****] Total:				[****]	[****]	[****]	[****]	[****]	[****]

	CAM	CAM Recoveries		[****]	[****]	[****]	[****]	[****]	[****]
	ELE	Electric Recoveries		[****]	[****]	[****]	[****]	[****]	[****]
	HVC	HVAC Recoveries		[****]	[****]	[****]	[****]	[****]	[****]
	MGT	Management Fee		[****]	[****]	[****]	[****]	[****]	[****]
	RNT	Rent		[****]	[****]	[****]	[****]	[****]	[****]
	TAX	Tax Recoveries		[****]	[****]	[****]	[****]	[****]	[****]
	TIR	Tenant Imp Rent		[****]	[****]	[****]	[****]	[****]	[****]

Grand Total:				[****]	[****]	[****]	[****]	[****]	[****]

SCHEDULE 7.1.1(f)

LEASING COSTS

[See attached.]

Schedule 7.1.1(f)
Seller Leasing Costs
(Projected through 12/31/2016)

Leasing Costs Under Existing Leases (Committed) - Projected through 12/31/2016
Tenant	Suite(s)	SF	Leasing Cost Type	Current Outstanding Balance	Amounts Paid through 12/31/16	Remaining Buyer Costs as of 12/31/16	Amount Of Retainage Held as of 12/31/2016	Remaining Costs Outside Of Retainage as of 12/31/2016
[****][1]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
[****][2]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
[****][3]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
[****][4]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Total Committed Outstanding Leasing Related Capital				$[****]	[****]$[****]	$[****]	[****]	[****]

1 $[****]
2 $[****]
3 $[****]
4 $[****]

SCHEDULE 7.1.2

LITIGATION AND NON-COMPLIANCE AGAINST SELLERS

None.

SCHEDULE 7.1.4 - I
EXISTING CONTRACTS
I.

Contractor	Type of Contract	Commencement Date
Associated Boiler Line Equipment Co.	Boiler Maintenance	01/01/2017
Alert Systems LLC (Security Specialists)	Security Cameras and Access Systems	11/01/2014
	1st Amendment	11/01/2015
	2nd Amendment	11/01/2016
American Minutemen Sewer & Drain Service	General Sewer and Drain	10/20/2016
Arbon Equipment Corporation	Maintenance Loading Dock Doors	11/16/2015
Asbestos Corporation of America	Emergency Abatement	02/01/2016
Assured Environments (RAMAC Corp)	Pest Control	02/01/2016
Blondie's Treehouse, Inc.	Greenwall Maintenance	02/01/2016
Carrier Corporation	Power House Chiller Maintenance	09/01/2015
Chris Bisceglia (CRB Inc.)	Carpentry and Miscellaneous Repairs	05/01/2016
CoolerSmart USA, LLC	Water Cooler Service	09/01/2016
Empire Maintenance Group Corp.	Landscaping Services	10/15/2015
Empire Maintenance Group Corp.	Snow Removal	10/01/2015
GCS Service Inc.	kitchen equipment maintenance program	07/01/2016
Geese Relief LLC	Goose Control	01/01/2017
Gym Source Northeast Ltd.	Fitness Equipment Maintenance	11/01/2016
Johnson Controls, Inc.	Air-Cooled Refrigeration	01/15/2016
Johnson Controls, Inc.	PM on BAS System	04/01/2016
Lascon, Inc.	Annual Roof Inspection	10/15/2015
Lascon, Inc.	General Repairs	10/01/2016
Liberty Elevator	Elevator Maintenance	01/01/2017
NALCO Company	Water Treatment	09/01/2015
Open Systems Metro NY, Inc.	Fire Alarm System Monitoring	10/08/2014
	First Amendment	10/8/2015
Parker Interior Plantscape,	Interior Plant Maintenance	08/01/2014
Inc.
Red Hawk Fire & Security LLC	Fire Alarm Systems Testing & Repair	12/01/2015
Richmar Controls	Andover Controls System R&M	05/01/2016
Safeguard Environmental Service Co.	Kitchen Maintenance	08/01/2016
Safeguard Lock & Key Co. Inc.	Locksmith	03/01/2014
	1st Amendment	03/01/2015
	2nd Amendment	03/01/2016
Sani-Pro Disposal Services Corp.	Trash Removal	05/01/2016

Service Bus Company, Inc.	Shuttle Service	09/01/2016
SourceOne, Inc.	Network Maintenance Services	09/01/2015
Tri-State Facade Services, Inc.	Window Cleaning	04/01/2016
United Security, Inc.	Security Services	01/01/2015
SMG Services, LLC	Light Bulb Porter	9/1/2015
	1st Amendment	9/1/2016
	Termination Letter	12/15/2016
SourceOne, Inc.	Professional Consulting Services Agreement	12/1/2016
Homeyer Consulting Services, Inc.	Service Contract	5/1/2014
DirectTV	Commercial Customer Agreement	6/24/2014

Contractor	Type of Contract	Commencement Date
Gardiner & Theobald, Inc.	Professional Consulting Services	7/1/2014
	1st Amendment	9/2/2014
	Professional Consulting Services	9/22/2014
JMC Planning Engineering Landscape Architecture & Land Surveying PLLC	Professional Consulting Services	7/1/2015
Johnson Controls, Inc.	Powerhouse House Power Metering	7/28/2016
	Roof Repair Project	11/2/2016
Liberty Elevator	Purchase Order - Life Jackets	11/9/2016
M-E/Vogel Taylor Engineers, P.C.	Professional Design Services	7/2014
	Professional Design Services	10/29/2015
	Professional Consulting Services	3/1/2016
	Professional Design Services	4/10/2013
	Professional Design Services	3/22/2013
	First Amendment	2/21/2014
	Second Amendment	7/2/2014
	Change Order No.1	2/11/2015
Perkins+Will, Inc.	Professional Design Services	5/29/2015
	Change Order No. 1	11/21/2016
	Professional Design Services	6/26/2015
	Change Order No.1 - Revised	9/2/2015
	Change Order No. 2	12/2/2015
	Change Order No. 3	2/22/2016
Sullivan Engineering LLC	Professional Design Services	3/31/2016
	Change Order No. 1	11/14/2016
	Professional Design Services	9/9/2016
	Professional Design Services	9/9/2016
	Professional Design Services	9/9/2016
C&W Facility Services, Inc.	Purchase Order - Office Furniture	8/1/2016
Carey & Walsh, Inc.	Purchase Order - HVAC Ductwork	9/29/2015

Carey & Walsh, Inc.	Purchase Order - HVAC Ductwork	9/4/2015
CRB, Inc.	Purchase Order - Concrete Repair	11/29/2016
Dynamic Systems	Purchase Order - Piping Refeed	7/29/2015
Healy Electric Contracting, Inc.	Purchase Order - Fire Alarm System Repair	12/2/2015
ICO Energy and Engineering, Inc.	Purchase Order - Commissioning Services	5/20/2016
Lascon, Inc.	Purchase Order - C-level Water Remediation	12/1/2016
Carlin Simpson & Associates	Professional Consulting Services Agreement	5/29/2015
ComNet Communications LLC	Purchase Order - Lifesized Model	6/15/2016
ComNet Communications LLC	Purchase Order - Television/Data Services	3/31/2016
ComNet Communications	Purchase Order - Rewiring	6/27/2016
Lascon, Inc.	Purchase Order - Window Removal	9/22/2015
M. Arthur Gensler Jr. & Associates, Inc.	Professional Design Services Agreement	8/28/2015
	Change Order No. 1	1/7/2016
	Change Order No. 2	3/10/2016
	Change Order No. 3	5/3/2016
Omega Environmental Services, Inc.	ACM Air Monitoring	11/13/2015
WSP USA Corp.	Professional Consulting Services Agreement	9/17/2014
Maspeth Contracting Corp. dba Maspeth Roofing & Siding, Inc.	Construction Contract (765 Building)	10/26/2016
Maspeth Contracting Corp. dba Maspeth Roofing & Siding, Inc.	Construction Contract (777 Building)	10/26/2016
Pavarini North East Construction Co., Inc.	Construction Contract	2/12/2016
	Change Order No. 1	2/22/2016
	Change Order No. 2	3/7/2016
	Change Order No. 3	6/23/2016
	Change Order No. 4	9/26/2016
Pavarini North East Construction Co., Inc.	Construction Agreement	2/17/2016
	Change Order No. 1	2/25/2016
	GMP Amendment to Construction Agreement	3/4/2016
	Change Order No. 2	10/25/2016
Pavarini North East Construction Co., Inc.	Construction Contract	2/23/2016
	Change Order No. 1	10/5/2016
Unity Mechanical Corp.	Construction Contract	10/1/2014
	Change Order No. 1	5/13/2015
	Change Order No. 2	7/8/2016

II.	Those certain Contracts set forth on Schedule 7.1.4-II herein are incorporated by reference.

Schedule 7.1.4 - II
MUST-ASSUME CONTRACTS

I.	Assumed Non-CapEx Contracts

A.	Energy Contracts

Contractor	Type of Service	Commencement/ Effective Date
Constellation Energy Resources	Electricity	Master Agreement: 9/17/2014
TC: 1/4/2017
Plymouth Rock Energy	Natural Gas	1/1/2017

B.	Service Contracts

Contractor	Type of Service	Commencement Date
C&W Facility Services Inc.	Engineering Service	4/1/2016

FLIK International Corporation	Food Services	7/1/2016 Effective Date: 4/1/2016

Healy Electric Contracting, Inc.	Electrical Repairs	5/1/2016
	Parking Lot Lighting	4/1/2016

Rotundo Plumbing Corp.	Plumping Repairs	11/1/2015
	1st Amendment	11/1/2016

SMG Services, LLC	Janitorial Services	1/1/2017
	Linen Service	3/1/2014
	1st Amendment	3/31/2015 (Execution Date)
	2nd Amendment	3/31/2016 (Execution Date)

C.	Brokerage Agreements
Those certain Assumed Brokerage Agreements set forth on Schedule 7.1.1(d) herein are incorporated by reference.

D.	Telecommunications Contracts
Those certain Telecommunications Contracts set forth on Schedule 7.1.10 herein are incorporated by reference.

II.	Uncompleted Capex Contracts

Contractor	Type of Contract	Commencement/Effective Date (as applicable)
Cosentini Associates, Inc. (Tetra Tech)	Purchase Order - Code Consulting Services	4/14/2016
M-E/Vogel Taylor Engineers, P.C.	Professional Design Services	6/9/2014

Skanska USA Building, Inc.	Construction Contract	11/2/2015
	Change Order No. 1	2/11/2016
	Change Order No. 2	6/22/2016
	Change Order No. 3	8/11/2016
	Change Order No. 4	9/29/2016
	GMP Amendment	5/24/2016

Omega Environmental Services, Inc.	Perform Air Monitoring during ACM Activity	1/21/2016

SCHEDULE 7.1.10
TELECOMMUNICATIONS CONTRACTS

•	Notice of Transfer of service from Verizon to Pacific Telemanagement Services, Invoice ID No. 77707713, effective November 15, 2011.

•	Service Contract made and executed as of October 1, 2015, by and between BMR-Landmark at Eastview LLC and Kings III America, Inc., d/b/a Kings III Emergency Communications.

•	Service Contract made and executed as of January 15, 2016, by and between BMR-Landmark at Eastview LLC and Kings III America, Inc., d/b/a Kings III Emergency Communications.

•	Service Agreement dated January 23, 2013, between BMR-Landmark at Eastview LLC and Spring Solutions, Inc.

•	Channel Service Agreement Order Form between The Landmark at Eastview and Avaya, executed April 6, 2007 and acknowledged June 11, 2007.

SCHEDULE 7.1.11

PENDING CONDEMNATION PROCEEDINGS

None.

SCHEDULE 7.1.12
TAX APPEAL PROCEEDINGS

Notice of Application for Review of Tax Assessments, Index No. 68339/2016, dated November 28, 2016, in the matter of the application of BMR-Landmark at Eastview LLC, by Huff Wilkes, L.P.P., Agent, as petitioner, against The Town of Greenburgh, its assessor, and Board of Assessment Review, as respondents.

SCHEDULE 7.1.13
PURCHASE OPTIONS

Purchase Option, held by Home Depot pursuant to the Home Depot Ground Lease, dated as of September 7, 2006.

SCHEDULE 7.5.1(b)
AFFILIATE LEASES AND LICENSES TO BE TERMINATED

Lease by and between BMR-Landmark at Eastview LLC and BioMed Realty, L.P. dated as of August 31, 2015.

EXHIBIT “A”
LEGAL DESCRIPTION
TRACT I:

ALL that certain plot, piece of land, situate, lying and being in the Town of Greenburgh, County of Westchester, and State of New York, being designated as Lot P-2 on a certain map entitled "Final Subdivision Plat prepared for Eastview Holdings LLC of premises located at Old Saw Mill River Road and NYS Route 9A Town of Greenburgh, Westchester County, New York Scale 1"=100'" prepared by John Meyer Consulting, PC, dated March 23, 2004 and last revised March 13, 2006, and filed on April 8, 2006 in the Office of the County Clerk of the County of Westchester as Filed Map No. 27754, and being more particularly described as:

Beginning at a rebar set on the southwesterly right of way line of Old Saw Mill River Road, where said rebar is located South 35°43'37" West, a distance of 101.93 feet from the intersection formed by the dividing line between the lands n/f BMR-LANDMARK AT EASTVIEW (SBL 116.15-1-2.2 in the Town of Mount Pleasant), and other lands of BMR-LANDMARK AT EASTVIEW (SBL 116.15-1-2.1 in the Town of Mount Pleasant), thence

Running the following courses and distances along the reputed owner Town of Greenburgh

South 00°05'33" East a distance of 93.33 feet to a rebar set, thence

Along a tangent curve to the right having a radius of 100.00 feet, turning a central angle of 21°36'34", for an arc length of 37.72 feet, the chord of said arc bearing South 10°42'49" West for a distance of 37.50 feet to a rebar set, thence

South 21°31'01" West a distance of 81.08 feet to a rebar set, thence

Along a tangent curve to the left having a radius of 98.25 feet, turning a central angle of 17°06'57", for an arc length of 29.35 feet, the chord of said arc bearing South 12°57'32" West for a distance of 29.24 feet to a rebar set, thence

South 04°24'12" West a distance of 32.56 feet to a rebar set, thence

South 03°48'59" West a distance of 30.15 feet to a rebar set, thence

South 02°34'01" West a distance of 90.30 feet to a rebar set, thence

Along a tangent curve to the right having a radius of 305.09 feet, turning a central angle of 34°07'44", for an arc length of 181.73 feet, the chord of said arc bearing South 19°37'53" West for a distance of 179.06 feet to a rebar set, thence

Along a reverse curve to the left having a radius of 362.65 feet, turning a central angle of 33°16'57", for an arc length of 210.66 feet, the chord of said arc bearing South 20°03'17" West for a distance of 207.71 feet to a rebar set, thence

South 03°24'29" West a distance of 152.00 feet to a rebar set, thence

Along a tangent curve to the right having a radius of 172.07 feet, turning a central angle of 31°44'41", for an arc length of 95.33 feet, the chord of said arc bearing South 19°16'50" West for a distance of 94.12 feet to a rebar set, thence

Along a compound curve to the right having a radius of 139.47 feet, turning a central angle of 71°37'16", for an arc length of 174.34 feet, the chord of said arc bearing South 70°57'49" West for a distance of 163.21 feet to a rebar set, thence

North 73°13'58" West a distance of 128.84 feet to a rebar set, thence

South 16°03'11" West a distance of 16.68 feet to a rebar set, thence

North 73°56'49" West a distance of 29.11 feet to a rebar set, thence

Along a tangent curve to the left having a radius of 242.01 feet, turning a central angle of 35°55'48", for an arc length of 151.76 feet, the chord of said arc bearing South 88°05'17" West for a distance of 149.29 feet to a rebar set, thence

South 70°07'17" West a distance of 92.14 feet to a rebar set, thence

Along a tangent curve to the right having a radius of 440.98 feet, turning a central angle of 40°10'49", for an arc length of 309.25 feet, the chord of said arc bearing North 89°47'19" West for a distance of 302.95 feet to a rebar set, thence

South 20°18'00" West a distance of 20.89 feet to a rebar set, thence

North 65°49'54" West a distance of 101.52 feet to a rebar set, thence

Along a tangent curve to the right having a radius of 1530.00 feet, turning a central angle of 21°27'50", for an arc length of 573.16 feet, the chord of said arc bearing North 55°05'59" West for a distance of 569.81 feet to a rebar set, thence

Along a compound curve to the right having a radius of 400.00 feet, turning a central angle of 37°36'43", for an arc length of 262.58 feet, the chord of said arc bearing North 25°33'43" West for a distance of 257.89 feet to a rebar set, thence

South 58°03'06" West a distance of 1501.30 feet to a rebar set, thence

North 11°11'33" West a distance of 441.76 feet to a rebar set, thence

Along reputed owner Consolidated Edison Company of New York, Inc North 34°43'49" East a distance of 1146.62 feet to a rebar set, thence Running the following courses and distances along Lot 1 on a map entitled “Final Subdivision Plat Prepared for Eastview Holdings LLC” filed in Westchester County Clerk’s Office, Division of Land Records on 11/15/2005 as Map No. 27669.

South 55°16'11" East a distance of 225.33 feet to a rebar set, thence

South 67°59'01" East a distance of 614.61 feet to a rebar set, thence

Along a non-tangent curve to the right having a radius of 1124.93 feet, turning a central angle of 16°12'11", for an arc length of 318.13 feet, the chord of said arc bearing North 30°03'42" East for a distance of 317.07 feet to a rebar set, thence

Along a compound curve to the right having a radius of 450.05 feet, turning a central angle of 10°26'59", for an arc length of 82.08 feet, the chord of said arc bearing North 43°23'17" East for a distance of 81.97 feet to a rebar set, thence

North 32°22'35" East a distance of 262.04 feet to a rebar set, thence

North 27°10'46" East a distance of 172.97 feet to a rebar set, thence Running the following courses and distances along the southwesterly right of way line of Old Sawmill River Road,

South 63°22'33" East a distance of 24.28 feet to a rebar set, thence

South 68°16'40" East a distance of 63.98 feet to a rebar set, thence

South 71°57'20" East a distance of 48.14 feet to a rebar set, thence

South 75°31'00" East a distance of 167.65 feet to a rebar set, thence

South 75°03'30" East a distance of 417.19 feet to a rebar set, thence

South 71°58'00" East a distance of 46.04 feet to a rebar set, thence

South 70°36'00" East a distance of 53.02 feet to a rebar set, thence

South 67°40'50" East a distance of 36.36 feet to a rebar set, thence

South 66°14'50" East a distance of 71.78 feet to a rebar set, thence

South 63°42'50" East a distance of 155.58 feet to a rebar set, thence

South 63°47'50" East a distance of 270.49 feet to the rebar set and place of beginning.

NOTE FOR INFORMATION ONLY: Known as Tax Parcel - Section 7.71, Block 6, Lot 1 (Sub Lots 1.1, 1.1A, 1.1B, 1.1C and 3)

TRACT II:

ALL that certain plot, piece or parcel of land, situate, lying and being in the Town of Mount Pleasant, County of Westchester and State of New York, being designated as Lot 1 on a certain map entitled "Final Subdivision Plat prepared for Eastview Holdings LLC of premises located at Old Saw Mill River Road and NYS Route 9A Town of Mount Pleasant, Westchester County, New York Scale 1"=100'" prepared by John Meyer Consulting, PC, dated September 27, 2007 in the Office of the Clerk of the County of Westchester as Filed Map No. 28024, being more particularly described as:

Beginning at a rebar set on the northeasterly right of way line of Old Saw Mill River Road, at the intersection formed by the dividing line between the lands n/f BMR-LANDMARK AT EASTVIEW (SBL 116.15-1-2.2), and other lands of BMR-LANDMARK AT EASTVIEW(SBL 116.15-1-2.1),

Running the following courses and distances along the northeasterly right of way line of Old Saw Mill River Road

North 63°49'10" West a distance of 373.58 feet to a rebar set, thence

North 63°40'40" West a distance of 150.03 feet to a rebar set, thence

North 68°08'00" West a distance of 48.55 feet to a rebar set, thence

North 70°56'30" West a distance of 70.20 feet to a rebar set, thence

North 71°26'30" West a distance of 46.86 feet to a rebar set, thence

North 75°05'50" West a distance of 422.47 feet to a rebar set, thence

North 75°28'40" West a distance of 164.70 feet to a rebar set, thence

North 71°28'40" West a distance of 53.23 feet to a rebar set, thence

North 66°46'40" West a distance of 55.80 feet to a rebar set, thence

North 60°22'50" West a distance of 64.25 feet to a rebar set, thence

North 55°46'50" West a distance of 168.67 feet to a rebar set, thence

North 57°50'10" West a distance of 23.25 feet to a rebar set, thence

North 55°10'55" West a distance of 315.52 feet to a rebar set, thence

Along the dividing line between Reputed Owner Consolidated Edison and reputed owner BMR-LANDMARK AT EASTVIEW (SBL 116.15-1-2.1) North 41°22'40" East a distance of 117.30 feet to a rebar set, thence

North 88°40'52" East a distance of 368.78 feet to a point in Saw Mill River, thence Running the following courses and distances along the same and following the Saw Mill River

South 63°24'21" East a distance of 101.76 feet to a point, thence

South 82°58'51" East a distance of 62.51 feet to a point, thence

North 67°02'49" East a distance of 39.00 feet to a point, thence

North 40°05'34" East a distance of 35.47 feet to a point, thence

North 22°26'57" East a distance of 54.23 feet to a point, thence

North 12°57'05" East a distance of 73.98 feet to a point, thence

North 46°15'28" East a distance of 50.93 feet to a point, thence

North 57°39'41" East a distance of 47.17 feet to a point, thence

North 39°04'03" East a distance of 72.47 feet to a point, thence

North 21°22'50" East a distance of 121.63 feet to a point, thence

North 23°17'46" East a distance of 104.78 feet to a point, thence

North 29°08'32" East a distance of 26.42 feet to a point, thence

North 53°38'21" East a distance of 27.20 feet to a point, thence

North 69°06'38" East a distance of 34.18 feet to a point, thence

North 50°34'22" East a distance of 41.23 feet to a point, thence

North 20°13'22" East a distance of 59.81 feet to a point, thence

North 28°16'38" East a distance of 37.59 feet to a point, thence

North 48°06'01" East a distance of 70.84 feet to a point, thence

North 03°30'01" East a distance of 194.44 feet to a point, thence

North 17°33'46" East a distance of 100.88 feet to a point, thence

North 44°40'00" East a distance of 31.11 feet to a point, thence

North 86°48'15" East a distance of 40.05 feet to a point, thence

North 49°30'38" East a distance of 41.87 feet to a point, thence

North 08°08'06" West a distance of 73.68 feet to a point, thence

North 26°13'54" East a distance of 87.21 feet to a point, thence

North 19°32'46" West a distance of 69.89 feet to a point, thence

North 45°20'00" West a distance of 31.11 feet to a point, thence

North 48°51'07" East a distance of 116.18 feet to a point, thence

North 21°54'57" East a distance of 47.67 feet to a point, thence

North 19°25'35" West a distance of 27.51 feet to a point, thence

North 51°40'22" West a distance of 6.14 feet to a point, thence

Along North 41°22'40" East a distance of 1119.15 feet to a rebar set, thence

Along South 73°06'25" East a distance of 37.33 feet to a rebar set, thence

Along the southwesterly right of way line of Saw Mill River Road, South 07°54'30" East a distance of 532.24 feet to a rebar set, thence

Running the following courses and distances along other lands of BMR-LANDMARK AT EASTVIEW (SBL 116.15-1-2.2)

South 82°05'30" West a distance of 53.22 feet to a rebar set, thence

Along a tangent curve to the left having a radius of 120.00 feet, turning a central angle of 66°50'29", for an arc length of 139.99 feet, the chord of said arc bearing South 48°40'15" West for a distance of 132.19 feet to a rebar set, thence

Along a reverse curve to the right having a radius of 480.00 feet, turning a central angle of 21°46'49", for an arc length of 182.47 feet, the chord of said arc bearing South 26°08'26" West for a distance of 181.37 feet to a rebar set, thence

South 37°01'48" West a distance of 287.70 feet to a rebar set, thence

South 46°17'40" West a distance of 85.62 feet to a rebar set, thence

South 57°32'20" West a distance of 65.29 feet to a rebar set, thence

North 61°07'50" West a distance of 113.60 feet to a rebar set, thence

Along a tangent curve to the left having a radius of 73.50 feet, turning a central angle of 82°49'02", for an arc length of 106.24 feet, the chord of said arc bearing South 77°27'39" West for a distance of 97.23 feet to a rebar set, thence

Along a compound curve to the left having a radius of 91.00 feet, turning a central angle of 68°00'38", for an arc length of 108.02 feet, the chord of said arc bearing South 02°02'49" West for a distance of 101.79 feet to a rebar set, thence

South 31°57'30" East a distance of 305.66 feet to a rebar set, thence

South 30°02'00" West a distance of 347.72 feet to a point, thence

South 60°12'00" East a distance of 333.26 feet to a rebar set, thence

Along a tangent curve to the right having a radius of 500.00 feet, turning a central angle of 21°06'38", for an arc length of 184.22 feet, the chord of said arc bearing South 49°38'41" East for a distance of 183.18 feet to a rebar set, thence

South 39°05'22" East a distance of 174.39 feet to a rebar set, thence

Along a tangent curve to the right having a radius of 160.00 feet, turning a central angle of 27°24'26", for an arc length of 76.54 feet, the chord of said arc bearing South 25°23'09" East for a distance of 75.81 feet to a rebar set, thence

South 11°40'56" East a distance of 147.46 feet to a rebar set, thence

Along a tangent curve to the right having a radius of 160.00 feet, turning a central angle of 26°20'55", for an arc length of 73.58 feet, the chord of said arc bearing South 01°29'32" West for a distance of 72.93 feet to a rebar set, thence

South 14°40'00" West a distance of 417.48 feet to a rebar set, thence

Along a tangent curve to the right having a radius of 160.00 feet, turning a central angle of 15°51'47", for an arc length of 44.30 feet, the chord of said arc bearing South 22°35'53" West for a distance of 44.16 feet to a rebar set, thence

South 30°21'46" West a distance of 251.53 feet to the place of beginning.

NOTE FOR INFORMATION ONLY: Known as Tax Parcel - Section 116.15, Block 1, Lot 2.1

TRACT III:

PARCEL A:

ALL that certain plot, piece or parcel of land, situate, lying and being in the Town of Mount Pleasant, County of Westchester and State of New York, being designated as Lot 2 on a certain map entitled "Final Subdivision Plat prepared for Eastview Holdings LLC of premises located at Old Saw Mill

River Road and NYS Route 9A Town of Mount Pleasant Westchester County, New York Scale 1"=100'" prepared by John Meyer Consulting, PC, dated September 5, 2007 and last revised September 18, 2007 and filed September 27, 2007 in the Office of the Clerk of the County of Westchester as Filed Map No. 28024.

Excepting therefrom the following tract of land:

ALL that certain plot, piece or parcel of land, situate, lying and being in the Town of Mount Pleasant, County of Westchester and State of New York, being designated as Section 116.15, Block 1, Tax Lot 2.3 of the Tax Records of the Town of Mount Pleasant and as more particularly described as follows:

BEGINNING at a point along the West side of Saw Mill River Road (New York State Highway No. 52), said point being North 07 degrees 04 minutes 50 seconds West 1190.38 feet measured along said West side of Saw Mill River Road from the Northeasterly corner of Parcel 303-2 as shown on "Map of Land to be Acquired for the Improvement of: Old Saw Mill River Road" prepared by Westchester County Department of Public Works, filed as Map No. 19473 and recorded May 4, 1978;

THENCE through the aforesaid Tax Lot 2 the following courses and distances: South 82 degrees 05 minutes 30 seconds West, 81.27 feet to a point of curvature;

THENCE along a 294.00 foot radius curve to the right, through a central angle of 23 degrees 01 minutes 21 seconds, an arc distance of 118.14 feet to a point of reverse curvature;

THENCE along a 280.00 foot radius curve to the left, through a central angle of 19 degrees 12 minutes 52 seconds, an arc distance of 93.90 feet to a point of reverse curvature;

THENCE along a 270.00 foot radius curve to the right, through a central angle of 41 degrees 53 minutes 41 seconds, an arc distance of 197.42 feet to a point of tangency;

THENCE North 52 degrees 12 minutes 20 seconds West, 9.33 feet to a point of curvature;

THENCE along a 445.00 foot radius curve to the right, through a central angle of 37 degrees 06 minutes 2 seconds, an arc distance of 288.19 feet to a point of tangency;

THENCE North 15 degrees 06 minutes 00 seconds West, 310.50 feet to a point of curvature;

THENCE along a 360.00 foot radius curve to the right, through a central angle of 52 degrees 07 minutes 50 seconds, an arc distance of 327.55 feet to a point of tangency;

THENCE North 37 degrees 01 minutes 50 seconds East, 387.10 feet to a point of curvature;

THENCE along a 480.00 foot radius curve to the left, through a central angle of 21 degrees 46 minutes 49 seconds, an arc distance of 182.46 feet to a point of reverse curvature;

THENCE along a 120.00 foot radius curve to the right, through a central angle of 66 degrees 50 minutes 29 seconds, an arc distance of 139.99 feet to a point of tangency;

THENCE through the aforesaid Tax Lot 2, North 82 degrees 05 minutes 30 seconds East 53.22 feet to the aforesaid west side of Saw Mill River Road, said point being South 07 degrees 54 minutes 30 seconds East
532.24 feet measured along said West side of Saw Mill River Road from the division line between lands now or formerly of Consolidated Edison Company of New York, Inc. and the aforesaid Tax Lot 2;

THENCE along said West side of Saw Mill River Road, South 07 degrees 54 minutes 30 seconds East,
800.05 feet and South 07 degrees 04 minutes 50 seconds East, 692.22 feet to the point of BEGINNING.

PARCEL B:

ALL that certain plot, piece or parcel of land, situate, lying and being in the Town of Mount Pleasant, County of Westchester and State of New York, being designated as Section 116.15, Block 1, Tax Lot 2.3 of the Tax Records of the Town of Mount Pleasant and as more particularly described as follows:

BEGINNING at a point along the West side of the Saw Mill River Road (New York State Highway No. 52), said point being North 07 degrees 04 minutes 50 seconds West 1190.38 feet measured along said West side of the Saw Mill River Road from the Northeasterly corner of Parcel 303-2 as shown on "Map of Land to be Acquired for the Improvement of: Old Saw Mill River Road" prepared by Westchester County Department of Public Works, filed as Map No. 19473 and recorded May 4, 1978;

THENCE through the aforesaid Tax Lot 2 the following courses and distances: South 82 degrees 05 minutes 30 seconds West, 81.27 feet to a point of curvature;

THENCE along a 294.00 foot radius curve to the right, through a central angle of 23 degrees 01 minutes 21 seconds, an arc distance of 118.14 feet to a point of reverse curvature;

THENCE along a 280.00 foot radius curve to the left, through a central angle of 19 degrees 12 minutes 52 seconds, an arc distance of 93.90 feet to a point of reverse curvature;

THENCE along a 270.00 foot radius curve to the right, through a central angle of 41 degrees 53 minutes 41 seconds, an arc distance of 197.42 feet to a point of tangency;

THENCE North 52 degrees 12 minutes 20 seconds West, 9.33 feet to a point of curvature;

THENCE along a 445.00 foot radius curve to the right, through a central angle of 37 degrees 06 minutes 2 seconds, an arc distance of 288.19 feet to a point of tangency;

THENCE North 15 degrees 06 minutes 00 seconds West, 310.50 feet to a point of curvature;

THENCE along a 360.00 foot radius curve to the right, through a central angle of 52 degrees 07 minutes 50 seconds, an arc distance of 327.55 feet to a point of tangency;

THENCE North 37 degrees 01 minutes 50 seconds East, 387.10 feet to a point of curvature;

THENCE along a 480.00 foot radius curve to the left, through a central angle of 21 degrees 46 minutes 49 seconds, an arc distance of 182.46 feet to a point of reverse curvature;

THENCE along a 120.00 foot radius curve to the right, through a central angle of 66 degrees 50 minutes 29 seconds, an arc distance of 139.99 feet to a point of tangency;

THENCE still through the aforesaid Tax Lot 2, North 82 degrees 05 minutes 30 seconds East 53.22 feet to the aforesaid west side of Saw Mill River Road, said point being South 07 degrees 54 minutes 30 seconds East
532.24 feet measured along said West side of the Saw Mill River Road from the division line between lands now or formerly of Consolidated Edison Company of New York, Inc. and the aforesaid Tax Lot 2;

THENCE along said West side of the Saw Mill River Road, South 07 degrees 54 minutes 30 seconds East,
800.05 feet and South 07 degrees 04 minutes 50 seconds East, 692.22 feet to the point of BEGINNING.

NOTE FOR INFORMATION ONLY: Known as Tax Parcel 116.15, Block 1, Lot 2.3

TRACT IV:

ALL that certain plot, piece or parcel of land, situate, lying and being in the Town of Mount Pleasant, County of Westchester and State of New York, being designated as Section 116.15, Block 1, Tax Lots 5 and 6 of the Tax Records of the Town of Mount Pleasant and as more particularly described as follows:

BEGINNING at the intersection of the Northerly boundary line of Saw Mill River Road (State Highway No. 52), also known as Route 9A, as widened, with the Northerly boundary line of Grasslands Road;

THENCE along said Northerly boundary line of Grasslands Road South 86 degrees 43 minutes 47 seconds, West 34.19 feet to a point of curvature;

THENCE Westerly along a 225.00 foot radius curve deflecting to the right through a central angle of 47 degrees 34 minutes 53 seconds, an arc distance of 185.81 feet to a point on the Easterly boundary line of Old Saw Mill River Road;

THENCE Northerly along the Easterly boundary line of Old Saw Mill River Road the following courses and distances:

North 23 degrees 24 minutes 20 seconds West 18.96 feet;

North 33 degrees 37 minutes 30 seconds West 33.32 feet;

North 30 degrees 41 minutes 10 seconds West 79.50 feet to a point;

THENCE Northerly on a course connecting the Easterly boundary line of Old Saw Mill River Road with the
Southerly boundary line of a ramp connecting Old Saw Mill River Road with Saw Mill River Road, North 31 degrees 19 minutes 17 seconds East 52.17 feet to the intersection of a 185 foot radius curve, to which intersection a radial line bears South 05 degrees 46 minutes 57 seconds West;

THENCE Easterly along said Southerly boundary line of the ramp along said 185.00 foot radius curve deflecting to the left through a central angle of 53 degrees 28 minutes 04 seconds, an arc distance of 172.64 feet;

THENCE continuing along said Southerly boundary line of the ramp North 42 degrees 18 minutes 53 seconds East 80.44 feet to a point on the aforesaid Westerly boundary line of the Saw Mill River Road;

THENCE Southerly along said Westerly boundary line of the Saw Mill River Road, South 05 degrees 38 minutes 30 seconds East 277.85 feet and South 06 degrees 07 minutes 00 seconds East 62.61 feet to the point or place of BEGINNING.

NOTE FOR INFORMATION ONLY: Known as Tax Parcel 116.15, Block 1, Lots 5 & 6

EXHIBIT “B”

[Reserved]

B-9

EXHIBIT “C”
FORM OF DEED
RECORDING REQUESTED BY,
AND WHEN RECORDED RETURN TO:
[___________________]
[___________________]
[___________________]
BARGAIN AND SALE DEED WITHOUT COVENANT
THIS INDENTURE, made as of the __ day of __________________, 2017 by [BMR‑LANDMARK AT EASTVIEW LLC/BMR-LANDMARK AT EASTVIEW IV LLC], a Delaware limited liability company, having an office at [____________________________________] (“Grantor”), in favor of [REGENERON PHARMACEUTICALS, INC., a New York corporation], having an office at [777 Old Saw Mill River Road, Tarrytown New York 10591] (“Grantee”).
WITNESSETH, that Grantor, for and in consideration of Ten ($10.00) Dollars and other good and valuable consideration paid by Grantee, the receipt whereof is hereby acknowledged, does hereby grant and release to Grantee, its successors, and assigns forever, all that certain plot, piece or parcel of land, together with the buildings and improvements thereon erected, situate, lying and being in Westchester County, State of New York, more particularly described on Exhibit A attached hereto and made a part hereof (the “Premises”).
TOGETHER with all right, title, and interest (if any) of Grantor in and to any streets and roads abutting the Premises to the center line thereof, as well as any gaps, strips, or gores on, around, or within the Premises;
TOGETHER with all right, title, and interest (if any) of Grantor in and to any hereditaments and appurtenances, and all of the estate and rights of Grantor, in each case relating to the Premises;
SUBJECT, HOWEVER, TO those matters set forth on Exhibit B attached hereto and made a part hereof.
TO HAVE AND TO HOLD the premises herein granted unto the Grantee and its successors and assigns forever;
AND, Grantor, in compliance with Section 13 of the Lien Law, covenants that Grantor will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of the improvement and will apply the same first for the purpose of paying the cost of the improvement before using any part of the total of the same for any other purpose.

IN WITNESS WHEREOF, Grantor has duly executed this instrument as of the day and year first above written.

[BMR‑LANDMARK AT EASTVIEW LLC/ BMR-LANDMARK AT EASTVIEW IV LLC], a Delaware limited liability company By:
Name:
Title:

STATE OF NEW YORK	)
) ss:
COUNTY OF NEW YORK	)
On ___________________, 201__ before me the undersigned, a Notary Public in and for said state, personally appeared _____________, personally known to be or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

Notary Public

EXHIBIT A TO DEED
Legal Description

EXHIBIT B TO DEED
Permitted Encumbrances

EXHIBIT “D”

[FORM OF]

BILL OF SALE, ASSIGNMENT, AND ASSUMPTION

(Landmark at Eastview, Mt. Pleasant and Greenburgh, New York)

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, the undersigned, [BMR‑LANDMARK AT EASTVIEW LLC/BMR-LANDMARK AT EASTVIEW IV LLC], a Delaware limited liability company (“Seller”), hereby sells, transfers, assigns, and conveys to [REGENERON PHARMACEUTICALS, INC., a New York corporation] (“Buyer”), with respect to the “Properties” (as hereinafter defined), the following:
1.Personal Property. All right, title, and interest of Sellers in and to the “Personal Property” (as hereinafter defined).
2.    Leases. All right, title, and interest of Sellers in and to the “Leases” (as hereinafter defined).
3.    Contracts. All right, title, and interest of Sellers in and to the “Contracts” (as hereinafter defined).
4.    Other Intangible Property. All right, title, and interest of Sellers, to the extent assignable, in and to any other “Intangible Property” (as hereinafter defined).
This Bill Of Sale, Assignment, and Assumption is given pursuant to that certain agreement (the “Purchase Agreement”) dated as of ________ ___, 2016, among Seller, [__________], and [**Buyer**] [**_____________________, a _____________________ (as predecessor-in-interest to Buyer)**], providing for, among other matters, the sale of the Properties. The covenants, agreements, and limitations (including, but not limited to, the limitations and disclaimers provided in Sections 7.3, 7.4, 8, and 10.2 of the Purchase Agreement) provided in the Purchase Agreement with respect to the property conveyed hereunder are hereby incorporated herein by this reference as if herein set out in full. Buyer hereby accepts the foregoing assignment and agrees to assume and discharge, in accordance with the terms thereof, (1) all of the obligations of Seller under the Leases and Contracts (to the extent assumed by Buyer at Closing under the Purchase Agreement), to the extent the same arise on or after the date hereof; (2) the obligation to pay all unpaid payments that are credited to Buyer under the proration provisions of the Purchase Agreement; and (3) the Leasing Costs relating to the Properties that are Buyer’s responsibility under the Purchase Agreement. This Bill Of Sale, Assignment, and Assumption shall inure to the benefit of and shall be binding upon Seller and Buyer, and their respective successors and assigns. Such property is conveyed “as is” without warranty or representation. As used herein, the “Closing Date”, “Intangible Property”, “Leases”, “Leasing Costs”, “Personal Property”, “Properties” and “Contracts” shall have the respective meanings set forth for the same in the Purchase Agreement.

[Signatures Appear on Following Page]

This Bill Of Sale, Assignment, and Assumption may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

DATED: As of	, 2017

SELLER
[BMR-LANDMARK AT EASTVIEW LLC/BMR-LANDMARK AT EASTVIEW IV LLC]
a Delaware limited liability company
By:
Name:
Title:

BUYER:
[REGENERON PHARMACEUTICALS, INC.
a New York corporation]
By:
Name:
Title:

EXHIBIT “E”
[FORM OF]
NOTICE TO TENANTS
______________, 201_
VIA CERTIFIED MAIL
RETURN RECEIPT REQUESTED
To:    All Tenants

Re:	Landmark at Eastview, Mt. Pleasant and Greenburgh, New York
Ladies and Gentlemen:
Please be advised that, effective as of the date hereof, [BMR‑Landmark at Eastview LLC], a Delaware limited liability company (“Seller”), sold its interest in the referenced building and assigned its interest in your lease at such building (the “Lease”) to [REGENERON PHARMACEUTICALS, INC., a New York corporation] (“Buyer”). Consequently, Buyer is now your landlord and the security deposit, if any, under the Lease has been transferred to and received by Buyer. Buyer is now responsible to account to you under the Lease and at law for the security deposit transferred by Seller. All future notices and other communication to the landlord under the Lease should be delivered to Buyer at the following address:

With a copy to:

E-1

All future rents and payments to be made by you under the Lease are to be made pursuant to separate rent payment instructions that will be delivered to you under separate cover by Buyer.
Thank you for your cooperation.
Very truly yours,
[BMR‑LANDMARK AT EASTVIEW LLC],
a Delaware limited liability company

By:
Name:
Title:

E-2

EXHIBIT “F”
[FORM OF SELLER TITLE CERTIFICATE]

Title Certificate & Indemnity
dated as of _________, 2017
Landmark at Eastview, Mt. Pleasant and Greenburgh, New York

Certifications:

This Certificate is given with reference to that certain preliminary title report or title commitment dated as of __________, 2016 under Order No. __________ (such report or commitment being referred to herein as the “Commitment”), and issued by ______________________ (through its agent [ ]) (“Title Insurer”). The undersigned (“Owner”) certifies the following to Title Insurer as to the above-referenced premises (the “Premises”) but only as to the period between January 27, 2016, and the date hereof (subject to any exceptions expressly noted below):
Mechanics Liens:
A.
All labor, services or materials rendered or furnished to date in connection with the Premises or with the construction or repair of any building or improvements on the Premises contracted for or requested by Owner have been completed and paid for in full, with the possible exception of routine repairs and/or maintenance which have been or will be duly paid in the ordinary course of business; and
B.
To the actual knowledge of Owner, all other labor, services, or materials that have been rendered or furnished in connection with the Premises or with the construction or repair of any building or improvements on the Premises have been completed and paid for in full.
Tenants/Parties in Possession:
Except as shown in the Commitment (with respect to tenancies of record), including matters disclosed in the underlying exceptions of record referenced therein, there are no tenants or other parties who are in possession or have the right to be in possession of said Premises, other than those tenants identified on the lease chart annexed hereto (and any subtenants thereunder), which tenants have rights as tenants only and do not have an option to purchase all or part of the Premises or right of first refusal affecting all or part of the Premises.
Options To Purchase or Rights of First Refusal:
But for the instant transaction, Owner has not entered into any unrecorded sale contracts, deeds, mortgages, or purchase options or purchase-related rights of first refusal affecting the Premises or improvements thereon, which are presently in effect and will survive the transfer of the Premises in connection with the instant transaction, except as set forth in the Commitment.
Covenants & Restrictions:
To the actual knowledge of Owner, (a) Owner has received no written notice of past or present violations of any effective covenants, conditions, or restrictions set forth in the Commitment (the “CC&Rs”) which remain uncured, and (b) any charge or assessment provided for in any of the CC&Rs has been or will be duly paid in the ordinary course.
Bankruptcy:
No proceedings in bankruptcy or receivership have been instituted by or against Owner (or its constituent entities) which are now pending, nor has Owner (or its constituent entities) made any assignment for the benefit of creditors which is in effect as to said Premises.
Exceptions to any of the foregoing: [List any exceptions, including, without limitation and as applicable, specific references to construction or payments that are the responsibility of Buyer, such as approved capital projects completed after the Effective Date and the Uncompleted Capex Contracts] _______________________________

Gap Indemnification:
Between the date hereof and the date of recording of the insured conveyance but in no event later than five (5) business days from the date hereof (hereinafter, the “Gap Period”), Owner has not taken or allowed and will not voluntarily take or allow any action to encumber the Premises in the Gap Period.

Further Assurances:
Owner hereby undertakes and agrees to fully cooperate with Title Insurer in correcting any errors in the execution and acknowledgment of the insured conveyance.

Counterparts:
This document may be executed in counterparts.

Inducement and Indemnification:
Owner provides this document to induce Title Insurer to insure title to said Premises well knowing that it will do so only in complete reliance upon the matters asserted hereinabove and further, will indemnify and hold Title Insurer harmless against any loss or damage sustained as a result of any inaccuracy in the matters asserted hereinabove.

Knowledge/Survival:
Any statement “to the actual knowledge of Owner” (or similar phrase) shall mean that the “Designated Representative” (as hereinafter defined) of Owner has no knowledge that such statement is untrue (and, for this purpose, Owner’s knowledge shall mean the present actual knowledge (excluding constructive or imputed knowledge) of the Designated Representative), but such Designated Representative shall not have any liability in connection herewith. Notwithstanding anything to the contrary herein, (1) any cause of action for a breach of this document shall survive until six (6) months after the date hereof, at which time the provisions hereof (and any cause of action resulting from any breach not then in litigation in the jurisdiction where the Premises are situated) shall terminate; and (2) to the extent Title Insurer shall have knowledge as of the date hereof that any of the statements contained herein is false or inaccurate, then Owner shall have no liability with respect to the same. The “Designated Representative” for Owner is Denis Sullivan. The Designated Representative of Owner is an individual affiliated with, or employed by, Owner or its affiliates who has been directly involved in the asset management or property management of the Premises and is in a position to confirm the truth and accuracy of Owner’s knowledge certifications hereunder concerning the Premises.

See annexed Title Certificate & Indemnity signature pages

Signature Page to Title Certificate & Indemnity

Owner:

[BMR-LANDMARK AT EASTVIEW LLC],
a Delaware limited liability company

By:
Name:
Title:

Lease Chart for Title Certificate & Indemnity
See annexed

EXHIBIT “G”
[FORM OF]
SELLER CLOSING CERTIFICATE
THIS SELLER CLOSING CERTIFICATE (this “Closing Certificate”) is made as of the ____ day of [_______________], 2017, by [BMR‑Landmark at Eastview LLC], a Delaware limited liability company (“Seller”), to [REGENERON PHARMACEUTICALS, INC., a New York corporation] (“Buyer”).
RECITALS:
A. Pursuant to that certain Purchase Agreement dated as of ______________, 2016, by and between Seller, [__________] and Buyer or its respective predecessor-in-interest (together with all amendments and addenda thereto, the “Agreement”), Sellers have agreed to sell to Buyer that certain property located in Mt. Pleasant and Greenburgh, New York.
B. The Agreement requires the delivery of this Closing Certificate.
NOW THEREFORE, pursuant to the Agreement, Seller does hereby represent and warrant to Buyer that:
1. Except as specifically set forth below, each and all of the representations and warranties of Seller contained in Section 7.1 of the Agreement are correct, in all material respects, as of the date hereof as if made on and as of the date hereof.
Exceptions: See Exhibit ”A” attached and made a part hereof.
2. This Certificate is subject to the terms and conditions of the Agreement (including, without limitation, all limitations set forth in Sections 7.3, 7.4, 8, and 10.2).
[Signatures Appear on Following Page]

IN WITNESS WHEREOF, the undersigned has executed this Closing Certificate as of the day and year first above written.

SELLERS:

[BMR-LANDMARK AT EASTVIEW LLC],
a Delaware limited liability company

By:
Name:
Its:

EXHIBIT “A”
EXCEPTIONS TO SELLERS’ REPRESENTATIONS AND WARRANTIES
[Add exceptions at Closing, including substitution of updated Exhibits and Schedules, as needed.]

EXHIBIT “H”
[FORM OF]

BUYER CLOSING CERTIFICATE
THIS BUYER CLOSING CERTIFICATE (this “Closing Certificate”) is made as of the ____ day of [______________], 2017 by [REGENERON PHARMACEUTICALS, INC., a New York corporation] (“Buyer”), to BMR‑Landmark at Eastview LLC, a Delaware limited liability company and BMR‑Landmark at Eastview IV LLC, a Delaware limited liability company (collectively, “Sellers”).
RECITALS:
A.    Pursuant to that certain Purchase Agreement dated as of [____________], 2016, among Sellers and Buyer or its predecessor-in-interest (together with all amendments and addenda thereto, the “Agreement”), Buyer has agreed to purchase from Sellers that certain property located in Mt. Pleasant and Greenburgh, New York.
B.    The Agreement requires the delivery of this Closing Certificate.
NOW THEREFORE, pursuant to the Agreement, Buyer does hereby represent and warrant to Sellers that:
1. Except as specifically set forth below, each and all of the representations and warranties of Buyer contained in Section 7.2 of the Agreement are correct, in all material respects, as of the date hereof as if made on and as of the date hereof.
Exceptions: See Exhibit “A” attached and made a part hereof.
2. This Certificate is subject to the terms and conditions of the Agreement (including, without limitation, all applicable limitations set forth in Sections 7.3, 7.4, and 10.2).
[Signature Appears on Following Page]

IN WITNESS WHEREOF, the undersigned has executed this Closing Certificate as of the day and year first above written.

BUYER:

By:
Name:
Title:

EXHIBIT “A”
EXCEPTIONS TO BUYER’S REPRESENTATIONS AND WARRANTIES
[Add exceptions at Closing, if any]

EXHIBIT “I”
[FORM OF]
FIRPTA CERTIFICATE

Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform Regeneron Pharmaceuticals, Inc., a New York corporation ("Transferee") that withholding of tax is not required upon the disposition of a U.S. real property interest by BioMed Realty, L.P., a Maryland limited partnership (“Transferor”), which is the tax owner by reason of its ownership of BMR-Landmark at Eastview LLC and BMR-Landmark at Eastview IV LLC, the undersigned hereby certifies the following on behalf of Transferor:
(a) Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations);
(b) Transferor is not a disregarded entity as defined in Treasury Regulations Section 1.1445-2(b)(2)(iii).
(c) Transferor’s U.S. employer identification number is 20-1320636.
(d) Transferor’s office address is 17190 Bernardo Center Drive, San Diego, CA 92128.
Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

[Signature Page Follows]

I-1

Under penalty of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have the authority to sign this document on behalf of Transferor.
[ ], 2017
BIOMED REALTY, L.P.

By:
Name:
Title:

I-2

EXHIBIT “J-1”
[FORM OF]
TENANT ESTOPPEL CERTIFICATE

Re:	Landmark at Eastview
Ladies and Gentlemen:
The undersigned (“Tenant”) certifies with respect to the lease (the “Lease”) more particularly described in the attached Schedule A which is hereby incorporated (the “Schedule”) that:
1.    Tenant is the tenant under the Lease;
2.    The summary of the terms of the Lease contained in the Schedule is true and correct;
3.    Tenant has accepted possession of the premises (the “Premises”) under the Lease;
4.    There are no rent abatements or free rent periods now or in the future other than as may be set forth on the Schedule;
5.    The Lease is in full force and effect and, except as may be indicated on the Schedule, has not been assigned, modified, supplemented or amended in any way and Tenant has no notice of any assignment, pledge or hypothecation by the landlord (“Landlord”) under the Lease or of the rentals thereunder;
6.    The Lease represents the entire agreement between Tenant and Landlord with respect to the Premises;
7.    All construction and other obligations of a material nature to be performed by Landlord have been satisfied, except as may be indicated on the Schedule;
8.    Any payments by Landlord to Tenant for tenant improvements which are required under the Lease have been made, except as may be indicated on the Schedule;
9.    On this date, there are no existing defenses or offsets which Tenant has against the enforcement of the Lease by Landlord and no event exists which with the giving of notice, the passage of time or both would constitute a default by Tenant, or to the best of Tenant’s knowledge, a default by Landlord, under the Lease;
10.    Tenant is not entitled to any offsets, abatements, deductions or otherwise against the rent payable under the Lease from and after the date hereof, except as may be indicated on the Schedule;

J1-1

11.    No rental (including expense reimbursements), other than for the current month, has been paid in advance, except as may be indicated on the Schedule;
12.    Except as set forth in the Lease, Tenant has no purchase, extension, expansion, rights of first offer, rights of first refusal, exclusives, right to lease other premises, or rights to have Landlord perform Tenant’s obligations under leases of other premises; and
13.    Tenant has no right to terminate the Lease except as set forth in the Lease.
The truth and accuracy of the certifications contained herein may be relied upon by (i) Landlord, (ii) any buyer of the Property and its successors or assigns (“Buyer”), (iii) each lender (“Lender”) of Landlord or Buyer (or any of their respective direct or indirect owners), and its successors, participants, assigns and transferees, (iv) any rating agency or trustee involved in a securitization of one or more loans made by a Lender, and (v) any servicer of any such loan (collectively, the “Reliance Parties”), and said certifications shall be binding upon Tenant and its successors and assigns, and inure to the benefit of the Reliance Parties.

Very truly yours,

[«Operating_As»]

By:
Name:
Title:

Date:	, 2016

J1-2

SCHEDULE A
Summary of Lease Terms
(1)    Name of Tenant: «Operating_As»
(2)    Lease Date: «Lease_Date»
(3)    Amendment Dates, Separate Agreements, if any:

«Lease__License_Agreement»	«Lease_Date»
«Document_1»	«Document_1_Date»
«Document_2»	«Document_2_Date»
«Document_3»	«Document_3_Date»
«Document_4»	«Document_4_Date»

(4)    Square Footage: «Square_Feet»
(5)    Lease Commencement Date: «Commence_Date»;
    Current Lease Expiration: «Expiration_Date»

(6) Current Monthly Base Rent:	$«Base_Monthly Rent»;	paid through: __________
Current Monthly Expense Reimbursement:	$«Total_Exp»;	paid through: __________
Other Current Monthly Rent Not Otherwise Identified Above:	$«Other»;	paid through: __________
Current Total Monthly Rent:	$«Total_Rent»
Tenant has the following abatement(s) remaining: «Free_Rent»
(7) Security Deposit: $«Security_Deposit» Form: [Cash or Letter of Credit]
(8)    Percentage Rent:
(9)    Assignees/Subtenants: «Subtenant»
(10)    Lease Guarantor(s): «Guarantor»
(11)     Tenant Improvement Allowance Balance

J1-3

EXHIBIT “J-2”
[FORM OF]
CONTRACTOR ESTOPPEL CERTIFICATE

FORM OF CONTRACTOR ESTOPPEL
CONTRACT ESTOPPEL CERTIFICATE

Re:	Landmark at Eastview
Ladies and Gentlemen:
The undersigned (“Contractor”) certifies with respect to the contract (the “Contract”) more particularly described in the attached Schedule A which is hereby incorporated (the “Schedule”) that:
1. The summary of the terms of the Contract contained in Schedule A is true and correct.
The truth and accuracy of the certifications contained herein may be relied upon by (i) Owner, (ii) any buyer of the Property and its successors or assigns (“Buyer”), (iii) each lender (“Lender”) of Owner or Buyer (or any of their respective direct or indirect owners), and its successors, participants, assigns and transferees, (iv) any rating agency or trustee involved in a securitization of one or more loans made by a Lender, and (v) any servicer of any such loan (collectively, the “Reliance Parties”), and said certifications shall be binding upon Contractor and its successors and assigns, and inure to the benefit of the Reliance Parties.

Very truly yours,

[____________]

By:
Name:
Title:

Date:	, 2016

K-1

SCHEDULE A

Summary of Contract Terms
(1)	Name of Contractor
(2)	Contract Date
(3)	Amendment Dates, Executed Change Orders, if any:
(5)	Contract Commencement Date:
Current Contract Expiration:
(6)	Amount Paid Under Contract:
(7)	Amount Owed Under Contract:
(8)	Retainage Amounts:
(9)	Remaining Work To Be Completed:

J1-2